Filed pursuant to Rule 424(b)(3)
Registration No. 333-291049

Regan Capital Alternative Income Fund
Prospectus

Investor Class – RIIAX
Institutional Class – RIIFX
September 11, 2026
The Fund. The Regan Capital Alternative Income Fund (the “Fund”) is a newly organized, diversified, closed-end management investment company that will continuously offer its common shares of beneficial interest, with no par value per share (the “Shares”), and operate as an “interval fund.”
Investment Objective. The Fund’s investment objective is to seek to provide a high level of risk-adjusted current income and capital appreciation. There can be no assurance that the Fund will achieve its investment objective.
Principal Investment Strategy. Under normal circumstances, the Fund invests at least 80% of its net assets (including borrowings for investment purposes) in debt obligations. The debt obligations in which the Fund primarily invests include mortgage-backed securities (“MBS”). MBS includes residential MBS (“RMBS”), which are securities issued, secured, or collateralized by government sponsored entities (“agency MBS”) or private entities (“non-agency MBS”) and backed by residential mortgages. The Fund primarily invests in RMBS that are non-agency MBS. Non-agency MBS are issued by non-governmental issuers such as commercial banks, savings and loan institutions, mortgage bankers, and private mortgage insurance companies. The weighted average life of the Fund’s MBS investments will generally range from between 0 and 10 years. Weighted average life is a measure of the average amount of time that unpaid principal on a loan, mortgage, or bond remains outstanding.
The Fund may also invest up to 30% of its net assets in private alternative credit and specialty finance investments that are collateralized by real estate assets, hard assets, receivables or contractual obligations. The Fund’s private alternative credit and specialty finance investments may include non-U.S. financial instruments (“non-U.S. Instruments”). The Fund will gain exposure to these investments through a combination of originating direct deals with the borrower or gaining exposure to an asset class through a limited partnership interest in a private fund, commingled vehicle or special purpose entity. Such private funds will generally focus on investing in debt obligations of the type in which the Fund may invest directly. Specialty finance investments can take a variety of forms, structures and terms. In general, the debt financing is typically arranged in the form of a senior secured credit facility and provided on the basis of pre-defined parameters and limitations on the types of loans or investments it can be used to fund. The facility is typically secured by the borrower’s underlying assets, which are typically diversified pools of assets. Terms of a facility will vary but are typically commitments of a few years in duration or less. Specialty finance investments are expected to provide collateral diversification and potentially introduce less correlated exposure to the Fund.
The Fund may also invest in other debt obligations, including loan participation notes, commercial mortgage-backed securities (“CMBS”), real estate loans or pools of such loans, asset-backed securities (“ABS”), and collateralized loan obligations (“CLOs”), or other instruments secured by financial, physical, and/or intangible assets (e.g., receivables, including consumer loans, or pools of receivables). The Fund may invest in any assets or instruments underlying the foregoing structured or secured obligations. The Fund also may invest a portion of its assets in unsecured loans and subordinated or mezzanine obligations, including second and lower lien loans and the mezzanine and equity (or “first loss”) tranches of CLO issues.
The Fund may also invest indirectly in any of the foregoing instruments through investing in other funds, including exchange traded funds (“ETFs”), real estate investment trusts (“REITs”) and funds that are excluded from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), solely by reason of Section 3(c)(1) or Section 3(c)(7) of the 1940 Act (i.e., “private funds”). The Investment Manager evaluates private funds based on the fund’s investment strategy and asset class exposure, the depth of resources of management, prior investment performance, and expenses using information contained in the fund’s private placement memoranda or other offering materials, as well as marketing materials. To the extent the Fund invests a portion of its assets in private funds, the Fund will be exposed to additional risks, including additional fees and expenses and volatility of investment returns.
The Fund seeks to invest its assets in investment grade securities, but may invest without limit in fixed-income securities that are rated below investment grade (i.e., “high yield” or “junk” ratings). Because the Fund may invest in below investment grade securities without limit, the Fund’s investments should be considered speculative.
Typically, the duration of the Fund’s portfolio is expected to be less than 5 years. Duration is a measure of the sensitivity of a fixed-income security to a change in interest rate. For every 1% change in interest rates, a bond’s price will change by 1% for every year of duration.
To the extent the Fund holds positions that are sensitive to interest rate volatility, the Fund may engage in hedging techniques to manage its exposure to interest rate risk such as by investing in exchange-traded and over-the- counter derivatives, including futures, options and swaps, such as interest rate swaps, credit default swaps, total return swaps, swaptions, and to-be-announced (“TBA”) securities. When buying or selling credit default swaps, the Fund will maintain appropriate asset coverage up to the full notional value of the credit default swap.
In selecting portfolio securities, Regan Capital, LLC (“Regan” or the “Investment Manager”) undertakes a bottom-up analysis on collateral characteristics and capital structure to find both deep value investments and trading opportunities. The Investment Manager’s bottom-up analysis focuses on individual security selection. In seeking deep value investments, the Investment Manager seeks securities whose market price is significantly lower than the Investment Manager’s estimate of the security’s true value. The Investment Manager overlays this analysis with a top-down macro qualitative analysis, which contains but is not limited to key factors, such as economic outlook, interest rates and real estate fundamentals. The Investment Manager regularly analyzes portfolio positions and actively sells investments that it believes are not optimal for the portfolio. The Investment Manager seeks to achieve a risk-adjusted return by continuously evaluating Fund assets against current risk-free rates of return of available bonds in the market, typically Treasuries and other government-backed securities. A risk-adjusted return measures an investment’s profit after taking into account the degree of risk that was taken to achieve it. For example, if two or more investments have the same return over a given time period, the one that has the lowest risk will have a better risk-adjusted return. The risk is measured in comparison to that of a virtually risk-free investment such as Treasuries.
Investment Manager. The Fund’s investment manager is Regan Capital, LLC, a Delaware limited liability company. As of March 31, 2026, Regan had approximately $3.9 billion in assets under management.
The Offering. The Fund will continuously offer Investor Class Shares and Institutional Class Shares. Shares will be sold at a public offering price equal to their net asset value (“NAV”) per share, plus any applicable sales charge. The Fund is offering on a continuous basis an unlimited number of common shares of beneficial interest. See “Purchasing Shares.” The Fund has received an exemptive order from the Securities and Exchange Commission (the “SEC”) that permits the Fund to offer multiple classes of its Shares and impose distribution and shareholder servicing fees. Under the order, the Fund is authorized to issue two separate classes of shares of beneficial interest designated as Investor Class Shares and Institutional Class Shares, and the Fund may offer additional classes of Shares in the future.

	Offering Price(1)	Maximum Sales Charge	Proceeds to Fund(2)
Investor Class Shares	Current Net Asset Value, plus Sales Charge	3.00%	Current Net Asset Value Minus Sales Charge
Institutional Class Shares	Current Net Asset Value	None	Current Net Asset Value
Total	Unlimited	3.00%	Unlimited
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(1)Investor Class Shares are sold subject to a sales charge of up to 3.00% of the investment. Institutional Class Shares are sold at current net asset value. The Fund is offering on a continuous basis an unlimited number of common shares of beneficial interest.
(2)The Fund’s organizational costs of approximately $29,101 will be borne by the Fund but are subject to the expense waiver/reimbursement provided by the investment manager. The Fund’s offering expenses of approximately $127,326 will be borne by the Fund and are amortized over a twelve-month period.
Interval Fund. The Fund operates as an interval fund. The Fund’s Board of Trustees (the “Board”) has adopted a fundamental investment policy, which may only be changed by a majority vote of shareholders, to make quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV. The Fund currently intends to offer to repurchase up to 5% of the Fund’s outstanding Shares quarterly. It is possible that a repurchase offer may be oversubscribed, with the result that shareholders may only be able to have a pro rata portion of their shares repurchased. Accordingly, although the Fund will make quarterly repurchase offers, investors should consider the Fund’s shares to be of limited liquidity. Shareholders will be notified of each quarterly repurchase offer and the date the repurchase offer ends (“Repurchase Request Deadline”). The time between the notification to shareholders and the Repurchase Request Deadline is generally 30 days, but may vary from no more than 42 days to no less than 21 days. The Fund expects that its first repurchase offer will occur no later than six months after the initial effective date of this registration statement. The Fund may charge an early repurchase fee equal to up to 2% of the net asset value of Shares that are repurchased to the extent that the repurchased Shares were held by the shareholder for less than one year on a first-in, first-out basis. See “Risks of the Fund—Repurchase Offer Risk” and “Periodic Repurchase Offers.”
Investment Risks. Investors should carefully consider the Fund’s risks and investment objective, as an investment in the Fund may not be appropriate for all investors and is not designed to be a complete investment program. An investment in the Fund should be considered speculative and involving a high degree of risk. It is possible that investing in the Fund may result in a loss of some or all of the amount invested. Before making an investment/allocation decision, investors should (i) consider the suitability of this investment with respect to an investor’s investment objectives and personal financial situations and (ii) consider factors such as an investor’s net worth, income, age, risk tolerance, and liquidity needs. Investment should be avoided where an investor has a short-term investing horizon and/or cannot bear the loss of some or all of their investment.
Before buying any of the Shares, you should read the discussion of the principal risks of investing in the Fund in “Principal Risks of the Fund” beginning on page 16 of this Prospectus. No assurance can be given that the Fund’s investment objective will be achieved, and you could lose all your investment in the Fund.
•An investment in the Fund is not suitable for investors who need certainty about their ability to access all of the money they invest in the short term.
•The Fund’s Shares are not listed for trading on any national securities exchange. The Fund’s Shares have no trading market, and no market is expected to develop.
•There is no guarantee that you will be able to sell your Shares at any given time or in the quantity that you desire. You should consider Shares to be illiquid.
•There is no assurance that the Fund will be able to make any distributions to its shareholders and, if it makes distributions, that they will not decline or that any distributions will be at any particular level or correspond to any particular yield.
•The Fund’s distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment. Any capital returned to shareholders through distributions will be distributed after payment of fees and expenses. Although the Fund’s distributions may constitute a return of capital, return of capital does not constitute income.
•The ultimate tax characterization of the Fund’s distributions in a calendar year may not finally be determined until after the end of that calendar year. The Fund may make distributions during a
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calendar year that exceed the Fund’s net investment income and net realized capital gains for that year. In such a situation, the amount by which the Fund’s total distributions exceed net investment income and net realized capital gains would generally be treated as a tax-free return of capital up to the amount of the shareholder’s tax basis in such shareholder’s Shares, with any amounts exceeding such basis treated as gain from the sale of his or her Shares. Because a return of capital distribution will reduce the tax basis of a shareholder’s Shares, a return of capital distribution may result in a higher capital gain or lower capital loss when those Shares on which the distribution was paid on are sold.
•An investor investing in Investor Class shares will pay a sales load of up to 3.00% and offering expenses of up to 0.10% on the amounts it invests. If you pay the maximum aggregate 3.00% for sales load and offering expenses, you must experience a total return on your net investment of 3.20% in order to recover those expenses.
Neither the U.S. Securities and Exchange Commission nor the U.S. Commodity Futures Trading Commission has approved or disapproved of these securities or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Investment Manager. The Fund’s investment manager is Regan Capital, LLC, a Delaware limited liability company. As of March 31, 2026, Regan had approximately $3.9 billion in assets under management.
Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.
Please read this Prospectus carefully before deciding whether to invest and retain it for future reference. It sets forth concisely the information about the Fund that a prospective investor ought to know before investing in the Fund. Additional information about the Fund, including a Statement of Additional Information dated September 11, 2026, (the “Statement of Additional Information”) has been filed with the Securities and Exchange Commission (“SEC”). The Statement of Additional Information is incorporated by reference into this Prospectus, which means it is part of this Prospectus for legal purposes. The Fund also will produce both annual and semi-annual reports that will contain important information about the Fund. Copies of the Statement of Additional Information and the Fund’s annual and semi-annual reports, when available, may be obtained upon request, without charge, by calling 1-855-965-5818, by writing to the Fund at Regan Capital Alternative Income Fund, c/o U.S. Bank Global Fund Services P.O. Box 219252 Kansas City, Missouri 64121-9252 or by visiting the Fund’s website at www.regancapital.com/interval-fund. You may also call this toll-free telephone number to request other information about the Fund or to make shareholder inquiries. Information on, or accessible through, the Fund’s website is not a part of, and is not incorporated into, this Prospectus. You may also access reports and other information about the Fund on the EDGAR Database on the SEC’s Internet site at www.sec.gov. You may get copies of this information, with payment of a duplication fee, by electronic request at the following E-mail address: publicinfo@sec.gov.
The Fund has not authorized anyone to provide you with information other than that contained or incorporated by reference in this Prospectus. The Fund does not take any responsibility for and does not provide any assurances as to the reliability of, any other information that others may give you. The Fund is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus. The Fund’s business, financial condition, results of operations and prospects may have changed since that date.
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PROSPECTUS SUMMARY
This is only a summary. This summary may not contain all information that you should consider before investing in Regan Capital Alternative Income Fund’s (the “Fund”) shares of beneficial interest, with no par value per share (the “Shares”). You should review the more detailed information contained in this Prospectus and in the Statement of Additional Information. You should carefully read the risks of investing in the Fund’s Shares, as discussed under “Principal Risks of the Fund.”
The Fund
The Fund is a newly organized, diversified, closed-end management investment company that will continuously offer its common shares. The Fund operates as an “interval fund” (as defined below).
Securities Offered
The Fund will continuously offer Investor Class and Institutional Class Shares. The Fund has received an exemptive order from the SEC that permits the Fund to offer multiple classes of its Shares and impose distribution and shareholder servicing fees. Under the order, the Fund is authorized to issue two separate classes of shares of beneficial interest designated as Investor Class Shares and Institutional Class Shares, and the Fund may offer additional classes of Shares in the future. Each class of Shares is subject to different fees and expenses.
Investor Class Shares will be initially offered at $25 per share, and thereafter will be offered on a continuous basis at net asset value (“NAV”) per share, plus applicable sales charges. For Investor Class Shares, the minimum initial investment is $2,500 per account and the minimum subsequent investment is $500.
Institutional Class Shares will be initially offered at $25 per share, plus applicable sales charges, and thereafter will be offered on a continuous basis at net asset value (“NAV”) per share. For Institutional Class Shares, the minimum initial investment is $50,000 per account and the minimum subsequent investment is $500.
The minimum investment amounts may be modified or waived by the Fund or the Investment Manager. See “The Distributor and the Distribution and Shareholder Service Plan” for additional information.
Periodic Repurchase Offers
The Fund is an “interval fund,” a type of fund that, in order to provide liquidity to shareholders, has adopted a fundamental investment policy to make quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV. Subject to applicable law and approval of the Fund’s Board of Trustees (the “Board” or “Board of Trustees”), for each quarterly repurchase offer, the Fund currently expects to offer to repurchase up to 5% of the Fund’s outstanding Shares at NAV. Written notification of each quarterly repurchase offer (the “Repurchase Offer Notice”) will be sent to shareholders at least 21 calendar days and not more than 42 days before the repurchase request deadline (i.e., the date by which shareholders can tender their Shares in response to a repurchase offer) (the “Repurchase Request Deadline”). Subject to Board approval, Repurchase Request Deadlines are expected to occur each January, April, July, and October, and Repurchase Offer Notices are expected to be sent to shareholders each December, March, June, and September preceding each such Repurchase Request Deadline. The Fund expects that its first repurchase offer will occur no later than six months after the initial effective date of this registration statement.
Shares are not listed on any securities exchange, and the Fund does not anticipate that a secondary market will develop for its Shares. Accordingly, you may not be able to sell Shares when and/or in the amount that you desire. Investors should consider Shares of the Fund to be an illiquid investment. Thus, the Shares are appropriate only as a long-term investment. In addition, the Fund’s repurchase offers may subject the Fund and shareholders to special risks. See “Principal Risks of the Fund—Repurchase Offer Risk” and “Periodic Repurchase Offers.”
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INVESTMENT OBJECTIVE AND STRATEGIES
Investment Objective
The Fund’s investment objective is to seek to provide a high level of risk-adjusted current income and capital appreciation. There can be no assurance that the Fund will achieve its investment objective.
Portfolio Management Strategies
Under normal circumstances, the Fund invests at least 80% of its net assets (including borrowings for investment purposes) in debt obligations. The debt obligations in which the Fund primarily invests include mortgage-backed securities (“MBS”). MBS includes residential MBS (“RMBS”), which are securities issued, secured, or collateralized by government sponsored entities (“agency MBS”) or private entities (“non-agency MBS”) and backed by residential mortgages. The Fund primarily invests in RMBS that are non-agency MBS. Non-agency MBS are issued by non-governmental issuers such as commercial banks, savings and loan institutions, mortgage bankers, and private mortgage insurance companies. The weighted average life of the Fund’s MBS investments will generally range from between 0 and 10 years. Weighted average life is a measure of the average amount of time that unpaid principal on a loan, mortgage, or bond remains outstanding.
The Fund may also invest up to 30% of its net assets in private alternative credit and specialty finance investments that are collateralized by real estate assets, hard assets, receivables or contractual obligations. The Fund’s private alternative credit and specialty finance investments may include non-U.S. Instruments. The Fund will gain exposure to these investments through a combination of originating direct deals with the borrower or gaining exposure to an asset class through a limited partnership interest in a private fund, commingled vehicle or special purpose entity. Such private funds will generally focus on investing in debt obligations of the type in which the Fund may invest directly. Specialty finance investments can take a variety of forms, structures and terms. In general, the debt financing is typically arranged in the form of a senior secured credit facility and provided on the basis of pre-defined parameters and limitations on the types of loans or investments it can be used to fund. The facility is typically secured by the borrower’s underlying assets, which are typically diversified pools of assets. Terms of a facility will vary but are typically commitments of a few years in duration or less. Specialty finance investments are expected to provide collateral diversification and potentially introduce less correlated exposure to the Fund.
The Fund may also invest in other debt obligations, including loan participation notes, commercial mortgage-backed securities (“CMBS”), real estate loans or pools of such loans, asset-backed securities (“ABS”), and collateralized loan obligations (“CLOs”), or other instruments secured by financial, physical, and/or intangible assets (e.g., receivables, including consumer loans, or pools of receivables). The Fund may invest in any assets or instruments underlying the foregoing structured or secured obligations. The Fund also may invest a portion of its assets in unsecured loans and subordinated or mezzanine obligations, including second and lower lien loans and the mezzanine and equity (or “first loss”) tranches of CLO issues.
The Fund may also invest indirectly in any of the foregoing instruments through investing in other funds, including exchange traded funds (“ETFs”), real estate investment trusts (“REITs”) and funds that are excluded from the definition of “investment company” under the 1940 Act solely by reason of Section 3(c)(1) or Section 3(c)(7) of the 1940 Act (i.e., “private funds”). The Investment Manager evaluates private funds based on the fund’s investment strategy and asset class exposure, the depth of resources of management, prior investment performance, and expenses using information contained in the fund’s private placement memoranda or other offering materials, as well as marketing materials. To the extent the Fund invests a portion of its assets in private funds, the Fund will be exposed to additional risks, including additional fees and expenses and volatility of investment returns.
The Fund seeks to invest its assets in investment grade securities, but may invest without limit in fixed-income securities that are rated below investment grade (i.e., “high yield” or “junk” ratings). Because the Fund may invest in below investment grade securities without limit, the Fund’s investments should be considered speculative.
Typically, the duration of the Fund’s portfolio is expected to be less than 5 years. Duration is a measure of the sensitivity of a fixed-income security to a change in interest rate. For every 1% change in interest rates, a bond’s price will change by 1% for every year of duration.
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To the extent the Fund holds positions that are sensitive to interest rate volatility, the Fund may engage in hedging techniques to manage its exposure to interest rate risk such as by investing in exchange-traded and over-the-counter derivatives, including futures, options and swaps, such as interest rate swaps, credit default swaps, total return swaps, swaptions, and to-be-announced (“TBA”) securities. When buying or selling credit default swaps, the Fund will maintain appropriate asset coverage up to the full notional value of the credit default swap.
In selecting portfolio securities, the Investment Manager undertakes a bottom-up analysis on collateral characteristics and capital structure to find both deep value investments and trading opportunities. The Investment Manager’s bottom-up analysis focuses on individual security selection. In seeking deep value investments, the Investment Manager seeks securities whose market price is significantly lower than the Investment Manager’s estimate of the security’s true value. The Investment Manager overlays this analysis with a top-down macro qualitative analysis, which contains but is not limited to key factors, such as economic outlook, interest rates and real estate fundamentals. The Investment Manager regularly analyzes portfolio positions and actively sells investments that it believes are not optimal for the portfolio. The Investment Manager seeks to achieve a risk-adjusted return by continuously evaluating Fund assets against current risk-free rates of return of available bonds in the market, typically Treasuries and other government-backed securities. A risk-adjusted return measures an investment’s profit after taking into account the degree of risk that was taken to achieve it. For example, if two or more investments have the same return over a given time period, the one that has the lowest risk will have a better risk-adjusted return. The risk is measured in comparison to that of a virtually risk-free investment such as Treasuries.
Investment Manager
Regan, a Delaware limited liability company, serves as investment manager to the Fund. Subject to the oversight of the Board, Regan is responsible for managing the investment activities of the Fund. Chris Hall and Skyler Weinand, CFA are responsible for the day-to-day management of the Fund.
Regan, located at 300 Crescent Court, Suite 1760, Dallas, Texas 75201, is an SEC-registered investment advisory firm formed in 2011. In addition to the Fund, Regan currently provides investment advisory services to mutual funds, privately offered pooled investment funds and separately managed accounts. Regan is owned and controlled by Skyler Weinand, CFA, managing partner, who holds greater than 25% interest in the units of Regan and is therefore a control person of Regan.
As of March 31, 2026, Regan had approximately $3.9 billion in assets under management.
Distributions and Dividend Reinvestment Plan
The Fund intends to distribute substantially all of its net investment income to shareholders in the form of dividends. The Fund intends to declare and distribute income dividends to shareholders of record on a monthly basis. At least annually, the Fund also intends to distribute to you your pro rata share of any available net capital gain and taxable ordinary income, if any. Net short-term capital gains may be paid more frequently.
Although it does not currently intend to do so, the Board may change the Fund’s dividend policy and the amount or timing of Fund distributions, based on several factors. Unless shareholders specify otherwise, dividends will be reinvested in Shares of the Fund in accordance with the Fund’s dividend reinvestment plan (the “Dividend Reinvestment Plan”). The Fund may pay distributions from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as from offering proceeds and/or borrowings. See “Distributions” and “Dividend Reinvestment Plan.”
Distributor, Custodian and Transfer Agent
Quasar Distributors, LLC serves as the Fund’s principal underwriter and distributor. U.S. Bank National Association serves as the primary custodian of the Fund’s assets. U.S. Bank Global Fund Services provides fund accounting, administrative and certain compliance services to the Fund. U.S. Bank Global Fund Services also serves as the Fund’s transfer agent and dividend disbursement agent, and as such is responsible for processing investor subscriptions and repurchases. As compensation for its services, U.S. Bank Global Fund Services receives from the Fund a fee for fund administration services based on the Fund’s current average daily net assets.
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Unlisted Closed-End Fund Structure; Limited Liquidity
The Fund’s Shares are not listed for trading on any securities exchange. There is currently no secondary market for its Shares and the Fund does not expect any secondary market to develop for its Shares. Shareholders of the Fund are not able to have their Shares redeemed or otherwise sell their Shares daily because the Fund is an unlisted closed-end fund. To provide liquidity to shareholders, the Fund is structured as an “interval fund” and conducts periodic repurchase offers for a portion of its outstanding Shares. Investors should consider Shares of the Fund to be an illiquid investment. An investment in the Fund is suitable only for long-term investors who can bear the risks associated with the limited liquidity of the Shares. Investors should consider their investment goals, time horizons and risk tolerance before investing in the Fund.
Investor Suitability
An investment in the Fund involves a considerable amount of risk. It is possible that you will lose money. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Shares and should be viewed as a long-term investment. Before making your investment decision, you should (i) consider the suitability of this investment with respect to your investment objectives and personal financial situation and (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs. An investment in the Fund should not be viewed as a complete investment program. Please see “Risk Factors” at page 13 below.
Valuation
For purposes of calculating NAV, portfolio securities and other assets for which market quotations are readily available are valued at market value. A market quotation is readily available only when that quotation is a quoted price (unadjusted) in active markets for identical investments that the Fund can access at the measurement date, provided that a quotation will not be readily available if it is not reliable. Market value is generally determined on the basis of official closing prices or the last reported sales prices.
Investments for which market quotations are not readily available are valued at fair value as determined in good faith pursuant to Rule 2a-5 under the 1940 Act. As a general principle, the fair value of a security or asset is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Board has designated the Investment Manager as the Fund’s valuation designee for purposes of Rule 2a-5 under the 1940 Act (the “Valuation Designee”). As Valuation Designee, the Investment Manager will be responsible for the valuation of the Fund’s portfolio investments for which market quotations are not readily available, as determined in good faith pursuant to the Investment Manager’s and the Fund’s valuation policies and consistently applied valuation processes. The Fund may use the fair value of a security as determined by the Valuation Designee in accordance with procedures approved by the Board if market quotations are unavailable or deemed unreliable or if events occurring after the close of a securities market and before the Fund values its assets would materially affect NAV. A security that is fair valued may be valued at a price higher or lower than actual market quotations or the value determined by other funds using their own fair valuation procedures. Unlike the closing price of a security on an exchange, fair value determinations employ elements of judgment. The Valuation Designee generally will value the Fund’s investment in specialty finance investment structures such as limited partnerships as well as certain direct investments using the NAV of such investments as a “practical expedient” in accordance with ASC 820. Such investments generally are valued based on the latest NAV reported by an underlying manager or the lead or sponsoring private investors. The fair value assigned to a security may not represent the value that the Fund could obtain if it were to sell the security. The Fund determines NAV per share in accordance with the methodology described in the Investment Manager’s and the Fund’s valuation policies and procedures. Valuations of Fund investments are disclosed in reports publicly filed with the SEC. The Fund will calculate the NAV of each class of its shares daily. In addition, the Fund intends to publicly report the NAV per share of each class of the Fund on its website daily. Please refer to “How Fund Shares are Priced” at page 48 for more information on the Fund’s valuation policies.
Taxation
The Fund intends to elect to be treated for U.S. federal income tax purposes, and intends to qualify in each taxable year, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a RIC, the Fund generally will not be subject to corporate-level U.S. federal
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income taxes on its “investment company taxable income” (as such term is defined in the Code, but without regard to the deductions for dividends paid) or net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses), if any, that it distributes in each taxable year (or is deemed to distribute, including amounts that are reinvested pursuant to the Dividend Reinvestment Plan, as described below) to Fund shareholders, provided that certain requirements are satisfied. To qualify for and maintain its treatment as a RIC for U.S. federal income tax purposes, the Fund will be required to meet certain specified source-of-income and asset diversification requirements, and the Fund will be required to distribute in each taxable year to holders of its stock dividends for U.S. federal income tax purposes in an amount at least equal to the sum of 90% of its investment company taxable income and 90% of its net tax-exempt interest income for such taxable year. The Fund intends to distribute to holders of its common stock, at least annually, substantially all of its investment company taxable income, net tax-exempt income, and net capital gains. (See “Tax Matters”).
Fiscal Year
For accounting purposes, the Fund’s fiscal year end is expected to be September 30.
Reports to Shareholders
As soon as practicable after the end of each calendar year, a statement on Form 1099-DIV identifying the sources of the distributions paid by the Fund to its shareholders for tax purposes will be furnished to shareholders subject to Internal Revenue Service (“IRS”) reporting. In addition, the Fund will prepare and transmit to its shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.
ERISA Plans and Other Tax-Exempt Entities
Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts, 401(k) plans and Keogh plans, may purchase Shares. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of the ERISA plans investing in the Fund for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules. Thus, neither the Fund nor the Investment Manager will be a fiduciary within the meaning of ERISA with respect to the assets of any ERISA plan that becomes a shareholder, solely as a result of the ERISA plan’s investment in the Fund.
Co-Investments
The 1940 Act imposes limits on certain privately negotiated co-investments with affiliates of the Fund. The Investment Manager and the Fund have received exemptive relief from the SEC permitting the Fund to invest alongside other funds (including private funds) managed by the Investment Manager or its affiliates in privately negotiated portfolio investments. However, the exemptive relief includes conditions that may limit or restrict the Fund’s ability to participate in a portfolio investment, including, without limitation, in the event that the available capacity with respect to a portfolio investment is less than the aggregate recommended allocations to the Fund and the other funds. In such cases, the Fund may participate in such investment to a lesser extent or, under certain circumstances, may not participate in such investment. The order also requires, among other conditions, that participants acquire the same class of securities at the same time, at the same price, and with the same conversion, financial reporting and registration rights and substantially similar other terms. The order generally requires dispositions to be made proportionately and that fees related to the investment be shares proportionately.
Risk Factors
Investing in the Fund involves risks, including the risk that a shareholder may receive little or no return on their investment or that a shareholder may lose part or all of their investment. Below is a summary of some of the principal risks of investing in the Fund. For a more complete discussion of the risks of investing in the Fund, see “Principal Risks of the Fund.” Shareholders should consider carefully the following principal risks before investing in the Fund:
•Shares will not be listed on any securities exchange;
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•Although the Fund intends to implement a quarterly share repurchase program, there is no guarantee that an investor will be able to sell all of the Shares that the investor desires to sell. The Fund should therefore be considered to offer limited liquidity;
•The Fund is exposed to risks associated with changes in interest rates;
•The Fund’s distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment. Any capital returned to Fund shareholders through distributions will be distributed after payment of fees and expenses, as well as any applicable sales load;
•Below investment grade instruments (i.e., “junk bonds”) have predominantly speculative characteristics and may be particularly susceptible to economic downturns, which could cause losses;
•Certain investments may be exposed to the credit risk of the counterparties with whom the Fund deals;
•CLOs may present risks similar to those of other types of debt obligations and, in fact, such risks may be of greater significance in the case of CLOs depending upon the Fund’s ranking in the capital structure. In certain cases, losses may equal the total amount of the Fund’s principal investment. Investments in structured vehicles, including equity and junior debt securities issued by CLOs, involve risks, including credit risk and market risk;
•The valuation of securities or instruments that lack a central trading place (such as fixed-income securities or instruments) may carry greater risk than those that trade on an exchange;
•The Fund may be materially adversely affected by market, economic and political conditions and natural and man-made disasters, including pandemics, wars and supply chain disruptions, globally and in the jurisdictions and sectors in which the Fund invests;
•Non-U.S. securities may be traded in undeveloped, inefficient and less liquid markets and may experience greater price volatility and changes in value—changes in foreign currency exchange rates may adversely affect the U.S. dollar value of and returns on foreign denominated investments;
•The Fund may borrow money, which magnifies the potential for gain or loss on amounts invested, subjects the Fund to certain covenants with which it must comply and may increase the risk of investing with the Fund;
•To qualify and remain eligible for the special tax treatment accorded to RICs and their shareholders under the Code, the Fund must meet certain source-of-income, asset diversification and annual distribution requirements, and failure to do so could result in the loss of RIC status and being taxed as an ordinary corporation for U.S. federal income tax purposes.
Accordingly, an investment in the Fund should be considered a speculative investment that entails substantial risks, and a prospective investor should invest in the Fund only if they can sustain a complete loss of their investment.
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SUMMARY OF FUND EXPENSES
These tables are intended to assist investors in understanding the various costs and expenses directly or indirectly associated with investing in the Fund. The expenses in the table are based on estimated amounts for the current fiscal year assuming the Fund raises $100 million in proceeds in the first 12 months resulting in estimated average monthly net assets of $100 million.
Shareholder Transaction Fees:

	Investor Class	Institutional Class
Maximum Sales Charge (Load) (as a percentage of subscription amount)(1)	3.00%	None
Annual Fund Operating Expenses (as a percentage of Net Assets Attributable to Shares):

	Investor Class	Institutional Class
Management Fees(2)	1.50%	1.50%
Distribution and Shareholder Servicing Fee(3)	1.00%	None
Other Expenses(4)	0.72%	0.72%
Acquired Fund Fees and Expenses (Underlying Fund Expenses)(5)	0.20%	0.20%
Total Annual Fund Operating Expenses	3.42%	2.42%
Fee Waivers and Expense Reimbursement(6)	0.00%	0.00%
Total Annual Fund Operating Expenses After Fee Waivers and Reimbursements	3.42%	2.42%
(1)    Investor Class Shares are subject to a front-end sales charge. The table assumes a maximum front-end sales charge of 3.00%. While neither the Fund nor the Distributor imposes an initial sales charge on Institutional Class Shares, if you buy Institutional Class Shares through certain financial intermediaries, they may directly charge you transaction or other fees in such amounts as they may determine. Please consult your financial intermediary for additional information.
(2)    Pursuant to an investment management agreement, the Investment Manager receives an annual fee, payable monthly by the Fund, in an amount equal to 1.50% of the Fund’s average daily Managed Assets. “Managed Assets” under the investment management agreement means the total value of all assets of the Fund (including any assets attributable to any leverage that is outstanding), less the amount equal to all accrued debts, liabilities and obligations of the Fund (excluding debts, liabilities and obligations representing financial leverage and the aggregate liquidation preference of any outstanding preferred shares). The Management Fee percentage calculation assumes the use of leverage by the Fund. To derive the annual Management Fee as a percentage of the Fund’s net assets (which are the Fund’s total assets less all of the Fund’s liabilities), the Fund’s Managed Assets were multiplied by the annual Management Fee rate and then divided by the Fund’s net assets.
(3)    The Fund has adopted a distribution and shareholder services plan for Investor Class Shares (the “Distribution and Service Plan”). Under the Distribution and Service Plan, the Fund may charge a Distribution and Shareholder Servicing Fee of up to 1.00%, of which 0.25% of the fee is characterized as a “shareholder servicing fee” and the remaining portion is characterized as a “distribution fee,” on an annualized basis of the aggregate net assets of the Fund attributable to Investor Class Shares as compensation to the Fund’s Distributor or other qualified recipients. Institutional Class Shares are not subject to the Distribution and Shareholder Servicing Fee. See “Distribution and Servicing Plans.”
(4)    “Other Expenses” are based on estimated amounts during the first 12 months of operations, assuming the Fund raises $100 million of average assets during that time. “Other Expenses” includes 0.13% in capitalized expenditures related to organizational and offering costs, which are not expected to be recurring expenses of the Fund.
(5)    “Acquired Fund Fees and Expenses” are based on the expense ratios of the other investment companies in which the Fund may invest, including private funds that would be an investment company under Section 3(a) of the 1940 Act but for the exceptions provided in Sections 3(c)(1) and 3(c)(7) of the 1940 Act. The expense ratios of acquired funds may change substantially over time and, therefore, significantly affect the Acquired Fund Fees and Expenses. Acquired Fund Fees and Expenses are borne indirectly by the Fund, and they will not be reflected in the Fund’s financial statements.
(6)    The Investment Manager has contractually agreed, through January 31, 2030, to waive its management fee or reimburse Fund expenses to the extent that the Fund’s total annual operating expenses (excluding any taxes; fees and interest payments on borrowed funds; fees and expenses, including dividend and interest expenses, associated with the issuance
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of preferred shares; brokerage commissions and transactional costs and expenses; distribution and shareholder servicing fees; all expenses of wholly-owned subsidiaries of the Fund through which the Fund invests; all expenses of special purpose vehicles (“SPVs”) in which the Fund or its subsidiaries invests (including any management fees, performance-based incentive fees and administrative service fees); all fees and expenses of Fund investments (including all acquired fund fees and expenses); fees payable to third parties in connection with the sourcing or identification of portfolio investments; transactional costs associated with consummated and unconsummated transactions, including legal costs and brokerage commissions, associated with the acquisition, disposition and maintenance of the Fund’s investments; dividend expenses on short sales; expenditures which are capitalized in accordance with generally accepted accounting principles (“GAAP”); and extraordinary or non-routine expenses, such as expenses incurred in connection with any merger or reorganization with, or the acquisition of all or substantially all of the assets of, another fund, redomiciling the Fund, litigation expenses) exceed 2.50% of the Fund’s average daily net assets (the “Expense Limitation Agreement”). The Investment Manager may not terminate the Expense Limitation Agreement prior to January 31, 2030 without the approval of the Board of Trustees. After its initial term, the Expense Limitation Agreement will automatically renew for consecutive one-year terms unless terminated by the Investment Manager or the Fund upon 30 days written notice to other party prior to the end of the then current term. Under the Expense Limitation Agreement, the Investment Manager may recoup from the Fund amounts previously waived or reimbursed during the previous three years from the date of the waiver or reimbursement, provided that such amount paid to the Investment Manager will not cause the Fund’s total annual operating expenses to exceed (i) the expense limit in effect at the time of waiver or reimbursement or (ii) the expense limit in effect at the time of recoupment.
Example
The following example illustrates the expenses (including any applicable sales charge) that you would pay on a $1,000 investment in the Shares, assuming a 5% annual return, assuming you hold your shares and assuming your shares are repurchased in full. The example below should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. The example assumes the estimated “Other Expenses” set forth in the Annual Fund Operating Expenses table are accurate, that the Total Annual Fund Operating Expenses (as described above) remain the same for all periods shown, and that all dividends and distributions are reinvested at net asset value. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate or return may be greater or less than the hypothetical 5% annual return shown in the example.
An investor would pay the following expenses on a $1,000 investment assuming a 5% return:

	1 Year	3 Years	5 Years	10 Years
Investor Class	$63	$132	$202	$389
Institutional Class	$24	$75	$129	$275
An investor would pay the following expenses, assuming your shares are repurchased at the end of each period:

	1 Year	3 Years	5 Years	10 Years
Investor Class	$63	$132	$202	$389
Institutional Class	$24	$75	$129	$275
FINANCIAL HIGHLIGHTS
Because the Fund commenced operations on or following the date of this Prospectus, no financial highlights are shown. You may request a copy of the Fund’s annual and semi-annual reports, once available, at no charge by calling the Fund at 1-855-965-5818 or by visiting www.regancapital.com/interval-fund.
THE FUND
The Fund is a diversified, closed-end management investment company registered under the 1940 Act. The Fund will continuously offer Investor Class Shares and Institutional Class Shares and will operate as an “interval fund.” The Fund has received an exemptive order from the SEC that permits the Fund to offer multiple classes of its Shares and impose distribution and shareholder servicing fees. Under the order, the Fund is authorized to issue two separate classes of shares of beneficial interest designated as Investor Class Shares and Institutional Class Shares, and the Fund may offer additional classes of Shares in the future. Each class of Shares is subject to different fees and expenses.
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USE OF PROCEEDS
The Fund will invest the proceeds of the continuous offering of Shares on an ongoing basis in accordance with its investment objective and policies. It is currently anticipated that the Fund will be able to invest all or substantially all of the net proceeds according to its investment objective and policies within approximately two months after receipt of the proceeds, depending on the amount and timing of proceeds available to the Fund as well as the availability of investments consistent with the Fund’s investment objective and policies, and except to the extent proceeds are held in cash to pay dividends or expenses, satisfy repurchase offers or for temporary defensive purposes. Pending such investment, it is anticipated that the proceeds of an offering will be directly or indirectly invested in high-quality, short-term liquid fixed income instruments.
THE FUND’S INVESTMENT OBJECTIVE AND STRATEGIES
Investment Objective
The Fund seeks to provide a high level of risk-adjusted current income and capital appreciation.
Principal Investment Strategies
Under normal circumstances, the Fund invests at least 80% of its net assets (including borrowings for investment purposes) in debt obligations. The debt obligations in which the Fund primarily invests include mortgage-backed securities (“MBS”). MBS includes residential MBS (“RMBS”), which are securities issued, secured, or collateralized by government sponsored entities (“agency MBS”) or private entities (“non-agency MBS”) and backed by residential mortgages. The Fund primarily invests in RMBS that are non-agency MBS. Non-agency MBS are issued by non-governmental issuers such as commercial banks, savings and loan institutions, mortgage bankers, and private mortgage insurance companies. The weighted average life of the Fund’s MBS investments will generally range from between 0 and 10 years. Weighted average life is a measure of the average amount of time that unpaid principal on a loan, mortgage, or bond remains outstanding.
The Fund may also invest up to 30% of its net assets in private alternative credit and specialty finance investments that are collateralized by real estate assets, hard assets, receivables or contractual obligations. The Fund’s private alternative credit and specialty finance investments may include non-U.S. Instruments. The Fund will gain exposure to these investments through a combination of originating direct deals with the borrower or gaining exposure to an asset class through a limited partnership interest in a private fund, commingled vehicle or special purpose entity. Such private funds will generally focus on investing in debt obligations of the type in which the Fund may invest directly. Specialty finance investments can take a variety of forms, structures and terms. In general, the debt financing is typically arranged in the form of a senior secured credit facility and provided on the basis of pre-defined parameters and limitations on the types of loans or investments it can be used to fund. The facility is typically secured by the borrower’s underlying assets, which are typically diversified pools of assets. Terms of a facility will vary but are typically commitments of a few years in duration or less. Specialty finance investments are expected to provide collateral diversification and potentially introduce less correlated exposure to the Fund.
The Fund may also invest in other debt obligations, including loan participation notes, commercial mortgage-backed securities (“CMBS”), real estate loans or pools of such loans, asset-backed securities (“ABS”), and collateralized loan obligations (“CLOs”), or other instruments secured by financial, physical, and/or intangible assets (e.g., receivables, including consumer loans, or pools of receivables). The Fund may invest in any assets or instruments underlying the foregoing structured or secured obligations. The Fund also may invest a portion of its assets in unsecured loans and subordinated or mezzanine obligations, including second and lower lien loans and the mezzanine and equity (or “first loss”) tranches of CLO issues.
The Fund may also invest indirectly in any of the foregoing instruments through investing in other funds, including exchange traded funds (“ETFs”), real estate investment trusts (“REITs”) and funds that are excluded from the definition of “investment company” under the 1940 Act solely by reason of Section 3(c)(1) or Section 3(c)(7) of the 1940 Act (i.e., “private funds”). The Investment Manager evaluates private funds based on the fund’s investment strategy and asset class exposure, the depth of resources of management, prior investment performance, and expenses using information contained in the fund’s private placement memoranda or other offering materials, as well as marketing materials. To the extent the Fund invests a portion of its assets in private funds, the Fund will be exposed to additional risks, including additional fees and expenses and volatility of investment returns.
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The Fund intends to make certain investments through special purpose vehicles (“SPVs”) which are typically formed as limited partnerships or limited liability companies for the purpose of acquiring or holding a specific investment or a small group of related investments. SPVs are generally established by a sponsor, which may include a private equity sponsor, investment adviser, asset manager or other third-party structurer, and are managed by a general partner or managing member (the “SPV Sponsor”). Interests in SPVs are typically offered in private placements pursuant to exemptions from registration under the Securities Act of 1933 to institutional investors, high net worth investors and, in certain cases, registered investment companies and business development companies. The Fund will generally invest in unaffiliated SPVs sponsored and managed by third parties.
The Fund expects to invest primarily in debt securities of SPVs and does not expect to have control rights with respect to such SPVs in which it intends to invest. In addition, the Fund does not expect to enter into transactions with such SPVs whereby the Fund contributes substantially all of the assets to such SPVs. As a result, SPVs in which the Fund intends to invest are not expected to be consolidated for financial reporting purposes or treated as Subsidiaries (as defined in the SAI) for purpose of complying with various provisions of the 1940 Act. To the extent that the Fund invests in SPVs with different characteristics in the future, the treatment of the assets, liabilities and obligations of such entities will be analyzed on a case-by-case basis under applicable law and, in certain circumstances, such entities may be consolidated for financial reporting purposes to the extent required by GAAP and may be treated as Subsidiaries as described in the SAI for purposes of complying with the 1940 Act. The Fund will treat as a Subsidiary (as defined in the SAI) any SPV that primarily engages in investment activities in securities or other assets (i) that is primarily controlled by the Fund, or (ii) substantially all of whose assets have been (or would be) contributed directly or indirectly by the Fund.
To the extent that the Fund invests in equity securities of SPVs, the Fund will bear its pro rata portion of the expenses of any SPVs, including but not limited to: organizational costs which may range from 0.50% to 2.0% of committed capital, management and monitoring fees, carried interest or promote, which is a performance based allocation often ranging from approximately 10% to 20% of realized profits, typically subject to a preferred return or hurdle as well on ongoing and transactional expenses.
The Fund seeks to invest its assets in investment grade securities, but may invest without limit in fixed-income securities that are rated below investment grade (i.e., “high yield” or “junk” ratings). Because the Fund may invest in below investment grade securities without limit, the Fund’s investments should be considered speculative.
Typically, the duration of the Fund’s portfolio is expected to be less than 5 years. Duration is a measure of the sensitivity of a fixed-income security to a change in interest rate. For every 1% change in interest rates, a bond’s price will change by 1% for every year of duration.
To the extent the Fund holds positions that are sensitive to interest rate volatility, the Fund may engage in hedging techniques to manage its exposure to interest rate risk such as by investing in exchange-traded and over-the-counter derivatives, including futures, options and swaps, such as interest rate swaps, credit default swaps, total return swaps, swaptions, and to-be-announced (“TBA”) securities. When buying or selling credit default swaps, the Fund will maintain appropriate asset coverage up to the full notional value of the credit default swap.
In selecting portfolio securities, the Investment Manager undertakes a bottom-up analysis on collateral characteristics and capital structure to find both deep value investments and trading opportunities. The Investment Manager’s bottom-up analysis focuses on individual security selection by focusing on the fundamentals of the individual securities and their issuer. In seeking deep value investments, the Investment Manager seeks securities whose market price is significantly lower than the Investment Manager’s estimate of the security’s true value. The Investment Manager overlays this analysis with a top-down macro qualitative analysis, which contains but is not limited to key factors, such as economic outlook, interest rates and real estate fundamentals. The Investment Manager may look to domestic macroeconomic factors, including local, regional, and national real estate trends. The Investment Manager may also look to other economic trends that tend to have a direct or indirect impact on security selection. The Investment Manager regularly analyzes portfolio positions based on the above-mentioned factors. If the Investment Manager believes a security is no longer optimal for the portfolio, the Investment Manager will sell the investment and replace it with a new security that it believes offers a better relative value and/or expected performance. The Investment Manager also will sell securities that it perceives to have reached their expected price or valuation.
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The Investment Manager seeks to achieve a risk-adjusted return by continuously evaluating Fund assets against current risk-free rates of return. The Investment Manager analyzes the risk-free rate of return by comparing the returns and the risk of a position against that of available bonds in the market, typically treasuries and other government-backed securities. A risk-adjusted return measures an investment’s profit after taking into account the degree of risk that was taken to achieve it. For example, if two or more investments have the same return over a given time period, the one that has the lowest risk will have a better risk-adjusted return. The risk is measured in comparison to that of a virtually risk-free investment such as Treasuries.
The Fund’s policy to invest, under normal circumstances, at least 80% of its net assets (including borrowings for investment purposes) in debt obligations, is non-fundamental. The Fund is permitted to change its 80% investment policy without a shareholder vote, provided the Fund conducts a repurchase offer prior to the change, the Fund provides at least 60 days’ prior notice of any change in the policy in advance of the offer, the offer is not oversubscribed, and the Fund purchases shares at their net asset value.
In response to temporary adverse market, economic, political or other conditions, the Fund may invest up to 100% of its assets in Treasuries, agency- and government-backed positions, and cash and cash equivalents. When the Fund takes such temporary defensive positions, it may not achieve its investment objective.
The Fund’s investments in the types of securities and other investments described in this Prospectus vary from time to time, and, at any time, the Fund may not be invested in all of the types of securities and other investments described in this Prospectus. The Fund may also invest in securities and other investments not described in this Prospectus.
The frequency and amount of portfolio purchases and sales (known as the “portfolio turnover rate”) may vary from year to year and will not be a limiting factor when the Investment Manager deems portfolio changes appropriate. The Fund may engage in short-term trading strategies, and securities may be sold without regard to the length of time held when, in the opinion of the Investment Manager, investment considerations warrant such action. These policies may have the effect of increasing the annual rate of portfolio turnover of the Fund.
PRINCIPAL RISKS OF THE FUND
The Fund is a newly organized, diversified, closed-end management investment company that continuously offers Investor Class and Institutional Class Shares and is operated as an interval fund. Losing all or a portion of your investment is a risk of investing in the Fund. An investment in the Fund is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Investors should carefully consider the Fund’s risks and investment objective, as an investment in the Fund may not be appropriate for all investors and is not designed to be a complete investment program. Investment should be avoided where an investor has a short-term investing horizon and/or cannot bear the loss of some or all of their investment. It is possible that investing in the Fund may result in a loss of some or all of the amount invested. Each risk discussed below is considered a principal risk of investing in the Fund, regardless of the order in which it appears and could affect the value of your investment:
Debt Securities Risk
The Fund may invest directly or indirectly in debt securities (including loans), including debt securities issued by alternative lending platforms or companies that own or operate alternative lending platforms. The Fund may have exposure to the debt securities of U.S. or foreign issuers. These debt securities may have fixed or floating interest rates; may or may not be collateralized; and may be below investment grade or unrated but judged by the Investment Manager to be of comparable quality (debt securities that are below investment grade are commonly called “junk bonds”). Debt securities are fixed or variable/floating-rate debt obligations, including bills, notes, debentures, money market instruments and similar instruments and securities. Debt is generally used by corporations, individuals, governments and other issuers to borrow money from investors. The issuer pays the investor a fixed or variable rate of interest and normally must repay the amount borrowed on or before maturity. Some debt securities are “perpetual” in that they have no maturity date. The Fund has no limits as to the maturity of debt securities in which it invests directly or indirectly. Such investments may be within any maturity range (short, medium or long) depending on the Investment Manager’s evaluation of investment opportunities available within the debt securities market. Similarly, the Fund has no limits as to the market capitalization range of the issuers. A
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debt investment made by the Fund could take the many forms, including a loan, convertible note, credit line or other extension of credit made by the Fund.
Credit Risk
There is a risk that the issuer of an MBS may experience unanticipated financial problems causing their securities to decline in value. Changes in the market’s perception of the issuer’s financial strength or in a security’s credit rating, which reflects a third party’s assessment of the credit risk presented by a particular issuer, may affect debt securities’ value. The value of an MBS is influenced by the factors affecting the housing market or the other assets underlying such securities. As a result, during periods of declining asset values, difficult or frozen credit markets, significant changes in interest rates, or deteriorating economic conditions, MBS may decline in value, face valuation difficulties, become more volatile and/or become illiquid. In addition, the Fund is subject to the risk that the issuer of a fixed income security will fail to make timely payments of interest or principal, or may stop making such payments altogether.
Interest Rate Risk
Interest rate changes can be sudden and unpredictable, and are influenced by a number of factors, including government policy, monetary policy, inflation expectations, perceptions of risk, and supply and demand for bonds. When interest rates increase this may result in a decrease in the value of debt securities held by the Fund. Conversely, as interest rates decrease, MBS prices typically do not rise as much as the prices of comparable bonds. Changes in government intervention may have adverse effects on investments, volatility, and illiquidity in debt markets. In recent years, the Federal Reserve has raised interest rates in response to increased inflation. An environment with rising interest rates may lead to a decrease in the price of MBS or the increase in defaults on mortgages. More recently, the Federal Reserve has subsequently cut interest rates as inflation has decreased.
Prepayment Risk
Many issuers have a right to prepay their obligations. When interest rates decline, issuers may be more likely to pay off obligations earlier than expected by refinancing their mortgages, resulting in prepayment of the mortgage-backed securities held by the Fund. The Fund would not benefit from the rise in the market price of the securities that normally accompanies a decline in interest rates, would then lose any price appreciation above the mortgage’s principal and would have to reinvest the proceeds at lower yields, resulting in a decline in the Fund’s income. Prepayment reduces the yield to maturity and the average life of the security.
Extension Risk
When interest rates rise, certain obligations may be paid off by the obligor at slower rates, resulting in lengthening the average life of MBS held by the Fund and the Fund receiving principal later than expected which can cause additional volatility. This would delay the Fund’s ability to reinvest proceeds at higher interest rates. Rising interest rates tend to extend the duration of securities, making them more sensitive to future changes in interest rates. As a result, in a period of rising interest rates, securities may exhibit additional volatility and may lose value.
Mortgage-Backed Securities Risk
When interest rates increase, the market values of MBS decline. At the same time, however, mortgage refinancings and prepayments slow, which lengthens the effective duration of these securities. As a result, the negative effect of the interest rate increase on the market value of MBS is usually more pronounced than it is for other types of fixed income securities, potentially increasing the volatility of the Fund. Conversely, when market interest rates decline, while the value of MBS may increase, the rate of prepayment of the underlying mortgages also tends to increase, which shortens the effective duration of these securities. Additionally, the liquidity of non-investment grade securities and sub-prime mortgage securities can change dramatically over time.
Delinquencies and defaults by the underlying borrowers in payments on the underlying mortgages, and the related losses, are affected by general economic conditions, the underlying borrower’s equity in the mortgaged property and the underlying borrower’s financial circumstances, which can result in the underlying borrowers being unable to meet their obligations and the value of property that secures the mortgage may decline in value and be insufficient, upon foreclosure, to repay the associated loan. The rate of delinquencies and defaults and the amount of
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the resulting losses depend on a number of factors, including general economic conditions, particularly those in the area where the related mortgaged property is located, the level of the underlying borrower’s equity in the mortgaged property and the individual financial circumstances of the underlying borrower.
Commercial Mortgage-Backed Securities Risk
The Fund may invest in pools or tranches of commercial mortgage-backed securities (“CMBS”). The collateral underlying CMBS generally consists of commercial mortgages or real property that have a multifamily or commercial use, such as retail space, office buildings, warehouse property and hotels. CMBS have been issued in a variety of issuances, with varying structures including senior and subordinated classes. The commercial mortgages underlying CMBS generally have shorter maturities than residential mortgages, allow a substantial portion of the loan balance to be paid at maturity, commonly known as a “balloon payment,” and are usually non-recourse against the commercial borrower.
The prospect of full repayment of the commercial mortgage loans underlying CMBS depends on the ability of the commercial borrower to generate current income from its commercial property. The ability to generate current income from a commercial property is affected by a variety of factors. Such factors include differences in the management ability and track record of the commercial borrower, and geographic and/or industry concentration. Commercial borrowers may also lack the incentive to invest the funds necessary to maintain and attract tenants in the properties underlying the commercial mortgage loans to the extent the value of the mortgage exceeds the property value. Also, the likelihood of the commercial borrower repaying the commercial mortgage loan at maturity is heavily influenced by the commercial borrower’s ability to secure subsequent financing, which can be negatively impacted by a difficult credit environment.
Investments in CMBS are also subject to various risks and uncertainties, including credit, market, interest rate, structural and legal risks. These risks may be magnified by the continued volatility in the credit and commercial real estate markets. The investment characteristics of CMBS differ from traditional debt securities in a number of respects and are similar to the characteristics of structured credit products in which investors participate through a trust or other similar conduit arrangement. As noted above, commercial mortgage loans are obligations of the borrowers thereunder and are not typically insured or guaranteed by any other person or entity. While the Fund intends to vigorously analyze and underwrite its CMBS investments from a fundamental real estate perspective, defaults by the underlying borrowers may require a substantial amount of workout negotiations and/or restructurings and may trigger foreclosure actions, which can be lengthy and time-consuming process. There can be no assurance that underwriting practices will yield their desired results, and there can be no assurance that the Fund will be able to effectively achieve its investment objective or that projected returns will be achieved. Furthermore, each investor should be prepared to bear the economic risk of the investment for an indefinite period.
Residential Mortgage-Backed Securities Risk
The Fund may invest in residential mortgage-backed securities (“RMBS”). Holders of RMBS bear various risks, including credit, market, interest rate, structural and legal risks. RMBS represent interests in pools of residential mortgage loans secured by residential mortgage loans. Such loans may be prepaid at any time. Residential mortgage loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity, although such loans can be securitized and the securities issued in such securitization could be guaranteed or credit enhanced. The rate of defaults and losses on residential mortgage loans will be affected by a number of factors, including general economic conditions and those in the area where the related mortgaged property is located, the borrower’s equity in the mortgaged property and the financial circumstances of the borrower. If a residential mortgage loan is in default, foreclosure of such residential mortgage loan can be a lengthy and difficult process, and often involves significant expenses. Furthermore, the market for defaulted residential mortgage loans or foreclosed properties could be very limited.
At any one time, a portfolio of RMBS could be backed by residential mortgage loans with disproportionately large aggregate principal amounts secured by properties in only a few states or regions. As a result, the residential mortgage loans tend to be more susceptible to geographic risks relating to such areas, such as adverse economic conditions, adverse events affecting industries located in such areas and natural hazards affecting such areas, than would be the case for a pool of mortgage loans having more diverse property locations. In addition, the residential mortgage loans could include so-called “Jumbo” mortgage loans, having original principal balances
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that are higher than is generally the case for residential mortgage loans. As a result, such portfolio of RMBS could experience increased losses.
Certain mortgage loans may be of subprime credit quality (i.e., do not meet the customary credit standards of Fannie Mae and Freddie Mac). Originators of loans make subprime mortgage loans to borrowers that typically have limited access to traditional mortgage financing for a variety of reasons, including impaired or limited past credit history, lower credit scores, high loan-to-value ratios or high debt-to-income ratios. As a result of these factors, delinquencies and liquidation proceedings are more likely with subprime mortgage loans than with mortgage loans that satisfy customary credit standards. In the event mortgage loans in a mortgage pool related to a residential security become delinquent or subject to liquidation, the related CDO may experience delays in receiving payment on such RMBS and may suffer losses if the related credit enhancements, if any, are insufficient to cover the delays and losses associated with such RMBS. The RMBS also may be backed by non-conforming mortgage loans that do not qualify for purchase by government-sponsored agencies, such as Fannie Mae and Freddie Mac, because of characteristics and size that do not satisfy Fannie Mae and Freddie Mac guidelines. Non-conforming mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. The principal differences between conforming mortgage loans and non- conforming mortgage loans include the applicable loan-to-value ratios, the credit and income histories of the related mortgagors, the documentation required for approval of the related mortgage loans, the types of properties securing the mortgage loans, the loan sizes and the mortgagors’ occupancy status with respect to the mortgaged properties. As a result of these and other factors, the interest rates charged on non-conforming mortgage loans are often higher than those charged for conforming mortgage loans. The combination of different underwriting criteria and higher rates of interest may also lead to higher delinquency, foreclosure and losses on non-conforming mortgage loans as compared to conforming mortgage loans.
RMBS may contain certain credit enhancement features intended to enhance the likelihood that holders of such securities will receive regular payments of interest and principal. If delinquencies or defaults occur on the mortgage loans underlying such RMBS, neither the related servicers nor any other entities will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered within those transactions. There can be no assurance that the credit enhancement, if any, applicable to RMBS owned by a CDO will adequately cover any shortfalls in cash available to make payments on such RMBS as a result of such delinquencies or defaults. If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, the Fund may suffer losses with respect to its ownership of such RMBS (or CDOs which own RMBS).
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of RMBS and CDOs backed by RMBS. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on RMBS generally.
Another factor that may result in higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable rate mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate. Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates and, as a result, adversely affect the performance and market value of RMBS and CDOs backed by RMBS.
In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in
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part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. These difficulties may adversely affect the performance and market value of RMBS originated, serviced or subserviced by these companies. As a result, the performance and market value of CDOs backed by RMBS also may be adversely affected.
The mortgage loans underlying certain of the RMBS may be structured with negative amortization features. Negative amortization arises when the mortgage payment in respect of a loan is smaller than the interest due on such loan. On any such mortgage loans, if the monthly payments are not enough to cover both the interest and principal payments on the loan, the shortfall is added to the principal balance, causing the loan balance to increase rather than decrease over time. During periods in which the outstanding principal balance of any such mortgage loan is increasing due to the addition of deferred interest, the increasing principal balance of such mortgage loan may approach or exceed the value of the related mortgage property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each such mortgage loan generally provides for the payment of any remaining unamortized principal balance (due to the addition of deferred interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of the loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with such mortgage loans is greater than that associated with fully amortizing mortgage loans. If the pool of mortgage loans underlying any RMBS owned by the Fund (or a CDO backed by RMBS) were to contain loans with negative amortization features, the yield on such RMBS could be adversely affected.
RMBS have structural characteristics that distinguish them from other asset-backed securities. The rate of interest payable on RMBS is often set or effectively capped at the weighted average net coupon of the underlying mortgage loans themselves, often referred to as an “available funds cap”. Other factors, such as the use of interest rate derivatives, may also affect the returns on RMBS. The U.S. Servicemembers’ Civil Relief Act of 2003, as amended (the “Relief Act”), provides relief to mortgagors who enter into active military service or who were on reserve status but are called to active duty after the origination of their mortgage loans. Under the Relief Act, during the period of a mortgagor’s active duty, the rate of interest that may be charged on such mortgagor’s loan will be capped at a rate of 6% per annum, which may be below the interest rate that would otherwise have been applicable to such mortgage loan. In light of current United States involvement in Iraq and Afghanistan, a number of mortgage loans in the mortgage pools underlying RMBS are or may become subject to the Relief Act. As a result, the weighted average interest rate on RMBS may be reduced. If such RMBS are subject to weighted average net coupon caps, investors’ return on their investment in such RMBS will be similarly affected.
Violations of consumer protection laws may result in losses on RMBS. Applicable state laws generally regulate interest rates and other charges, require licensing of originators and require specific disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans backing RMBS. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the issuer of a RMBS to collect all or part of the principal of or interest on the underlying loans, may entitle a borrower to a refund of amounts previously paid and, in addition, could subject the owner of a mortgage loan to damages and administrative enforcement.
The mortgage loans backing a RMBS also are subject to U.S. federal laws, including:
•the U.S. Truth in Lending Act and Regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the loans;
•the Equal Credit Opportunity Act and Regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;
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•the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation;
•the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience;
•the Home Ownership and Equity Protection Act of 1994, which regulates the origination of high cost loans;
•the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws; and
•the Alternative Mortgage Transaction Parity Act of 1982, which preempts certain state lending laws which regulate alternative mortgage transactions.
Violations of particular provisions of these U.S. federal laws may limit the ability of the issuer of RMBS to collect all or part of the principal of or interest on the related underlying loans and in addition could subject such issuer to damages and administrative enforcement. In this event, the issuer, as a holder of such RMBS may suffer a loss.
Some of the mortgage loans backing a RMBS may have been underwritten with, and finance the cost of, credit insurance. From time to time, originators of mortgage loans that finance the cost of credit insurance have been named in legal actions brought by U.S. federal and state regulatory authorities alleging that certain practices employed relating to the sale of credit insurance constitute violations of law. If such an action were brought against such issuer with respect to mortgage loans backing such RMBS and were successful, it is possible that the borrower could be entitled to refunds of amounts previously paid or that such issuer could be subject to damages and administrative enforcement.
In addition, numerous U.S. federal and state statutory provisions, including the U.S. federal bankruptcy laws, the Relief Act and state debtor relief laws, also may adversely affect the ability of an issuer of a RMBS to collect the principal of or interest on the loans, and holders of the affected RMBS may suffer a loss if the applicable laws result in these loans becoming uncollectible.
In addition to the U.S. federal laws described above, however, a number of legislative proposals have been introduced at the U.S. federal, state and municipal levels that are designed to discourage predatory lending practices Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originator’s failure to comply with these laws could subject the issuer of a RMBS to monetary penalties and could result in the borrowers rescinding the loans underlying such RMBS. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.
Private Credit Risk
Typically, private credit investments are not traded in public markets and are less liquid or illiquid, such that the Fund may not be able to resell some of its holdings for extended periods, which may be several years, or at the price at which the Fund is valuing its investments. Private credit investments can range in credit quality depending on security-specific factors, including total leverage, amount of leverage senior to the security in question, variability in the issuer’s cash flows, the size of the issuer, the quality of assets securing debt and the degree to which such assets cover the subject company’s debt obligations. The issuers of the Fund's private credit investment will often be leveraged, as a result of recapitalization transactions, and may not be rated by national credit rating agencies.
Specialty Finance Risk
In certain cases, the Fund will be directly exposed to the credit risk of the borrower’s balance sheet, however this risk is typically mitigated by the senior position of the facility and therefore any losses are first borne
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by the borrower. In the event of default, the Fund may incur additional expenses and will rely on the collection efforts of the Investment Manager. There is no reliable secondary market to liquidate the exposures in advance of the maturity date.
Collateralized Loan Obligations Risk
The risks of investing in CLO securities include both the credit risk associated with the underlying loans combined with the risks associated with the CLO structure governing the priority of payments (and any legal and counterparty risk associated with carrying out the priority of payments). CLOs are subject to credit, liquidity and interest rate risks, which are each discussed in greater detail below. CLOs often invest in concentrated portfolios of assets. The concentration of an underlying portfolio in any one obligor would subject the related CLOs to a greater degree of risk with respect to defaults by such obligor and the concentration of a portfolio in any one industry would subject the related CLOs to a greater degree of risk with respect to economic downturns relating to such industry.
The value of CLOs generally fluctuates with, among other things, the financial condition of the obligors or issuers of the underlying portfolio of assets of the related CLO (“CLO Collateral”), general economic conditions, the condition of certain financial markets, political events, developments or trends in any particular industry and changes in prevailing interest rates. Consequently, holders of CLOs must rely solely on distributions on the CLO Collateral or proceeds thereof for payment in respect thereof. If distributions on the CLO Collateral are insufficient to make payments on the CLOs, no other assets will be available for payment of the deficiency and following realization of the CLOs, the obligations of such issuer to pay such deficiency generally will be extinguished. CLO Collateral may consist of high-yield debt securities, loans, asset-backed securities and other securities, which often are rated below investment grade (or of equivalent credit quality). High-yield debt securities generally are unsecured (and loans may be unsecured) and may be subordinated to certain other obligations of the issuer thereof. The lower ratings of high-yield securities and below investment grade loans reflect a greater possibility that adverse changes in the financial condition of an issuer or in general economic conditions or both may impair the ability of the related issuer or obligor to make payments of principal or interest. Such investments may be speculative.
Loan Participation Notes Risk
In terms of their functioning and investment risk, loan participation notes (“LPNs”) are comparable to an investment in “normal” bonds. In return for the investor's commitment of capital, the issuer makes regular interest payments and, at maturity or in accordance with an agreed upon amortization schedule, the note is repaid at par. However, in contrast to "normal" bonds, there are three parties involved in the issuance of an LPN. The legal issuer, typically a bankruptcy-remote, limited purpose entity, issues notes to investors and uses the proceeds received from investors to make loans to the borrower-with each loan generally having substantially identical payment terms to the related note issued by the issuer. The borrower is typically an operating company, and the issuer’s obligations under a note are typically limited to the extent of any capital repayments and interest payments made by the borrower under the related loan. Accordingly, the investor generally assumes the credit risk of the underlying borrower. The loan participation note structure is generally used to provide the borrower more efficient financing in the capital markets than the borrower would be able to obtain if it issued notes directly.
In the event of a default by the borrower of an LPN, the Fund may experience delays in receiving payments of interest and principal while the note issuer enforces and liquidates the underlying collateral, and there is no guarantee that the underlying collateral will cover the principal and interest owed to the Fund under the LPN.
LPNs are generally subject to liquidity risk. Even though an LPN may be traded on an exchange there can be no assurance that a liquid market will develop for the LPNs, that holders of the LPNs will be able to sell their LPNs, or that such holders will be able to sell their LPNs for a price that reflects their value.
Depending on the creditworthiness of the underlying borrower, LPNs may be subject to the risk of investing in high-yield securities. Additionally, LPNs are generally utilized by foreign borrowers and therefore may be subject to additional risks, such as foreign currency risk and the risk that interest payments are subject to withholding tax.
Real Estate Risk
The value of real estate investments may be affected by risks similar to those associated with direct ownership of real estate such as declines in the value of real estate, overbuilding, rising operating costs, interest rates and property taxes. MBS and certain of the Fund's investments in private alternative credit opportunities are
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dependent on real estate prices and real estate fundamentals. Any negative trends in such real estate conditions may adversely affect the Fund’s results of operations through decreased revenues or increased costs. These conditions include:
•changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, government deficits, high unemployment rates, decreased consumer confidence and liquidity concerns, particularly in markets in which the Fund has a high concentration of properties;
•fluctuations in interest rates, which could adversely affect the Fund’s ability to obtain financing on favorable terms or at all;
•the inability of tenants to pay rent;
•the existence and quality of the competition, such as the attractiveness of the Fund’s properties as compared to competitors’ properties based on considerations such as convenience of location, rental rates and amenities;
•increased operating costs, including increased real property taxes, maintenance, insurance and utilities costs;
•weather conditions that may increase or decrease energy costs and other weather-related expenses;
•civil unrest, acts of God, including earthquakes, floods, hurricanes and other natural disasters, which may result in uninsured losses, and acts of war or terrorism;
•oversupply of, or a reduction in demand for, real estate in the markets in which properties are located; and
•changes in, or increased costs of compliance with, laws and/or governmental regulations, including those governing regulatory limitations on rents, operating expenses, usage, zoning, the environment and taxes.
Moreover, other factors may adversely affect the Fund’s results of operations, including potential liability under environmental and other laws and other unforeseen events. Any or all of these factors could materially adversely affect the Fund’s results of operations through decreased revenues or increased costs.
Derivatives Risk
The use of derivative instruments exposes the Fund to additional risks and transaction costs. A risk of the Fund’s use of derivatives is that the fluctuations in their values may not correlate perfectly with the overall securities markets.
Rule 18f-4 under the 1940 Act provides a comprehensive regulatory framework for the use of derivatives by funds and imposes requirements and restrictions on funds using derivatives. The rule may affect the availability, liquidity or performance of derivatives, and may not effectively limit the risk of loss from derivatives.
Futures Contract Risk. The primary risks associated with the use of futures contracts are (a) the imperfect correlation between the change in market value of the instruments held by the Fund and the price of the forward or futures contract; (b) possible lack of a liquid secondary market for a forward or futures contract and the resulting inability to close a forward or futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the Investment Manager’s inability to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; (e) the possibility that the counterparty will default in the performance of its obligations; and (f) if the Fund has insufficient cash, it may have to sell securities from its portfolio to meet daily variation margin requirements, and the Fund may have to sell securities at a time when it may be disadvantageous to do so.
Options Risk. Purchasing and writing options, both put and call, are specialized activities that entail greater than normal investment risks. The Fund may not benefit to the same extent as directly holding the underlying asset. The Fund may also lose money on an option if changes in its value do not correspond to
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the changes in value of the underlying security. If the Fund is not able to close out an option position in its portfolio, it may have to exercise the option to realize any gain and may incur transaction costs upon the purchase or sale of such underlying securities. Some options involve the payment of premiums which may affect Fund performance. If the Fund invests in over-the-counter options, the Fund may be exposed to counterparty risk.
Swaps Risk. Swaps involve the risk that the party with whom the Fund has entered into the swap transaction with defaults on its obligation to pay or that the Fund cannot meet its obligation to the pay the other party. To the extent the swap agreement increases the Fund’s exposure to long or short term interest rates, it may also affect the values of mortgage-backed securities, and inflation sensitivity, and borrowing rates.
To Be Announced Security Risk. A TBA is a contract to purchase or sell a MBS at some point in the future and may be classified as a derivative in certain circumstances. Due to the forward-settling nature of TBAs, there is risk that the value of the underlying MBS will fluctuate greater than anticipated or that the TBA may not correlate to the underlying MBS or to the MBS market as a whole. There is also counterparty risk with entering into a TBA contract.
Leverage Risk. Derivative instruments provide the economic effect of financial leverage by creating additional investment exposure, as well as the potential for greater loss. If the Fund uses leverage through derivative instruments, the Fund has the risk of losing more than its original investment. The NAV of the Fund when employing leverage will be more volatile and sensitive to market movements. The use of leverage may cause the Fund to liquidate portfolio positions when it would not be advantageous to do so in order to satisfy its obligations. The use of leverage may also cause the Fund to have higher expenses than those of funds that do not use such techniques.
High-Yield Investments Risk
Fixed income investments and certain of the Fund’s investments in private alternative credit opportunities receiving below investment grade ratings (i.e., “junk bonds”) may have speculative characteristics, and, compared to higher-grade investments, may have a weakened capacity to make principal and interest payments in economic conditions or other circumstances. High-yield, high risk, and lower-rated investments are subject to additional risk factors due to the speculative nature of these investments, such as increased possibility of default, decreased liquidity, and fluctuations in value due to public perception of the issuer of such investments. These bonds are almost always uncollateralized and subordinate to other debt that an issuer may have outstanding. In addition, both individual high-yield investments and the entire high-yield bond market can experience sharp price swings due to a variety of factors, including changes in economic forecasts, stock market activity, large sustained sales by major investors or a higher profile default.
Certain of the Fund’s investments in private alternative credit opportunities may not conform to conventional loan standards applied by traditional lenders and either will not be rated or will be rated as non-investment grade by the rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the underlying loans, the borrowers’ credit history, the cash flow resulting from its assets or other factors. In addition, there may be less readily available, reliable information about senior loans and notes than is the case for many other types of securities. Any collateral used to secure a debt instrument may decline in value or become illiquid, which would adversely affect the instrument’s value. There can be no assurance that liquidation of collateral would satisfy a borrower’s obligation in the event of non-payment of scheduled interest or principal or that such collateral could be readily liquidated. To the extent that a debt instrument is collateralized by stock in the borrower or its subsidiaries, such stock may lose all of its value in the event of the bankruptcy of the borrower.
Sub-Prime Mortgage Risk
Sub-prime mortgages face the risk that the issuer of the security will default on interest or principal payments. Sub-prime borrowers typically have weakened credit histories that include payment delinquencies, and possibly more severe problems such as charge-offs, judgments and bankruptcies. The risk of non-payment is more pronounced in sub-prime mortgages than in highly ranked securities. Because there is increased risk of non-payment, the securities may be less liquid and subject to greater declines in value than highly rated instruments,
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especially in times of market stress. An economic downturn or period of rising interest rates could adversely affect the market for sub-prime notes and reduce the Fund’s ability to sell these securities. Additionally, borrowers may seek bankruptcy protection which would delay resolution of security holder claims and may eliminate or materially reduce liquidity.
Counterparty Risk
Typically, a derivative contract involves leverage, i.e., it provides exposure to potential gain or loss from a change in the level of the market price of a security, currency or commodity (or a basket or index) in a notional amount that exceeds the amount of cash or assets required to establish or maintain the derivative contract. Many of these derivative contracts, including options and swaps, will be privately negotiated in the over-the-counter market. Fund transactions involving a counterparty are subject to the risk that the counterparty or a third party will not fulfill its obligation to the Fund. Counterparty risk may arise because of the counterparty’s financial condition (i.e., financial difficulties, bankruptcy, or insolvency), market activities and developments, or other reasons, whether foreseen or not. As a result of counterparty’s inability to fulfill its obligation, the Fund may obtain no or limited recovery of its investment, and any recovery may be significantly delayed which may result in significant financial loss to the Fund. Further, there is a risk that no suitable counterparties are willing to enter into, or continue to enter into, transactions with the Fund and, as a result, the Fund may not be able to achieve its investment objective.
Asset-Backed Securities Risk
ABS represent participations in, or are secured by and payable from, assets such as installment sales or loan contracts, leases, credit card receivables and other categories of receivables. Certain debt instruments may only pay principal at maturity or may only represent the right to receive payments of principal or payments of interest on underlying pools of mortgages, assets or government securities, but not both. The value of these types of instruments may change more drastically than debt securities that pay both principal and interest. The Fund may obtain a below market yield or incur a loss on such instruments during periods of declining interest rates. Principal only and interest only instruments are subject to extension risk. Certain ABS may provide, upon the occurrence of certain triggering events or defaults, for the investors to become the holders of the underlying assets. In that case, the Fund may become the holder of securities that it could not otherwise purchase, based on its investment strategies or its investment restrictions and limitations, at a time when such securities may be difficult to dispose of because of adverse market conditions. In addition, asset-backed securities have prepayment risks similar to those of MBS, may face valuation difficulties and may be less liquid.
Subordinated and Unsecured Loan Risk
The Fund’s investments in subordinated and unsecured loans generally are subject to similar risks as those associated with investments in secured loans. Subordinated or unsecured loans are lower in priority of payment to secured loans and are subject to the additional risk that the cash flow of the borrower and property securing the loan or debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior secured obligations of the borrower. This risk is generally higher for subordinated unsecured loans or debt, which are not backed by a security interest in any specific collateral. Subordinated and unsecured loans generally have greater price volatility than secured loans and may be less liquid. There is also a possibility that originators will not be able to sell participations in subordinated or unsecured loans, which would create greater credit risk exposure for the holders of such loans. Subordinate and unsecured loans share the same risks as other below investment grade securities.
Regulatory Change Risk
Government regulation and/or intervention may change the way the Fund is regulated, affect the expenses incurred directly by the Fund and the value of its investments, and limit and/or preclude the Fund’s ability to achieve its investment objectives. Government regulation may change frequently and may have significant adverse consequences. Actions by governmental entities may also impact certain instruments in which the Fund invests.
Moreover, government regulation may have unpredictable and unintended effects. Legislative or regulatory actions to address perceived liquidity or other issues in fixed income markets generally, or in particular markets such as the municipal securities market, may alter or impair the Fund’s ability to pursue its investment objectives or utilize certain investment strategies and techniques.
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Current rules related to credit risk retention requirements for ABS may increase the cost to originators, securitizers and, in certain cases, asset managers of securitization vehicles in which the Fund may invest. The impact of the risk retention rules on the securitization markets is uncertain. These requirements may increase the costs to originators, securitizers, and, in certain cases, collateral managers of securitization vehicles in which the Fund may invest, which costs could be passed along to the Fund as an investor in such vehicles. In addition, the costs imposed by the risk retention rules on originators, securitizers and/or collateral managers may result in a reduction of the number of new offerings of ABS and thus in fewer investment opportunities for the Fund. A reduction in the number of new securitizations could also reduce liquidity in the markets for certain types of financial assets, which in turn could negatively affect the returns on the Fund’s investment.
Portfolio Turnover Risk
As a result of its active trading strategy, the Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. However, portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. High portfolio turnover may result in the realization of taxable capital gains (including short-term capital gains by the Fund which, when distributed to the Fund and, ultimately, to the Fund’s shareholders, will generally be taxable as ordinary income). In addition, a higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund.
U.S. Government Securities Risk
U.S. government securities are obligations of, or guaranteed by, the U.S. Government, its agencies or government-sponsored entities. Certain U.S. government securities are backed by the U.S. Department of the Treasury or the full faith and credit of the United States and may include U.S. Treasury bills, Treasury Inflation-Protected Securities, notes and bonds. Such securities are guaranteed only as to the timely payment of interest and principal when held to maturity. U.S. government securities include issues by non- governmental entities (like financial institutions) that carry direct guarantees from U.S. government agencies as part of government initiatives in response to the market crisis or otherwise. Although the U.S. Government guarantees principal and interest payments on securities issued by the U.S. Government and some of its agencies, such as securities issued by the Ginnie Mae, this guarantee does not apply to losses resulting from declines in the market value of these securities. Some of the U.S. Government securities that the Fund may hold are not guaranteed or backed by the full faith and credit of the U.S. Government, such as those issued by Fannie Mae and Freddie Mac. Securities issued by Fannie Mae and Freddie Mac are not guaranteed or backed by the full faith and credit of the U.S. Government, but the issuing agency or instrumentality has the right to borrow, to meet its obligations, from an existing line of credit with the U.S. Treasury. However, no assurance can be given that the U.S. Government will provide financial support to its agencies or instrumentalities where it is not obligated to do so.
The total public debt of the United States as a percentage of gross domestic product has grown rapidly since the beginning of the 2008–2009 financial downturn. Although high debt levels do not necessarily indicate or cause economic problems, they may create certain systemic risks if sound debt management practices are not implemented. A high national debt can raise concerns that the U.S. Government will not be able to make principal or interest payments when they are due. This increase has also necessitated the need for the U.S. Congress to negotiate adjustments to the statutory debt ceiling to increase the cap on the amount the U.S. government is permitted to borrow to meet its existing obligations and finance current budget deficits. On June 3, 2023, the Fiscal Responsibility Act of 2023 was signed into law, which suspends the limit on federal debt through January 1, 2025. Any controversy or ongoing uncertainty regarding the statutory debt ceiling negotiations may impact the U.S. long-term sovereign credit rating and may cause market uncertainty. As a result, market prices and yields of securities supported by the full faith and credit of the U.S. Government may be adversely affected. On August 1, 2023, the credit rating agency Fitch Ratings downgraded U.S. Treasuries to AA+ from AAA.
Repurchase Agreement Risk
A repurchase agreement involves the risk that the seller of securities under a repurchase agreement files for bankruptcy or becomes insolvent and the Fund is left holding a security that has declined in value, does not meet its investment strategy, or is difficult to dispose of. The Fund may incur costs in disposing of the underlying security
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and may experience losses if there is any delay in its ability to do so and the value of your investment could decline as a result.
Foreign Currency Risk
Because the Fund may invest in securities or other instruments denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of instruments held by the Fund and the unrealized appreciation or depreciation of investments. Currencies of certain countries may be volatile and therefore may affect the value of instruments denominated in such currencies, which means that the Fund’s NAV could decline because of changes in the exchange rates between foreign currencies and the U.S. dollar. The Fund may incur costs in connection with the conversions between various currencies. In addition, certain countries may impose foreign currency exchange controls or other restrictions on the repatriation, transferability or convertibility of currency.
Liquidity Risk
Certain of the Fund’s investments in closed-end funds, sub-prime mortgages, CLOs, asset-backed securities, private alternative credit opportunities and non-investment grade securities (including non-investment grade MBS) may not be readily sold at the desired time or price, and may be sold at a lower price or may not have a sufficient market to be sold at all. In certain circumstances, it may be difficult for the Fund to purchase and sell particular portfolio investments in closed-end funds due to infrequent trading in such investments. Markets may become illiquid when, for instance, there are few, if any, interested buyers or sellers or when dealers are unwilling or unable to make a market for certain securities. The prices of such investments may experience significant volatility, make it more difficult for the Fund to transact significant amounts of such investments without an unfavorable impact on prevailing market prices. Closed-end funds that are liquid investments may become illiquid or less liquid after purchase by the Fund, particularly during periods of market turmoil or economic uncertainty. The nature of the Fund’s investments in private alternative credit opportunities typically requires a long holding period prior to profitability. Illiquid and relatively less liquid investments may be harder to value. The risks associated with illiquid instruments may be particularly acute in situations in which the Fund’s operations require cash (such as in connection with repurchase offers) and could result in the Fund borrowing to meet its short-term needs or incurring losses on the sale of illiquid instruments. See “Principal Risks of the Fund —Repurchase Offer Risk.” It may also be the case that other market participants may be attempting to liquidate fixed income holdings at the same time as the Fund, causing increased supply in the market and contributing to liquidity risk and downward pricing pressure. See “Principal Risks of the Fund—Valuation Risk.”
Management Risk
The skill of the Investment Manager plays a significant role in the Fund’s ability to achieve its investment objective. The Fund’s ability to achieve its investment objective depends on the ability of the Investment Manager to correctly identify economic trends, especially with regard to accurately forecasting inflationary and deflationary periods. The Fund’s ability to achieve its investment objective depends on the ability of the Investment Manager to select securities, especially in volatile markets and the Investment Manager could be incorrect in its analysis of industries, companies, and the relative attractiveness of securities.
Market Events Risk
Market risks, including political, regulatory, market, and economic or other developments, and developments that impact specific economic sectors, industries or segments of the market, can affect the value of the Fund’s shares. Local, regional, or global events such as war, acts of terrorism, natural disasters, the spread of infectious illness or other public health issues, recessions, and rapid technological developments or widespread adoption of emerging technologies (such as artificial intelligence) or other events could have a significant impact on the market generally and on specific securities. The Fund is subject to the risk that the prices of, and the income generated by, securities held by the Fund may decline significantly and/or rapidly in response to adverse issuer, political, regulatory, general economic and market conditions, or other developments, such as regional or global economic instability (including terrorism and related geopolitical risks), interest rate fluctuations, and those events directly involving the issuers that may cause broad changes in market value, public perceptions concerning these developments, and adverse investor sentiment. Such events may cause the value of securities owned by the Fund to go up or down, sometimes rapidly or unpredictably. Changes in the economic climate, investor perceptions and
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stock market volatility also can cause the prices of the Fund’s investments to decline regardless of the conditions of the issuers held by the Fund. There is also a risk that policy changes by the U.S. Government and/or Federal Reserve, such as increasing interest rates, could cause increased volatility in financial markets and higher levels of Fund redemptions, which could have a negative impact on the Fund. These events may lead to periods of volatility and increased redemptions, which could cause the Fund to experience a loss when selling securities to meet redemption requests by shareholders. The risk of loss increases if the redemption requests are unusually large or frequent.
Prices may fluctuate widely over short or extended periods in response to company, market or economic news. Markets also tend to move in cycles, with periods of rising and falling prices. If there is a general decline in the securities and other markets, your investment in the Fund may lose value, regardless of the individual results of the securities and other instruments in which the Fund invests.
In the past several years, financial markets, such as those in the United States, Europe, Asia and elsewhere, have experienced increased volatility, depressed valuations, decreased liquidity and heightened uncertainty. Governmental and non-governmental issuers have defaulted on, or been forced to restructure, their debts. These conditions may continue, recur, worsen or spread.
The U.S. Government and the Federal Reserve, as well as certain foreign governments and central banks, took steps to support financial markets, including by keeping interest rates at historically low levels for an extended period. The Federal Reserve has concluded its market support activities and has raised, and may continue to raise, interest rates. Such actions, including additional interest rate hikes, could negatively affect financial markets generally, increase market volatility and reduce the value and liquidity of securities in which the Fund invests.
Policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and may in some instances contribute to decreased liquidity and increased volatility in the financial markets. The impact of these changes on the markets, and the practical implications for market participants, may not be fully known for some time.
Economies and financial markets throughout the world are becoming increasingly interconnected. As a result, whether or not the Fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the Fund’s investments may be negatively affected.
Periods of market volatility may occur in response to pandemics, acts of war, or events affecting global markets. The COVID-19 pandemic, Russia’s invasion of Ukraine, and higher inflation have resulted in extreme volatility in the financial markets, economic downturns around the world, and severe losses, particularly to some sectors of the economy and individual issuers, and reduced liquidity of certain instruments. These events have caused significant disruptions to business operations, including business closures; strained healthcare systems; disruptions to supply chains and employee availability; large fluctuations in consumer demand; large expansion of government deficits and debt as a result of government actions to mitigate the effects of such events; and widespread uncertainty regarding the long-term effects of such events. Such events could be prolonged and could adversely affect the value and liquidity of the Fund’s investments, impair the Fund’s ability to satisfy redemption requests, and negatively impact the Fund’s performance. Other market events may cause similar disruptions and effects. Investments in Russian securities may also require the Fund to write-down such positions.
Non-U.S. Instruments Risk
The Fund may invest in non-U.S. Instruments. Non-U.S. Instruments involve certain risks not typically associated with investing in the United States. Generally, there is less readily available and reliable information about non-U.S. issuers or borrowers due to less rigorous disclosure or accounting standards and regulatory practices. The cost of servicing external debt will also generally be adversely affected by rising international interest rates, as many external debt obligations bear interest at rates which are adjusted based upon international interest rates. Because non-U.S. Instruments may trade on days when the Shares are not priced, the Fund’s NAV may change at times when Shares cannot be sold.
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Conflicts of Interest Risk
The Investment Manager is an entity in which certain of the members of the investment committee of the Investment Manager may have indirect ownership and economic interests. Certain of the members of the investment committee of the Investment Manager also serve as officers or principals of other investment managers affiliated with the Investment Manager that currently, and may in the future, manage investment funds with investment objectives similar to the Fund’s investment objective. In addition, certain of the members of the investment committee of the Investment Manager serve or may serve as officers, trustees or principals of entities that operate in the same or related line of business as the Fund does or of investment funds managed by Investment Manager. Accordingly, the Fund may not be made aware of and/or given the opportunity to participate in certain investments made by investment funds managed by advisers affiliated with the Investment Manager. However, the Investment Manager intends to allocate investment opportunities in a fair and equitable manner in accordance with the Investment Manager’s investment allocation policy, consistent with each fund’s or separate account’s investment objective and strategies and legal and regulatory requirements.
Allocation of Investment Opportunities Risk
Certain employees of the Investment Manager serve or may serve as officers, trustees or principals of entities that operate in the same or a related line of business as the Fund or of other Regan-advised funds managed by the Investment Manager (“Other Managed Funds”). As a result, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of the Fund or its shareholders. Moreover, notwithstanding the difference in principal investment objectives between the Fund and the Other Managed Funds, such other funds, including potential new pooled investment vehicles or managed accounts not yet established (whether managed or sponsored by affiliates or the Investment Manager), have, and may from time to time have, overlapping investment objectives with the Fund and, accordingly, invest in, whether principally or secondarily, asset classes similar to those targeted by the Fund. To the extent Other Managed Funds have overlapping investment objectives, the scope of opportunities otherwise available to the Fund may be adversely affected and/or reduced. Additionally, certain employees of the Investment Manager and its management may face conflicts in their time management and commitments as well as in the allocation of investment opportunities to Other Managed Funds.
The results of the Fund’s investment activities may differ significantly from the results achieved by the Other Managed Funds. It is possible that one or more of such funds will achieve investment results that are substantially more or less favorable than the results achieved by the Fund. Moreover, it is possible that the Fund will sustain losses during periods in which one or more Other Managed Funds achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible. The investment activities of one or more Investment Manager affiliates for their proprietary accounts and accounts under their management may also limit the investment opportunities for the Fund in certain markets.
The Investment Manager may determine that the Fund should invest on a side-by-side basis with one or more Other Managed Funds. In certain circumstances, negotiated co-investments may be made only in accordance with the terms of an exemptive order that the Fund and Regan have received from the SEC (the “Order”). Co-investments made under the Order will be subject to compliance with the conditions and other requirements contained in the Order, which could limit the Fund’s ability to participate in a co-investment transaction. The co-investment would generally be allocated to the Fund and the other funds that target similar assets pro rata based on available capital for the particular investment. If the Investment Manager determines that such investment is not appropriate for the Fund, the investment will not be allocated to the Fund, but the Investment Manager will be required to report such investment and the rationale for its determination for the Fund to not participate in the investment to the Board at the next quarterly board meeting.
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Repurchase Offer Risk
Repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities (with associated imputed transaction costs, which may be significant), increased portfolio turnover, and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. The Fund may accumulate cash by holding back (i.e., not reinvesting) payments received in connection with the Fund’s investments. If at any time cash and other liquid assets held by the Fund are not sufficient to meet the Fund’s repurchase obligations, the Fund intends, if necessary, to sell investments. To the extent the Fund employs investment leverage, repurchases of Shares would compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their Shares by increasing the Fund’s expenses and reducing any net investment income.
Although the Fund, as a fundamental policy, the Fund will make quarterly offers to repurchase at least 5% and up to 25% of its then outstanding Shares, the Fund currently expects to offer to repurchase 5% of then outstanding Shares quarterly. The number of shares tendered may exceed the number of Shares the Fund has offered to repurchase, in which case not all of your shares tendered in that offer will be repurchased. Accordingly, you may not be able to sell your Shares when and in the amounts you desire. A shareholder may be subject to market and other risks including currency fluctuations to the extent of non-dollar denominated holdings, and the NAV of Shares tendered in a repurchase offer may decline between the Repurchase Request Deadline and the date on which the NAV for tendered Shares is determined. In addition, the repurchase of Shares by the Fund may be a taxable event to shareholders.
Valuation Risk
Certain securities in which the Fund invests may be less liquid, and more difficult to value than other types of securities, including due to unavailability or unreliability of third-party pricing information and acts or omissions of service providers to the Fund. Investments for which market quotations are not readily available are valued at fair value as determined in good faith pursuant to Rule 2a-5 under the 1940 Act. See “How Fund Shares are Priced.” Fair value pricing may require subjective determinations about the value of a security or other asset. As a result, there can be no assurance that fair value pricing will result in adjustments to the prices of securities or other assets, or that fair value pricing will reflect actual market value, and it is possible that the fair value determined for a security or other asset will be materially different from quoted or published prices, from the prices used by others for the same security or other asset and/or from the value that actually could be or is realized upon the sale of that security or other asset. See “How Fund Shares are Priced.”
Non-Public Information Risk
From time to time, the Investment Manager may come into possession of non-public information concerning specific companies or investments. Under applicable securities laws, this may limit the Investment Manager’s flexibility to buy or sell portfolio securities issued by such companies. The Fund’s investment flexibility may be constrained as a consequence of the Investment Manager's inability to use such information for investment purposes.
Inflation Risk
Inflation risk is the risk that the real value of certain assets or real income from investments (the value of such assets or income after accounting for inflation) will be less in the future as inflation decreases the value of money. Inflation, and investors’ expectation of future inflation, can impact the current value of the Fund’s portfolio, resulting in lower asset values and losses to shareholders. This risk may be elevated compared to historical market conditions and could be impacted by monetary policy measures and the current interest rate environment.
Focus Risk
To the extent that the Fund focuses its investments in particular industries, asset classes or sectors of the economy, any market price movements, regulatory or technological changes, or economic conditions affecting companies in those industries, asset classes or sectors may have a significant impact on the Fund’s performance. The
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Fund may become more focused in particular industries, asset classes or sectors of the economy as a result of changes in the valuation of the Fund’s investments or fluctuations in the Fund’s assets, and the Fund is not required to reduce such exposures under these circumstances.
Geographic Focus Risk
Focusing investments in a single country or few countries, or regions, involves increased currency, political, regulatory and other risks. Market swings in such a targeted country, countries or regions are likely to have a greater effect on Fund performance than they would in a more geographically diversified fund.
Investment Fund Risk
The Fund may invest in securities of other investment funds that invest in the types of securities in which the Fund may invest directly. As a shareholder in an investment fund, the Fund will bear its ratable share of that investment fund’s expenses and would remain subject to payment of the Fund’s investment management fees and other expenses with respect to the assets so invested. The investment funds in which the Fund invests may in turn acquire securities or other instruments issued by certain companies that involve a high degree of business or financial risk. Such companies may be distressed or have operating losses or significant variations in operating results and may be engaged in a rapidly changing business with products subject to a substantial risk of obsolescence. The investment funds may also invest in companies that are experiencing or are expected to experience financial difficulties that may never be overcome. Many of these companies may be highly leveraged, which can limit their ability to finance future operations and capital needs and may result in restrictive financial and operating covenants. As a result, a company’s flexibility to respond to changing business and economic conditions may be limited. As a result of the Fund’s investment in other investment funds, shareholders will also bear two layers of asset-based fees and expenses – fees at the Fund level and at the level of the underlying investment fund. Investment fund risks also include risks specific to the following types of funds in which the Fund intends to invest:
Private Funds Risk
Private funds are not subject to the 1940 Act, nor are they publicly traded. As a result, the Fund’s investments in private funds will not be subject to the protections afforded to shareholders under the 1940 Act. These protections include, among others, certain corporate governance standards, such as the requirement of having a certain percentage of the directors serving on a board as independent directors, statutory protections against self-dealing by the advisers, sub-advisers and managers of private funds, and leverage limitations.
Further, private funds are not subject to the same investment limitations as the Fund and may have different and contrary investment limitations and other policies. Unlike registered investment companies, private funds currently are not obligated by regulations or law to disclose publicly the contents of their portfolios. As such, the Fund has limited visibility into the underlying investments of private funds, and is dependent on information provided by the managers of those funds. This lack of transparency may make it difficult for the Adviser to monitor the sources of the Fund’s income and the allocation of its assets, and otherwise comply with regulations applicable to the Fund, may result in style drift, and ultimately may limit the universe of private funds in which the Fund can invest.
Investment in private funds carries the risk of loss due to a private funds’ fraud, intentional or inadvertent deviations from a predefined investment strategy (including excessive concentration, directional investing outside of predefined ranges, excessive leverage or new capital markets), or poor judgment. During the lifetime of the Fund, there could be material changes in one or more private funds, including changes in control and mergers. The effect of such changes on a private fund cannot be predicted but could be material and adverse. Given the limited liquidity of private funds, the Fund may not be able to alter its portfolio allocation in sufficient time to respond to any such changes, resulting in substantial losses from risks of private funds.
In order to meet its obligation to provide capital for unfunded commitments, the Fund may be required to hold some, or in certain cases a substantial amount, of its assets temporarily in money market securities, cash or cash equivalents, possibly for several months; liquidate portfolio securities at an inopportune time; or borrow under a line of credit. This could make it difficult or impossible to take or liquidate a position in a particular security at a price consistent with the Investment Manager’s strategy.
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Investments in private funds expose the Fund to complex fees structures, including performance-based compensation, which differ from fee structures permitted for registered funds. These fees may be assessed even if the Fund’s overall investment in such private funds declines in value, which could reduce the Fund’s returns to shareholders below what it would otherwise be if the Fund had invested through a different structure.
By investing in private funds indirectly through the Fund, a shareholder bears two layers of asset-based fees and expenses – at the Fund level and the private fund level - in addition to indirectly bearing any performance fees charged by a private fund. Performance fees may create an incentive for a private fund’s management to make investments that are riskier or more speculative than those it might have made in the absence of a performance fee, which may result in losses. In the aggregate, these fees might exceed the fees that would typically be incurred by a direct investment with a private fund.
Additionally, any event which affects adversely the value of an investment by the Fund or a private fund in which the Fund invests would be magnified to the extent that the Fund or such private fund is leveraged. To the extent that the Fund employs investment leverage, the Fund investing in private funds that also utilize leverage would compound the adverse effects of leverage in a declining market environment. Furthermore, because private funds may incur higher levels of leverage than that which the Fund is permitted, the Fund could be effectively leveraged in an amount far greater than the limit imposed by the 1940 Act.
While the Fund and the Investment Manager will evaluate each private fund and its management to determine whether their respective investment programs are consistent with the Fund’s investment objectives and whether the investment performance is satisfactory, the Investment Manager will not have any control over the investments made by a private fund. Even though private funds are subject to certain constraints, the management of any such private funds may change aspects of their investment strategies without prior notice to the Fund.
Additionally, conflicts of interest may exist in the investments and investment activities of private funds. Conflicts of interest may arise from the fact that the management of any private fund in which the Fund invests and its affiliates may be carrying on substantial investment activities for other clients. The management of such private funds and its affiliates may manage the assets of and/or provide advice to registered investment companies, private investment funds and individual accounts other than the Fund and the private fund, which could compete for the same investment opportunities as the Fund and such private fund.
The Fund’s investments in private funds are priced according to their fair value, as determined in good faith by the Investment Manager. These valuations are based on estimates, which may prove to be inaccurate; these valuations are used to calculate fees payable to the Investment Manager and the net asset value of the Fund’s shares. Investors who purchase or redeem Fund shares on days when the Fund is holding fair-valued investments may receive fewer or more shares or lower or higher redemption proceeds than they would have received if readily available market values were available for all of the Fund’s investments.
ETF Risk
Investing in an ETF will provide a Fund with exposure to the securities comprising the index on which the ETF is based and will expose the Fund to risks similar to those of investing directly in those securities. Shares of ETFs typically trade on securities exchanges and may at times trade at a premium or discount to their NAVs. If the Fund has to sell shares of an ETF when the shares are trading at a discount, the Fund will receive a price that is less than the ETF’s net asset value per share.
ETFs include both actively managed and passively managed ETFs. An ETF that is actively managed is dependent on the investment decisions of its investment adviser and portfolio managers, who use their judgment and apply various investment techniques and risk analyses, which may include technology, automated processes, algorithms, and other management systems. These tools and judgments may not operate as intended or may fail to achieve the desired results. If the investments selected and strategies employed by an actively managed ETF do not perform as expected, that ETF may underperform other funds with similar investment objectives and strategies, or may experience losses. In addition, a passively managed ETF may not replicate exactly the performance of the benchmark index it seeks to track for several reasons, including transaction costs incurred by the ETF, the temporary unavailability of certain index securities in the secondary market or discrepancies between the ETF and the index with respect to the weighting of securities or the number of securities held.
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An investment in an ETF is an investment in another investment company and therefore, the Fund’s shareholders will indirectly bear a proportionate share of any fees and expenses of the ETFs in which the Fund invests. The Fund will pay brokerage commissions in connection with the purchase and sale of shares of ETFs.
REIT Risk
REITs are subject to risks associated with the ownership of real estate. Some REITs experience market risk and liquidity risk due to investment in a limited number of properties, in a narrow geographic area, or in a single property type, which increases the risk that such REIT could be unfavorably affected by the poor performance of a single investment or investment type. These companies are also sensitive to factors such as changes in real estate values and property taxes, interest rates, cash flow of underlying real estate assets, supply and demand, and the management skill and creditworthiness of the issuer. Borrowers could default on or sell investments that a REIT holds, which could reduce the cash flow needed to make distributions to investors. In addition, REITs may also be affected by tax and regulatory requirements impacting the REITs’ ability to qualify for preferential tax treatments or exemptions. REITs require specialized management and pay management expenses. REITs also are subject to physical risks to real property, including weather, natural disasters, terrorist attacks, war, or other events that destroy real property.
REITs include equity REITs and mortgage REITs. Equity REITs may be affected by changes in the value of the underlying property owned by the trusts, while mortgage REITs may be affected by the quality of any credit extended. Further, equity and mortgage REITs are dependent upon management skills and generally may not be diversified. Equity and mortgage REITs are also subject to heavy cash flow dependency, defaults by borrowers or lessees, and self-liquidations. In addition, equity and mortgage REITs could possibly fail to qualify for tax-free pass-through of income under the Internal Revenue Code of 1986, as amended (the Code), or to maintain their exemptions from registration under the Investment Company Act of 1940, as amended. The above factors may also adversely affect a borrower’s or a lessee’s ability to meet its obligations to the REIT. In the event of a default by a borrower or lessee, the REIT may experience delays in enforcing its rights as a mortgagee or lessor and may incur substantial costs associated with protecting its investments. In addition, even many of the larger REITs in the industry tend to be small to medium-sized companies in relation to the equity markets as a whole. Moreover, shares of REITs may trade less frequently and, therefore, are subject to more erratic price movements than securities of larger issuers.
Shares Not Listed; No Market for Shares
The Fund has been organized as a closed-end management investment company. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) because investors in a closed-end fund do not have the right to redeem their shares on a daily basis. Unlike most closed-end funds, which typically list their shares on a securities exchange, the Fund does not currently intend to list the Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future. Therefore, an investment in the Fund, unlike an investment in exchange-traded closed-end funds, is not a liquid investment.
SPV Risks
The Fund invests primarily in debt securities of SPVs. Because the SPVs in which the Fund intends to invest are generally organized by managers unaffiliated with the Fund or the Investment Manager, the Fund will typically be one of many investors in the SPV. In purchasing an SPV interest, the Fund entrusts all aspects of the management of the SPV to its manager. SPVs are generally organized as limited partnerships or limited liability companies. Some SPVs in which the Fund invest may impose restrictions on when investors may withdraw their investment or limit the amounts investors may withdraw. To the extent the Fund seeks to reduce or sell an investment at a time or in an amount that is prohibited, the Fund may not have the liquidity necessary to participate in other investment opportunities or may need to sell other investments that it may not have otherwise sold. Additionally, SPVs are not publicly traded and therefore may not be as liquid as other types of investments. Further, the fair value of investments in SPVs may differ from the value of the underlying securities were the Fund to hold such securities directly. Finally, as investors in an SPV, the Fund owns interests in the SPV and has no ownership rights to the underlying securities. These characteristics present additional risks for stockholders. Individual SPVs that the Fund invests in may have different terms and structures, which may present unique risks. To the extent that
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he Fund invests in equity interests in SPVs, the Fund will bear a pro rata share of the vehicles’ expenses, including operating and offering related costs, which could result in higher expenses than if the Fund invested in the single underlying investment directly.
Closed-end Interval Fund; Liquidity Risks
The Fund is a diversified, closed-end management investment company structured as an “interval fund” and designed primarily for long-term investors. The Fund is not intended to be a typical traded investment. There is no secondary market for the Shares and the Fund expects that no secondary market will develop. An investor should not invest in the Fund if the investor needs a liquid investment. Closed-end funds differ from open-end management investment companies, commonly known as mutual funds, in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on NAV. Although the Fund, as a fundamental policy, will make quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV, the number of Shares tendered in connection with a repurchase offer may exceed the number of Shares the Fund has offered to repurchase, in which case not all of your Shares tendered in that offer will be repurchased. In connection with any given repurchase offer, it is likely that the Fund may offer to repurchase only the minimum amount of up to 5% of its outstanding Shares. Hence, you may not be able to sell your Shares when and/or in the amount that you desire.
Inadequate Return Risk
No assurance can be given that the returns on the Fund’s investments will be commensurate with the risk of investment in its Shares.
Investment Dilution Risk
The Fund’s investors do not have preemptive rights to any Shares the Fund may issue in the future. The Fund’s Agreement and Declaration of Trust (the “Declaration”) authorizes it to issue an unlimited number of Shares. The Board may make certain amendments to the Declaration. After an investor purchases Shares, the Fund may sell additional Shares in the future or issue equity interests in private offerings. To the extent the Fund issues additional equity interests after an investor purchases its Shares, such investor’s percentage ownership interest in the Fund will be diluted.
Large Shareholder Risk
To the extent a large proportion of Shares are held by a small number of shareholders (or a single shareholder), including affiliates of the Investment Manager, the Fund is subject to the risk that these shareholders will seek to sell Shares in large amounts rapidly in connection with repurchase offers. These transactions could adversely affect the ability of the Fund to conduct its investment program. Furthermore, it is possible that in response to a repurchase offer, the total amount of Shares tendered by a small number of shareholders (or a single shareholder) may exceed the number of Shares that the Fund has offered to repurchase. If a repurchase offer is oversubscribed by shareholders, the Fund will repurchase only a pro rata portion of shares tendered by each shareholder. However, the Fund may determine to increase the repurchase offer by up to 2% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline. If the Fund only repurchases a pro rata portion of shares tendered in connection with an oversubscribed repurchase offer, shareholders unaffiliated with the Investment Manager will not be given priority over shareholders that are affiliates of the Investment Manager, whose holdings in the Fund may be significant and may have the effect of diluting third-party shareholders with respect to any repurchase offer.
Distribution Rate Risk
The Fund’s distribution rates may be affected by numerous factors, including but not limited to changes in realized and projected market returns, fluctuations in market interest rates, Fund performance, and other factors. There can be no assurance that a change in market conditions or other factors will not result in a change in the Fund’s distribution rate or that the rate will be sustainable in the future. For instance, during periods of low or declining interest rates, the Fund’s distributable income and dividend levels may decline for many reasons.
For example, the Fund may have to deploy uninvested assets (whether from sales of Fund shares, proceeds from matured, traded or called debt obligations or other sources) in new, lower yielding instruments. Additionally, payments from certain instruments that may be held by the Fund (such as variable and floating rate securities) may
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be negatively impacted by declining interest rates, which may also lead to a decline in the Fund’s distributable income and dividend levels.
Federal Income Tax Risks
Failure to Maintain RIC Tax Treatment
As discussed above, the Fund intends to elect to be taxed as a RIC and intends each year to qualify and be eligible to be treated as such, so that it generally will not be subject to U.S. federal income tax on its net investment income or net short-term or long-term capital gains that is distributed (or deemed distributed) to its shareholders. To qualify for and maintain RIC tax treatment under Subchapter M of the Code, the Fund must, among other things, meet annual distribution, income source and quarterly asset diversification requirements. The Fund may have difficulty complying with these requirements. In particular, if the Fund has equity investments that are treated as partnerships or other pass-through entities for tax purposes, the Fund may not have control over, or receive accurate information about, the underlying income and assets of those investments that are taken into account in determining our compliance with the income source and quarterly asset diversification requirements. If the Fund does not qualify for and maintain the RIC tax treatment for any reason and is subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions. In addition to potentially paying substantial taxes, the Fund could also be required to recognize unrealized gains and make substantial distributions before re-qualifying as a RIC.
Recognizing Income Before or Without Receiving Cash
For federal income tax purposes, the Fund may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if the Fund holds debt obligations that are treated under applicable tax rules as having original issue discount (such as zero-coupon securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), the Fund must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. The Fund may also have to include in income other amounts that it has not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. A portion of the Fund’s income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash. Any original issue discount, market discount or other amounts accrued will be included in the Fund’s investment company taxable income for the year of the accrual.
In any such instance, the Fund may be required to make a distribution to our shareholders to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, the Fund may have difficulty meeting the annual distribution requirement necessary to qualify for taxation as a RIC under Subchapter M of the Code. The Fund may have to sell some of our investments at times and/or at prices the Fund would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If the Fund is not able to obtain cash from other sources, the Fund may not qualify for or maintain RIC tax treatment and thus the Fund may become subject to corporate-level income tax.
Special Tax Issues
The Fund may invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, to preserve its status as a RIC and to distribute sufficient income to not become subject to U.S. federal income tax.
Legislative or Regulatory Tax Changes
At any time, the federal income tax laws and underlying U.S. Treasury regulations governing RICs or the administrative interpretations of those tax laws or U.S. Treasury regulations may be amended or subject to differing interpretations. Any of those new tax laws, U.S. regulations or administrative interpretations may take effect
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retroactively and may have a negative impact on the Fund which could adversely affect the taxation of us or our shareholders. Therefore, changes in tax laws, U.S. Treasury regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in our Shares or the value or the resale potential of our investments.
HOW THE FUND MANAGES RISK
Hedging and Related Strategies
To the extent the Fund holds positions that are sensitive to interest rate volatility, the Fund may engage in hedging techniques to manage its exposure to interest rate risk such as by investing in exchange-traded and over-the-counter derivatives, including futures, options and swaps, such as interest rate swaps, credit default swaps, total return swaps, swaptions, and TBA securities. When buying or selling credit default swaps, the Fund will maintain appropriate asset coverage up to the full notional value of the credit default swap. Income earned by the Fund from its hedging and related transactions may be subject to one or more special U.S. federal income tax rules that can affect the amount, timing and/or character of distributions to shareholders. For instance, many hedging activities will be treated as capital gain and, if not offset by net realized capital loss, will be distributed to shareholders in taxable distributions. If effectively used, hedging strategies will offset in varying percentages losses incurred on the Fund’s investments due to adverse interest rate changes. There is no assurance that these hedging strategies will be available at any time or that the Investment Manager will determine to use them for the Fund or, if used, that the strategies will be successful. The Investment Manager may determine not to engage in hedging strategies or to do so only in unusual circumstances or market conditions.
Investment Limitations
In addition, the Fund has adopted certain investment limitations designed to limit investment risk. See “Investment Restrictions” in the Statement of Additional Information for a description of these limitations.
MANAGEMENT OF THE FUND
Trustees and Officers
The business of the Fund is managed under the direction of the Fund’s Board, including oversight of the duties performed by the Investment Manager. The Board is currently composed of four Trustees, all of whom are not “interested persons” of the Fund (as that term is defined by Section 2(a)(19) of the 1940 Act). The Trustees meet periodically throughout the year to discuss and consider matters concerning the Fund and to oversee the Fund’s activities, including its investment performance, compliance program and risks associated with its activities. The names and business addresses of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years are set forth under “Management of the Fund” in the SAI.
Investment Manager
Regan, a Delaware limited liability company, serves as investment manager to the Fund. Subject to the oversight of the Board, Regan is responsible for managing the investment activities of the Fund. Chris Hall and Skyler Weinand, CFA are responsible for the day-to-day management of the Fund.
Regan, located at 300 Crescent Court, Suite 1760, Dallas, Texas 75201, is an SEC-registered investment advisory firm formed in 2011. In addition to the Fund, Regan currently provides investment advisory services to mutual funds, privately offered pooled investment funds and separately managed accounts. Regan is owned and controlled by Skyler Weinand, CFA, managing partner, who holds greater than 25% interest in the units of Regan and is therefore a control person of Regan.
As of March 31, 2026, Regan had approximately $3.9 billion in assets under management.
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Investment Management Agreement
Pursuant to an investment management agreement between the Fund and the Investment Manager (the “Investment Management Agreement”), the Fund has agreed to pay the Investment Manager an annual fee, accrued daily and payable monthly in arrears, in an amount equal to 1.50% of the Fund’s “Managed Assets.” “Managed Assets” under the Investment Management Agreement means the total value of all assets of the Fund (including any assets attributable to any leverage that is outstanding), less the amount equal to all accrued debts, liabilities and obligations of the Fund (excluding debts, liabilities and obligations representing financial leverage and the aggregate liquidation preference of any outstanding preferred shares). The value of the Fund’s assets for this purpose shall be computed in accordance with the Fund’s policies and procedures for calculating its NAV.
Because the management fee received by the Investment Manager is based on the average daily Managed Assets of the Fund, which includes total assets of the Fund (including assets attributable leverage), the Investment Manager has a financial incentive for the Fund to utilize borrowings and other financings or to issue preferred shares, which may create a conflict of interest between the Investment Manager, on the one hand, and Fund, on the other hand.
The Investment Management Agreement became effective upon the commencement of the Investment Manager’s management of the continuous investment program for the Fund and will continue in effect for an initial two-year term. Thereafter, the Investment Management Agreement continues in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund or a majority of the Board and (ii) the vote of a majority of the Independent Trustees of the Fund, as required under the 1940 Act or any exemptive order issued by, or guidance, interpretation or position of the staff or the SEC. A discussion regarding the basis for the Board’s approval of the Investment Management Agreement will be available in the Fund’s first annual report to shareholders for the fiscal year ending September 30, 2026.
Expense Limitation Agreement
The Investment Manager has contractually agreed, through January 31, 2030, to waive its management fee or reimburse Fund expenses to the extent that the Fund’s total annual operating expenses (excluding any taxes; fees and interest payments on borrowed funds; fees and expenses, including dividend and interest expenses, associated with the issuance of preferred shares; brokerage commissions and transactional costs and expenses; distribution and shareholder servicing fees; all expenses of wholly-owned subsidiaries of the Fund through which the Fund invests; all expenses of special purpose vehicles (“SPVs”) in which the Fund or its subsidiaries invests (including any management fees, performance-based incentive fees and administrative service fees); all fees and expenses of Fund investments (including all acquired fund fees and expenses); fees payable to third parties in connection with the sourcing or identification of portfolio investments; transactional costs associated with consummated and unconsummated transactions, including legal costs and brokerage commissions, associated with the acquisition, disposition and maintenance of the Fund’s investments; dividend expenses on short sales; expenditures which are capitalized in accordance with GAAP; and extraordinary or non-routine expenses, such as expenses incurred in connection with any merger or reorganization with, or the acquisition of all or substantially all of the assets of, another fund, redomiciling the Fund, litigation expenses) exceed 2.50% of the Fund’s average daily net assets (the “Expense Limitation Agreement”). After its initial term, the Expense Limitation Agreement will automatically renew for consecutive one-year terms unless terminated by the Investment Manager or the Fund upon 30 days written notice to other party prior to the end of the then-current term.
Under the Expense Limitation Agreement, the Investment Manager may recoup from the Fund amounts previously waived or reimbursed during the previous three years from the date of the waiver or reimbursement, provided that such amount paid to the Investment Manager will not cause the Fund’s total annual operating expenses (excluding any taxes; fees and interest payments on borrowed funds; fees and expenses, including dividend and interest expenses, associated with the issuance of preferred shares; brokerage commissions and transactional costs and expenses; distribution and shareholder servicing fees; acquired fund fees and expenses (as determined in accordance with SEC Form N-2); dividend expenses on short sales; expenditures which are capitalized in accordance with GAAP; and extraordinary or non-routine expenses, such as expenses incurred in connection with any merger or reorganization with, or the acquisition of all or substantially all of the assets of, another fund,
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redomiciling the Fund, litigation expenses) to exceed (i) the expense limit in effect at the time of waiver or reimbursement or (ii) the expense limit in effect at the time of recoupment.
Portfolio Managers
The following individuals share primary responsibility for managing the Fund and have served as portfolio managers since the Fund’s inception.
Skyler Weinand, CFA, Managing Partner, founded Regan in 2011. Prior to forming Regan, Mr. Weinand was head of residential and consumer asset-backed securities trading at Cantor Fitzgerald from July 2007 to March 2011. Prior to that, Mr. Weinand was responsible for trading a $2+ billion mortgage-backed securities portfolio at Sit Investment Associates from July 2005 to June 2007. From 2001 to 2005 Mr. Weinand was employed with GMAC-RFC. Mr. Weinand is a graduate of the Carlson School of Management at the University of Minnesota with Bachelors’ of Science Degrees in Finance and Management Information Systems.
Chris Hall, Senior Portfolio Manager, joined Regan in June 2013. Prior to joining Regan, Mr. Hall was Partner and Co-Head of Sales at Auriga USA, LLC and a Director of Fixed Income Sales at KeyBanc Capital Markets. Mr. Hall is a graduate of Williams College, with a Bachelor of Arts in Economics.
Please see the SAI for additional information about other accounts managed by the portfolio managers, the portfolio managers’ compensation, and the portfolio managers’ ownership of shares of the Fund.
Control Persons
A control person is a person who owns, either directly or indirectly, beneficially more than 25% of the voting securities of a company. As of the date of this Prospectus, the Investment Manager provided statutorily required seed capital and owned 100% of the shares of the Fund. Please see “Securities Ownership” in the Fund’s Statement of Additional Information for additional information on any control persons.
Additional Information
Neither this Prospectus, the Fund’s Statement of Additional Information, any contracts filed as exhibits to the Fund’s registration statement, nor any other communications or disclosure documents from or on behalf of the Fund creates a contract between a shareholder of the Fund and the Fund, a service provider to the Fund, and/or the Trustees or officers of the Fund. The Fund may amend this Prospectus, the Statement of Additional Information, and any other contracts to which the Fund is a party, and interpret the investment objective, policies, restrictions and contractual provisions applicable to the Fund without shareholder input or approval, except in circumstances in which shareholder approval is specifically required by law (such changes to fundamental investment policies) or where a shareholder approval requirement is specifically disclosed in this Prospectus or the Statement of Additional Information. Nothing in this Prospectus or the Statement of Additional Information limits any rights under federal or state law that cannot be waived.
THE DISTRIBUTOR AND THE DISTRIBUTION AND SHAREHOLDER SERVICING PLAN
Quasar Distributors, LLC (the “Distributor”) is the principal underwriter and distributor of the Fund’s Shares pursuant to a distribution agreement (the “Distribution Agreement”) with the Fund. The Distributor, located at 190 Middle Street, Suite 301, Portland, Maine 04101, is a wholly-owned subsidiary of Foreside Financial Group, LLC (doing business as ACA Group), and is a broker-dealer registered with the SEC and is a member of the Financial Industry Regulatory Authority.
The Distributor acts as the distributor of Shares for the Fund on a best-efforts basis (meaning the Distributor shall use commercially reasonable efforts to distribute the Shares), subject to various conditions, pursuant to the terms of the Distribution Agreement. The Distributor is not obligated to sell any specific amount of Shares of the Fund.
Shares of the Fund are continuously offered through the Distributor. Shares will be offered at NAV per share, plus applicable sales charges, calculated each regular business day. Please see “How Fund Shares are Priced” below. The Distributor may enter into agreements with selected broker-dealers, banks or other financial intermediaries for the distribution of Shares (“Authorized Intermediaries”). The Fund has authorized these Authorized Intermediaries to receive, on the Fund’s behalf, purchase orders and redemption orders (i.e., repurchase
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requests) for Shares. These Authorized Intermediaries are authorized to designate other intermediaries to receive purchase orders and repurchase requests on the Fund’s behalf. These Authorized Intermediaries and their authorized designees act as processing agents and are responsible for promptly transmitting purchase orders and corresponding payments, repurchase requests, and any other requests to the Fund. An Authorized Intermediary may hold Shares in an omnibus account in the intermediary’s name or the Authorized Intermediary may maintain individual ownership records. The Fund will be deemed to have received a purchase order or repurchase request when an Authorized Intermediary or, if applicable, the intermediary’s authorized designee, receives the order or request. Purchase orders will be priced at the Fund’s NAV, plus applicable sales charges, next computed after the order is received by an Authorized Intermediary or the intermediary’s authorized designee. For additional information about submitting repurchase requests, see “Periodic Repurchase Offers” below. Investors who transact in Shares through Authorized Intermediaries will be subject to the procedures of those intermediaries, which may include charges, investment minimums, cutoff times and other restrictions in addition to, or different from, those listed herein. Investors may be charged a fee if they effect transactions through an Authorized Intermediary and for maintaining an account with an Authorized Intermediary. Investors transacting through Authorized Intermediaries should acquaint themselves with their intermediary’s procedures and should read the Prospectus in conjunction with any materials and information provided by their intermediary.
The Fund and the Distributor each reserve the right, in their sole discretion, to suspend the offering of shares of the Fund or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Fund or for other reasons such as compliance with anti-money laundering or sanctions obligations and requirements.
The Fund generally does not offer or sell its shares outside of the United States, except to certain investors in approved jurisdictions and in conformity with local legal requirements.
Shares are not listed for trading on any securities exchange. There is currently no secondary market for the Shares and the Fund does not anticipate that a secondary market will develop for its Shares. Investors should consider Shares of the Fund to be an illiquid investment. Neither the Investment Manager nor the Distributor intends to make a market in the Shares.
The Distribution Agreement became effective upon the Distributor’s commencement of services as the principal underwriter of the Fund for the distribution of Shares of the Fund and will continue in effect for an initial two-year term. Thereafter, the Distribution Agreement continues in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund or a majority of the Board and (ii) the vote of a majority of the Independent Trustees of the Fund, cast in person at a meeting called for the purpose of voting on such approval.
The Fund has agreed to indemnify the Distributor and certain of the Distributor’s affiliates against certain liabilities, including certain liabilities arising under the 1933 Act. To the extent consistent with applicable law, the Distributor has agreed to indemnify the Fund and each Trustee against certain liabilities, including certain liabilities under the 1933 Act and in connection with the services rendered to the Fund. See “Distribution of Fund Shares” in the Statement of Additional Information for further information.
Share Classes
The Fund has received an exemptive order from the SEC that permits the Fund to offer multiple classes of its Shares and to impose distribution and shareholder servicing fees. The Fund has adopted a multiple class plan pursuant to Rule 18f-3 under the Act. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 18f-3 as a condition of the exemptive relief. Under the multiple class plan, shares of each class of the Fund represent an equal pro rata interest in the Fund and, generally, have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class has a different designation; (b) each class of shares bears any class-specific expenses; and (c) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, and shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class.
The Fund offers two classes of Shares: Investor Class and Institutional Class. Each share class represents an investment in the same portfolio of investments, but each class has its own expense structure and arrangements for
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shareholder services or distribution, which allows you to choose the class that best fits your situation and eligibility requirements. Each class of Shares is subject to different fees and expenses.
Investor Class Shares: The minimum initial investment is $2,500 per account and the minimum subsequent investment is $500.
Institutional Class Shares: The minimum initial investment is $50,000 per account and the minimum subsequent investment is $500.
Distribution and Servicing Plans
The Fund has adopted a plan pursuant to Rule 12b-1 for the Fund’s Investor Class Shares that would allow the Fund to pay fees for the sale, distribution and servicing of its Investor Class Shares (the “Distribution and Service Plan”). The Distribution and Service Plan provides for a distribution and shareholder servicing fee (the “Distribution and Shareholder Servicing Fee”) of up to 1.00% of which 0.25% of the fee is characterized as a “shareholder servicing fee” and the remaining portion is characterized as a “distribution fee,” of the Investor Class Shares’ average daily net assets. Because these fees are paid out over the life of the Fund’s Investor Class Shares, over time, these fees (to the extent they are accrued and paid) would increase the cost of your investment and may cost you more than paying other types of sales charges. Institutional Class Shares of the Fund are not subject to the Distribution and Shareholder Servicing Fee.
The Fund has policies and procedures in place for the monitoring of payments to broker-dealers and other financial intermediaries for distribution-related and non-distribution activities such as sub-transfer agent, administrative, and other shareholder servicing services.
Additional Payments to Dealers
If you purchase Shares of the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the intermediary for the sale of Fund Shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Fund over another investment. Institutional Class Shares may also be available on brokerage platforms of firms that have agreements with the Fund’s Distributor to offer such Shares solely when acting as an agent for the investor. An investor transacting in these programs may be required to pay a commission and/or other forms of compensation to the broker. Ask your salesperson or visit your financial intermediary’s website for more information.
Service Fees – Other Payments to Third Parties
The Investment Manager, out of its own resources, and without additional cost to the Fund or its shareholders, may provide additional cash payments or non-cash compensation to intermediaries who sell Shares of the Fund. Such payments and compensation are in addition to Rule 12b-1 distribution and shareholder servicing fees paid by the Fund. These additional cash payments are generally made to intermediaries that provide shareholder servicing, marketing support and/or access to sales meetings, sales representatives and management representatives of the intermediary. Cash compensation may also be paid to intermediaries for inclusion of the Fund on a sales list, in other sales programs or as an expense reimbursement in cases where the intermediary provides shareholder services to the Fund’s shareholders. The Investment Manager may also pay cash compensation in the form of finder’s fees that vary depending on the dollar amount of the Shares sold.
Purchasing Shares
The following section provides basic information about how to purchase Shares of the Fund. The Fund typically does not offer or sell its shares to non-U.S. residents. For purposes of this policy, a U.S. resident is defined as an account with (i) a U.S. address of record and (ii) all account owners residing in the U.S. at the time of sale.
The Fund and the Distributor each reserve the right, in their sole discretion, to suspend the offering of shares of the Fund or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Fund or for other reasons such as compliance with anti-money laundering or sanctions obligations and requirements.
In the interest of economy and convenience, certificates for shares will not be issued.
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Investor Class Shares and Institutional Class Shares: Eligible investors may purchase Investor Class Shares and Institutional Class Shares in the following ways:
Through your broker-dealer or other financial firm. Investors may buy and sell shares of the Fund through financial intermediaries and their agents that have made arrangements with the Fund and are authorized to buy and sell shares of the Fund (collectively, “Financial Intermediaries”). Orders will be priced at the appropriate price next computed after it is received by a Financial Intermediary. A Financial Intermediary may hold shares in an omnibus account in the Financial Intermediary’s name or the Financial Intermediary may maintain individual ownership records. Financial intermediaries may charge fees for the services they provide in connection with processing your transaction order or maintaining an investor’s account with them. Investors should check with their Financial Intermediary to determine if it is subject to these arrangements. Financial Intermediaries are responsible for placing orders correctly and promptly with the Fund, forwarding payment promptly. Orders transmitted with a Financial Intermediary before the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the NYSE is open for business, will be priced based on the Fund’s NAV next computed after it is received by the Financial Intermediary.
•Investors may be charged a fee if they effect transactions through an intermediary, broker or agent.
•The Fund may authorized one or more brokers to receive on its behalf purchase and redemption orders.
•Such brokers are authorized to designate other intermediaries to receive purchase and redemption orders on the Fund’s behalf.
•The Fund will be deemed to have received a purchase or redemption order when an authorized broker or, if applicable, a broker’s authorized designee, receives the order.
•Customer orders will be priced at the Fund’s NAV, plus applicable sales charges, next computed after they are received by an authorized broker or the broker’s authorized designee.
Through the Distributor. You should discuss your investment with your financial advisor before you make a purchase to be sure the Fund is appropriate for you. Individual investors who meet the minimum investment amount and wish to invest directly in Shares may obtain an Account Application online at www.regancapital.com/interval-fund or by calling 1-855-965-5818.
The completed Account Application may be submitted using the following methods:

Overnight Mail: Regan Capital Alternative Income Fund c/o U.S. Bank Global Fund Services 801 Pennsylvania Avenue, Suite 219252 Kansas City, Missouri 64105-1307	Regular Mail: Regan Capital Alternative Income Fund c/o U.S. Bank Global Fund Services P.O. Box 219252 Kansas City, Missouri 64121-9252
For inquiries, please call 1-855-965-5818.
The Fund does not consider the U.S. Postal Service or other independent delivery services to be its agents. Therefore, deposit in the mail or with such services, or receipt at U.S. Bancorp Fund Services, LLC post office box,
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of purchase orders does not constitute receipt by the Transfer Agent of the Fund. Receipt of purchase orders are based on when the order is received at the Transfer Agent’s offices.
Payment for the purchase of Shares may be made by check payable to Regan Capital Alternative Income Fund and sent to the Regular Mail address above; or by wiring federal funds to:

Regan Capital Alternative Income Fund
Attn: U.S. Bancorp Fund Services, LLC
ABA #075000022
Account Number #112-952-137
Account Name: U.S. Bancorp Fund Services LLC; FBO Regan Capital Alternative Income Fund
FBO: (Insert Investor Name)
Further Credit:
Further Credit to Regan Capital Alternative Income Fund
(Insert Investor Account Number)
(Name or Account Registration)
(Reference Number)

All checks must be in U.S. Dollars drawn on a domestic bank. The Fund will not accept payment in cash or money orders. The Fund does not accept post dated checks or any conditional order or payment. To prevent check fraud, the Fund will not accept third party checks, Treasury checks, credit card checks, traveler’s checks or starter checks for the purchase of shares. The transfer agent will charge a $25 fee against a shareholder’s account, in addition to any loss sustained by the Fund, for any payment that is returned. It is the policy of the Fund not to accept applications under certain circumstances or in amounts considered disadvantageous to shareholders. The Fund reserves the right to reject any application.
Before wiring federal funds, the investor must provide order instructions to the transfer agent by calling 1-855-965-5818. In order to receive the current day’s NAV, order instructions must be received in good order prior to the close of regular trading on the New York Stock Exchange (“NYSE”) (ordinarily 4:00 p.m., Eastern time) (“NYSE Close”). Instructions must include the name and signature of an appropriate person designated on the Account Application (“Authorized Person”), account name, account number, name of the Fund and dollar amount. Payments received without order instructions could result in a processing delay or a return of wire. Failure to send the accompanying payment on the same day may result in the cancellation of the order.
An investor may place a purchase order for Shares without first wiring federal funds if the purchase amount is to be derived from an advisory account managed by the Investment Manager or one of its affiliates, or from an account with a broker-dealer or other financial firm that has established a processing relationship with the Fund on behalf of its customers.
Investment Minimums
For Investor Class Shares, the minimum initial investment is $2,500 and the minimum subsequent investment is $500. For Institutional Class Shares, the minimum initial investment is $50,000 and the minimum subsequent investment is 500.
Sales Charges
Investor Class Shares in the Fund are offered at their current net asset value plus a maximum sales charge of 3.00%.
Exchanging Shares
To the extent that an investor becomes eligible for another share class, the shares of each class are exchangeable for each other class.
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Signature Validation
When a signature validation is called for, a Medallion signature guarantee or Signature validation program (“SVP”) stamp may be required. A Medallion signature guarantee is intended to provide signature validation for transactions considered financial in nature, and an SVP stamp is intended to provide signature validation for transactions non-financial in nature. In certain situations, a notarized signature may be used instead of a Medallion signature guarantee or an SVP stamp. A Medallion signature guarantee or SVP stamp may be obtained from a domestic bank or trust company, broker, dealer, clearing agency, savings association or other financial institution which is participating in a Medallion program or SVP recognized by the Securities Transfer Association. When a Medallion signature guarantee or SVP stamp is required, signature validations from financial institutions which are not participating in one of these programs will not be accepted. Please note that financial institutions participating in a recognized Medallion program may still be ineligible to provide a signature validation for transactions of greater than a specified dollar amount. The Fund may change the signature validation requirements from time to time upon notice to shareholders, which may be given by means of a new or supplemented prospectus. Shareholders should contact the Fund for additional details regarding the Fund’s signature validation requirements.
A signature guarantee, from either a Medallion program member or a non-Medallion program member, is required in the following situations:
•If ownership is being changed on your account;
•When redemption proceeds are payable or sent to any person, address or bank account not on record;
•When a redemption request is received by the transfer agent and the account address has changed within the last 15 calendar days.
In addition, corporations, trusts, and other institutional organizations are required to furnish evidence of the authority of the persons designated on the Account Application to effect transactions for the organization.
Householding
In an effort to decrease costs, the Fund intends to reduce the number of duplicate prospectuses and other similar documents you receive by sending only one copy of each to those addresses shared by two or more accounts and to shareholders the Fund reasonably believes are from the same family or household. Householding will not be implemented for your account unless you have consented to householding by checking the appropriate box on your Account Application. Once implemented, if you would like to discontinue householding for your accounts, please call toll-free at 1-855-965-5818 to request individual copies of these documents. Once the Fund receives notice to stop householding, the Fund will begin sending individual copies 60 days after receiving your request. This policy does not apply to account statements.
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Acceptance and Timing of Purchase Orders
Shares may be purchased at a price equal to their NAV per share, plus any applicable sales charge, next determined after receipt of an order. Under normal circumstances, all purchase orders received by the Fund or its designee prior to the NYSE Close on a regular business day are processed at that day’s offering price. An order received after the NYSE Close will be effected at the offering price determined on the next business day. However, orders received by the Fund or its designee after the offering price is determined that day from financial firms or certain retirement plans will receive such offering price if the orders were received by the financial firm or retirement plan from its customer or participant prior to such offering price determination and were transmitted to and received by the Fund or its designee prior to such time as agreed upon in accordance with an agreement or as allowed by applicable law. Purchase orders will be accepted only on days on which the Fund is open for business. The Fund is “open for business” on each day the NYSE is open for trading, which excludes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. On any day that regular trading on the NYSE closes earlier than scheduled, the Fund reserves the right to: (i) advance the time as of which the NAV is calculated and, therefore, the time by which purchase orders must be received to receive that day’s NAV or (ii) accept purchase orders until, and calculate its NAV as of, the normally scheduled NYSE Close. On any day that the NYSE is closed when it would normally be open for business, the Fund may accept purchase orders until, and calculate its NAV as of, the normally scheduled close of regular trading on the NYSE or such other time that the Fund may determine.
The Fund reserves the right to close if the primary trading markets of the Fund’s portfolio instruments are closed and the Fund’s management believes that there is not an adequate market to meet purchase requests. On any business day when the Securities Industry and Financial Markets Association recommends that the securities markets close trading early, the Fund may close trading early. Purchase orders will be accepted only on days which the Fund is open for business.
Broker-dealers and other financial firms are obligated to transmit purchase orders promptly. The Fund and the Distributor each reserve the right, in their sole discretion, to suspend the offering of shares of the Fund or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Fund or for other reasons such as compliance with anti-money laundering or sanctions obligations and requirements. The sale of Shares may be suspended during any period in which the NYSE is closed other than weekends or holidays, or if permitted by the rules of the SEC, when trading on the NYSE is restricted or during an emergency which makes it impracticable for the Fund to dispose of its securities or to determine fairly the value of its net assets, or during any other period as permitted by the SEC for the protection of investors.
INFORMATION REGARDING STATE ESCHEATMENT LAWS
It is important that the Fund maintain a correct address for each direct shareholder. An incorrect address may cause a direct shareholder’s account statements and other mailings to be returned to the Fund. Closed-end fund accounts can be considered abandoned property. States increasingly are looking at inactive closed-end fund accounts as possible abandoned or unclaimed property. Under certain circumstances, the Fund (or the broker or custodian of record having beneficial owner information) may be legally obligated to escheat (or transfer) an investor’s account to the appropriate state’s unclaimed property administrator. The Fund will not be liable to investors or their representatives for good faith compliance with state unclaimed or abandoned property (escheatment) laws.
Escheatment laws vary by state, and states have different criteria for defining inactivity and abandoned property. Generally, a closed-end account may be subject to “escheatment” (i.e., considered to be abandoned or unclaimed property) if the account owner has not initiated any activity in the account or contacted the Fund for an “inactivity period” as specified in applicable state laws. Typically, an investor’s last known address of record determines the state that has jurisdiction. The process described above, and the application of state escheatment laws, may vary depending on how shareholders hold their shares in the Fund. If your shares are held directly with the Fund, please proactively contact the Fund’s transfer agent at 1-855-965-5818 at least annually to ensure your account remains in active status. Alternatively, if your shares are held through a financial institution, please work with your financial institution directly to check your account status.
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VERIFICATION OF IDENTITY AND COMPLIANCE WITH ECONOMIC SANCTIONS AND ANTI-MONEY LAUNDERING LAWS
To help the federal government combat the funding of terrorism and money laundering activities, federal law generally requires all financial institutions to obtain, verify and record information that identifies each person (and natural person beneficial owners, if applicable) that opens a new account, and to determine whether such person’s (or natural person beneficial owner’s) name appears on government lists of known or suspected terrorists and terrorist organizations. As a result, unless there is an applicable exception or exemption, the Fund must obtain the following information for each person (or natural person beneficial owner, if applicable) that opens a new account:
•Name;
•Date of birth (for individuals);
•Residential or business street address; and
•Social Security number, taxpayer identification number, or other identifying number.
Individuals may also be asked for a copy of their driver’s license, passport or other identifying document in order to verify their identity. In addition, it may be necessary to verify an individual’s identity by cross-referencing the identification information with a consumer report or other electronic database. Additional information may be required to open accounts for corporations and other entities, and the Fund or its affiliates or agents may request information about the investor’s source of funds and source of wealth before permitting investment in the Fund.
After an account is opened, the Fund may restrict your ability to purchase additional Shares until your identity is verified and all other requested information is provided to the Fund’s satisfaction. The Fund also may close or freeze your account and redeem your shares or take other appropriate action if it is unable to verify your identity or obtain other requested information within a reasonable time at any point in the lifecycle of the account.
The Fund and its affiliates are subject to various anti-money laundering laws in addition to those set forth above, as well as laws that restrict them from dealing with entities, individuals, organizations and/or investments that are subject to applicable sanctions regimes. Each investor acknowledges that (i) if the Fund or its affiliates or agents reasonably believes that such investor (or any of its underlying beneficial owners) is the subject or target of relevant economic or trade sanctions programs or has used proceeds of crime to fund their investment, (ii) if the investor fails to provide information to the Fund or its affiliates or agents for purposes of assessing the Fund’s compliance with economic or trade sanctions or anti-money laundering laws, or (iii) if otherwise required by applicable law or regulation, the Fund or its affiliates or agents may, in their sole discretion, undertake appropriate actions to ensure compliance with applicable law or regulations, including but not limited to freezing, segregating or redeeming such investor’s subscription in the Fund and/or making disclosures to appropriate regulators. In this event, the affected investor shall have no claim against the Fund or any of its affiliates or agents, for any form of damages that result from any such actions.
PERIODIC REPURCHASE OFFERS
The Fund is a closed-end interval fund and, to provide liquidity and the ability to receive NAV on a disposition of at least a portion of your Shares, will make periodic offers to repurchase Shares. No shareholder will have the right to require the Fund to repurchase its Shares, except as permitted by the Fund’s interval structure. No public market for the Shares exists, and none is expected to develop in the future. Consequently, shareholders will not be able to liquidate their investment other than as a result of repurchases of their Shares by the Fund, and then only on a limited basis.
The Fund has adopted, pursuant to Rule 23c-3 under the Act, a fundamental policy, which cannot be changed without shareholder approval, requiring the Fund to offer to repurchase at least 5% and up to 25% of its Shares at NAV on a regular schedule. Although the policy permits repurchase of between 5% and 25% of the Fund’s outstanding Shares, for each quarterly repurchase offer, the Fund currently expects to offer to repurchase 5% of the Fund’s outstanding Shares at NAV subject to approval of the Board. The Board will consider such factors as it deems relevant including the Investment Manager’s views, liquidity of the portfolio and investor demand in considering the level of the repurchase offer. The schedule requires the Fund to make repurchase offers every three
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months. The Fund expects the first Repurchase Request Deadline to occur no later than six months after the initial effective date of this registration statement.
If a repurchase offer is oversubscribed, the Fund may, but is not required to, determine to increase the amount repurchased by up to 2% of the Fund’s outstanding shares as of the date of the Repurchase Request Deadline. In the event that the Fund determines not to repurchase more than the repurchase offer amount, or if shareholders tender more than the repurchase offer amount plus 2% of the Fund’s outstanding shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Shares tendered on a pro rata basis, and shareholders will have to wait until the next repurchase offer to make another repurchase request. As a result, shareholders may be unable to liquidate all, or a given percentage of, their investment in the Fund during a particular repurchase offer. Some shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a particular quarter, thereby increasing the likelihood that proration will occur.
Quarterly repurchases by the Fund of its Shares typically will be funded from available cash. However, repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. In addition, the Fund may be required to sell portfolio securities (including at inopportune times) to satisfy repurchase requests, resulting in increased transaction costs that the Fund and its shareholders must bear. The sale of Fund assets to satisfy repurchase requests may also result in higher short-term capital gains for taxable shareholders. Furthermore, a diminution in the Fund’s size may limit the Fund’s ability to participate in new investment opportunities or achieve its investment objective. If the Fund borrows money to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their Shares by increasing Fund expenses and reducing any net investment income.
In the event that the Investment Manager holds Shares in its capacity as a Shareholder, such Shares may be tendered for repurchase in connection with any repurchase offer made by the Fund, without notice to Shareholders.
Please also see “Repurchase Offer Risk” at page #.
Repurchase Dates
The Fund will make quarterly repurchase offers every three months. As discussed below, the date on which the repurchase price for Shares is determined will occur no later than the 14th day after the Repurchase Request Deadline (or the next business day, if the 14th day is not a business day). A repurchase schedule setting forth each of these dates for the Fund’s current calendar year is available on the Fund’s website at www.regancapital.com/interval-fund.
Repurchase Request Deadline
The date by which shareholders wishing to tender Shares for repurchase must respond to the repurchase offer will be no more than 14 days before the Repurchase Pricing Date (defined below). When a repurchase offer commences, the Fund sends, at least 21 calendar days and no more than 42 calendar days before the Repurchase Request Deadline, written notice to each shareholder setting forth the following, among other things:
•The percentage of outstanding Shares that the Fund is offering to repurchase and how the Fund will purchase Shares on a pro rata basis if the offer is oversubscribed;
•The date on which a shareholder’s repurchase request is due;
•The date that will be used to determine the Fund’s NAV applicable to the repurchase offer (the “Repurchase Pricing Date”);
•The date by which the Fund will pay to shareholders the proceeds from their Shares accepted for repurchase;
•The NAV of the Shares as of a date no more than seven days before the date of the written notice and how shareholders may ascertain the NAV;
•The procedures by which shareholders may tender their Shares and the right of shareholders to withdraw or modify their tenders before the Repurchase Request Deadline; and
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•The circumstances in which the Fund may suspend or postpone the repurchase offer.
This notice may be included in a shareholder report or other Fund document. Shareholders that hold Shares through a Financial Intermediary will need to ask their Financial Intermediary to submit their repurchase requests and tender shares on their behalf. The Repurchase Request Deadline will be strictly observed. There is a risk that the Fund’s NAV will fluctuate between the Repurchase Request Deadline and the Repurchase Pricing Date. If a shareholder’s repurchase request is not submitted to the Fund’s transfer agent in properly completed form by the Repurchase Request Deadline, the shareholder will be unable to sell his or her shares to the Fund until a subsequent repurchase offer, and the shareholder’s request for that offer must be resubmitted. If a shareholder’s Authorized Intermediary will submit his or her repurchase request, the shareholder should submit his or her request to the Authorized Intermediary in the form requested by the Authorized Intermediary sufficiently in advance of the Repurchase Request Deadline to allow the Authorized Intermediary to submit the request to the Fund. If a shareholder’s Authorized Intermediary is unable or fails to submit the shareholder’s request to the Fund in a timely manner, or if the shareholder fails to submit his or her request to the shareholder’s Authorized Intermediary, the shareholder will be unable to sell his or her shares to the Fund until a subsequent repurchase offer, and the shareholder’s request for that offer must be resubmitted.
Shareholders may withdraw or change a repurchase request with a proper instruction submitted in good form at any point before the Repurchase Request Deadline.
Determination of Repurchase Price and Payment for Shares
The Repurchase Pricing Date will occur no later than the 14th day after the Repurchase Request Deadline (or the next business day, if the 14th day is not a business day). The Fund expects to distribute payment to shareholders within three (3) business days after the Repurchase Pricing Date and will distribute such payment in settlement of the Fund’s repurchase of shares no later than seven (7) calendar days after such Repurchase Pricing Date. The Fund’s NAV per share may change materially between the date a repurchase offer is mailed and the Repurchase Request Deadline, and it may also change materially between the Repurchase Request Deadline and Repurchase Pricing Date. The method by which the Fund calculates NAV is discussed below under “How Fund Shares are Priced.” During the period an offer to repurchase is open, shareholders may obtain the current NAV by visiting www.regancapital.com/interval-fund or calling the Fund’s transfer agent, toll-free, at 1-855-965-5818.
Suspension or Postponement of Repurchase Offers
The Fund may suspend or postpone a repurchase offer in limited circumstances set forth in Rule 23c-3 under the 1940 Act, as described below, but only with the approval of a majority of the Trustees, including a majority of Trustees who are not “interested persons” of the Fund, as defined in the 1940 Act. The Fund may suspend or postpone a repurchase offer as may be permitted under Rule 23c-3, including (but not limited to): (1) if making or effecting the repurchase offer would cause the Fund to lose its status as a RIC under Subchapter M of the Code; (2) for any period during which the NYSE or any other market in which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (3) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (4) for such other periods as the SEC may by order permit for the protection of shareholders of the Fund.
Oversubscribed Repurchase Offers
There is no minimum number of Shares that must be tendered before the Fund will honor repurchase requests. However, the Fund’s Trustees set for each repurchase offer a maximum percentage of Shares that may be repurchased by the Fund, which is currently expected to be 5% of the Fund’s outstanding Shares. In the event a repurchase offer by the Fund is oversubscribed, the Fund may repurchase, but is not required to repurchase, additional Shares up to a maximum amount of 2% of the outstanding Shares of the Fund. If the Fund determines not to repurchase additional Shares beyond the repurchase offer amount, or if shareholders tender an amount of Shares greater than that which the Fund is entitled to repurchase, the Fund will repurchase the Shares tendered on a pro rata basis. However, the foregoing will not prohibit the Fund from accepting all Shares tendered for repurchase by shareholders who own less than one hundred (100) Shares and who tender all of their Shares, before prorating Shares tendered by other shareholders; provided that if a shareholder holds his or her shares through an Authorized
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Intermediary, such shareholder’s Authorized Intermediary may not be willing or able to arrange for this treatment on the shareholder’s behalf.
If any Shares that you wish to tender to the Fund are not repurchased because of proration, you will have to wait until the next repurchase offer and resubmit a new repurchase request, and your repurchase request will not be given any priority over other shareholders’ requests. Thus, there is a risk that the Fund may not purchase all Shares you wish to have repurchased in a given repurchase offer or in any subsequent repurchase offer. In anticipation of the possibility of proration, some shareholders may tender more Shares than they wish to have repurchased in a particular quarter, increasing the likelihood of proration.
There is no assurance that the Fund will repurchase the Shares you tender when or in the amount that you desire.
HOW FUND SHARES ARE PRICED
The NAV of the Shares will be determined by dividing the total value of the Fund’s portfolio investments and other assets, less any liabilities, by the total number of shares outstanding.
On each day that the NYSE is open, the Shares will be ordinarily valued as of the NYSE Close. Information that becomes known to the Fund or its agents after the time as of which NAV has been calculated on a particular day will not generally be used to retroactively adjust the price of a security or the NAV determined earlier that day. If regular trading on the NYSE closes earlier than scheduled, the Fund may calculate its NAV as of the earlier closing time or calculate its NAV as of the normally scheduled close of regular trading on the NYSE for that day. The Fund generally will not calculate its NAV on days on which the NYSE is not open for business. If the NYSE is closed on a day it would normally be open for business, the Fund may calculate its NAV as of the normally scheduled NYSE Close or such other time that the Fund may determine.
For purposes of calculating NAV, portfolio securities and other assets for which market quotations are readily available are valued at market value. A market quotation is readily available only when that quotation is a quoted price (unadjusted) in active markets for identical investments that the Fund can access at the measurement date, provided that a quotation will not be readily available if it is not reliable. Market value is generally determined on the basis of official closing prices or the last reported sales prices.
Investments for which market quotations are not readily available are valued at fair value as determined in good faith pursuant to Rule 2a-5 under the 1940 Act. As a general principle, the fair value of a security or asset is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Pursuant to Rule 2a-5, the Board has designated the Investment Manager as the Valuation Designee for the Fund to perform the fair value determination relating to all Fund investments. The Investment Manager may carry out its designated responsibilities as Valuation Designee through various teams and committees. The Valuation Designee’s policies and procedures govern the Valuation Designee’s selection and application of methodologies for determining and calculating the fair value of Fund investments. The Valuation Designee may value Fund portfolio securities for which market quotations are not readily available and other Fund assets utilizing inputs from pricing services, quotation reporting systems, valuation agents and other third-party sources (together, “Pricing Sources”).
Domestic fixed income securities and non-exchange-traded derivatives are normally valued on the basis of quotes obtained from brokers and dealers or Pricing Sources using data reflecting the earlier closing of the principal markets for those securities. Prices obtained from Pricing Sources may be based on, among other things, information provided by market makers or estimates of market values obtained from yield data relating to investments or securities with similar characteristics. Certain fixed income securities purchased on a delayed-delivery basis are marked to market daily until settlement at the forward settlement date. Exchange-traded options, futures and options on futures are valued at the settlement price determined by the relevant exchange. Swap agreements are valued on the basis of bid quotes obtained from brokers and dealers or market-based prices supplied by Pricing Sources. With respect to any portion of the Fund’s assets that are invested in one or more open-end management investment companies (other than exchange-traded funds), the Fund’s NAV will be calculated based upon the NAVs of such investments.
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Investments valued in currencies other than the U.S. dollar are converted to the U.S. dollar using exchange rates obtained from Pricing Sources. As a result, the value of such investments and, in turn, the NAV of the Fund’s shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of investments traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the Fund is not open for business. As a result, the value of the Fund’s foreign (non-U.S.) investments may change at times when shareholders are unable to buy or sell shares and the value of such investments will be reflected in the Fund’s next calculated NAV.
The Valuation Designee generally will value the Fund’s investment in specialty finance investment structures such as limited partnership or similar vehicles as well as certain direct investments using the NAV of such investments as a “practical expedient” in accordance with ASC 820. Such investments generally are valued based on the latest NAV reported by an underlying manager or the lead or sponsoring entity. If the NAV of an investment in such an investment is not available at the time the Valuation Designee is calculating the Fund’s NAV, the most recently provided valuation information about such investment will typically be adjusted by the Valuation Designee pursuant to the Valuation Designee’s valuation procedures to estimate the fair value. To the extent the Valuation Designee is either unable to utilize the practical expedient under ASC 820, or where the Valuation Designee determines that use of the practical expedient is not appropriate as it will not result in a price that represents the current value of an investment, the Valuation Designee will make a fair value determination of the value of the investment.
Fair valuation may require subjective determinations about the value of a security. While the Fund’s and Valuation Designee’s policies and procedures are intended to result in a calculation of the Fund’s NAV that fairly reflects security values as of the time of pricing, the Fund cannot ensure that fair values accurately reflect the price that the Fund could obtain for a security if it were to dispose of that security as of the time of pricing (for instance, in a forced or distressed sale). The prices used by the Fund may differ from the value that would be realized if the securities were sold. Fair value prices are estimates, and there is no assurance that such a price will be at or close to the price at which the investment is next quoted or next trades.
Due to the inherent uncertainty in determining the fair value of investments for which market values are not readily available, the fair values of these investments may fluctuate from period to period. In addition, such fair value may differ materially from the values that may have been used had a ready market existed for such investments and may significantly differ from the value ultimately realized by the Fund.
The Valuation Designee and its affiliates act as investment advisers to other clients that may invest in securities or other assets for which no public market price exists. Valuation determinations by the Valuation Designee or its affiliates for other clients may result in different values than those ascribed to the same security or other asset owned by the Fund.
DISTRIBUTIONS
The Fund intends to declare and distribute income dividends to its shareholders of record on a monthly basis, which may be at rates that reflect past and projected net income of the Fund. Subject to applicable law, the Fund may fund a portion of its distributions with gains from the sale of portfolio securities and other sources. The dividend rate that the Fund pays on its Shares may vary as portfolio and market conditions change, and will depend on a number of factors, including without limitation the amount of the Fund’s undistributed net investment income and net short- and long-term capital gains. The rate of distributions on the Shares and the Fund’s dividend policy could change based on several factors, including the amount of the Fund’s undistributed net investment income and historical and projected investment income. For a discussion of factors that may cause the Fund’s income and capital gains (and therefore the dividend) to vary, see “Principal Risks of the Fund.” The Fund intends to distribute each year substantially all of its net investment income and net short-term capital gains. In addition, at least annually, the Fund intends to distribute net realized long-term capital gains not previously distributed, if any. The net investment income of the Fund consists of all income (other than net short-term and long-term capital gains) less all expenses of the Fund. The Fund’s distribution rates may be based, in part, on projections as to annual cash available for distribution and, therefore, the distributions paid by the Fund for any month may be more or less than the amount of cash available to the Fund for distribution for that monthly period.
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At the time you purchase your Shares, the Fund’s NAV may reflect undistributed income or undistributed capital gains. A subsequent distribution to you of such amounts, although constituting a return of your investment, would be taxable. Buying Shares just before the Fund declares an income dividend or capital gains distribution is sometimes known as “buying a dividend.” In addition, the Fund’s NAV may, at any time, reflect net unrealized appreciation, which may result in future taxable distributions to you. On the date that distributions of net investment income and net realized capital gains are paid, the NAV of your Shares will decrease by the per Share amount of the distribution paid.
The Fund may distribute less than the entire amount of net investment income earned in a particular period. The undistributed net investment income would be available to supplement future distributions. As a result, the distributions paid by the Fund for any monthly period may be more or less than the amount of net investment income actually earned by the Fund during the period. Undistributed net investment income will be added to the Fund’s NAV and, correspondingly, distributions from undistributed net investment income will be deducted from the Fund’s NAV. To the extent that distributions exceed available cash flow, the Fund may need to sell securities or borrow funds temporarily to fund such distributions which would result in additional costs to the Fund. Unless a shareholder elects otherwise, all distributions paid by the Fund to its shareholders will be automatically reinvested in additional Shares of the Fund pursuant to the Dividend Reinvestment Plan.
The tax treatment and characterization of the Fund’s distributions may vary significantly from time to time because of the varied nature of the Fund’s investments. If the Fund estimates that a portion of one of its dividend distributions may be comprised of amounts from sources other than net investment income in accordance with its internal policies, accounting records and related accounting practices, the Fund will notify shareholders of record of the estimated composition of such distribution through a Section 19 Notice. For these purposes, the Fund estimates the source or sources from which a distribution is paid, to the close of the period as of which it is paid, in reference to its internal accounting records and related accounting practices. If, based on such accounting records and practices, it is estimated that a particular distribution does not include capital gains or paid-in surplus or other capital sources, a Section 19 Notice generally would not be issued. It is important to note that differences exist between the Fund’s daily internal accounting records and practices, the Fund’s financial statements presented in accordance with U.S. GAAP, and recordkeeping practices under U.S. Treasury regulations. For instance, the Fund’s internal accounting records and practices may consider, among other factors, tax-related characteristics of certain sources of distributions that differ from treatment under U.S. GAAP. Examples of such differences may include, among others, the treatment of paydowns on mortgage-backed securities purchased at a discount and periodic payments under interest rate swap contracts. Accordingly, among other consequences, it is possible that the Fund may not issue a Section 19 Notice in situations where the Fund’s financial statements prepared later and in accordance with U.S. GAAP and/or the final tax character of those distributions might later report that the sources of those distributions included capital gains and/or a return of capital.
The tax characterization of the Fund’s distributions made in a taxable year cannot finally be determined until at or after the end of the year. As a result, there is a possibility that the Fund may make total distributions during a taxable year in an amount that exceeds the Fund’s net investment income and net realized capital gains (as reduced by any capital loss carryforwards) for the relevant year. For example, the Fund may distribute amounts early in the year that are derived from short-term capital gains but incur net short-term capital losses later in the year, thereby offsetting short-term capital gains out of which distributions have already been made by the Fund. In such a situation, the amount by which the Fund’s total distributions exceed net investment income and net realized capital gains would generally be treated first as a tax-free return of capital up to the amount of a shareholder’s tax basis in his or her Shares, with any amounts exceeding such basis treated as gain from the sale of Shares. In general terms, a return of capital would occur where a Fund distribution (or portion thereof) represents a return of a portion of your investment, rather than net income or capital gains generated from your investment during a particular period. A return of capital is not taxable, but it reduces a shareholder’s tax basis in the Shares, thus reducing any capital loss or increasing any capital gain on a subsequent taxable disposition by the shareholder of the Shares. Any capital returned to Shareholders through distributions will be distributed after payment of fees and expenses. The Fund will send shareholders detailed tax information with respect to the Fund’s distributions annually. See “Tax Matters.”
The 1940 Act currently limits the number of times the Fund may distribute long-term capital gains in any taxable year, which may increase the variability of the Fund’s distributions and result in certain distributions being comprised more or less than others of long-term capital gains currently eligible for favorable income tax rates.
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Unless a shareholder elects to receive distributions in cash, all distributions of shareholders whose shares are registered with the plan agent (defined below) will be automatically reinvested in additional Shares under the Dividend Reinvestment Plan. See “Dividend Reinvestment Plan.”
The Board may change the Fund’s distribution policy and the amount or timing of distributions, based on several factors, including the amount of the Fund’s undistributed net investment income and net short- and long-term capital gains and historical and projected net investment income and net short- and long-term capital gains.
DIVIDEND REINVESTMENT PLAN
Pursuant to the Dividend Reinvestment Plan, all shareholders of the Fund will have all dividends, including any capital gain dividends, reinvested automatically in additional Shares by U.S. Bank Global Fund Services as agent for such shareholders (the “Plan Agent”), unless the shareholder elects to receive cash. An election to receive cash may be revoked or reinstated at the option of the shareholder. In the case of record shareholders such as banks, brokers or other nominees that hold Shares for others who are the beneficial owners, the Plan Agent will administer the Dividend Reinvestment Plan on the basis of the number of Shares certified from time to time by the record shareholder as representing the total amount registered in such shareholder’s name and held for the account of beneficial owners who are to participate in the Dividend Reinvestment Plan. Shareholders whose Shares are held in the name of a bank, broker or nominee should contact the bank, broker, or nominee for details. Shareholders that participate in the Dividend Reinvestment Plan in a brokerage account may not be able to transfer the Shares to another broker and continue to participate in the Dividend Reinvestment Plan. Pursuant to the Dividend Reinvestment Plan, the Fund’s dividends to shareholders are reinvested in full and fractional Shares as described below.
The number of Shares to be received when dividends are reinvested will be determined by dividing the amount of the dividend by the Fund’s NAV per share as of the date of such dividend. Shares received under the Dividend Reinvestment Plan will be issued to you at their NAV on the ex-dividend date; there is no sales or other charge for reinvestment. You are free to withdraw from the Dividend Reinvestment Plan and elect to receive cash at any time by giving written notice to the Plan Agent or by contacting your broker or dealer, who will inform the Fund. Your request must be received by the Fund at least 10 days prior to the payment date of the distribution to be effective for that dividend or capital gain distribution.
The Plan Agent provides written confirmation of all transactions in the shareholder accounts in the Dividend Reinvestment Plan, including information you may need for tax records. Any proxy you receive will include all Shares you have received under the Dividend Reinvestment Plan.
If you elect to receive distributions and/or capital gains paid in cash, and the U.S. Postal Service cannot deliver the check, or if a check remains outstanding for six months, the Fund reserves the right to reinvest the distribution check in your account, at the Fund’s current net asset value, and to reinvest all subsequent distributions.
Automatically reinvested dividends and distributions are taxed in the same manner as cash dividends and distributions. See “Tax Matters.”
The Fund and the Plan Agent reserve the right to amend or terminate the Dividend Reinvestment Plan. There is no direct service charge to participants in the Dividend Reinvestment Plan; however, the Fund reserves the right to amend the Dividend Reinvestment Plan to include a service charge payable by the participants. If the Dividend Reinvestment Plan is amended to include such service charges, the Plan Agent will include a notification to shareholders that are registered with the Plan Agent. Additional information about the Dividend Reinvestment Plan may be obtained from the Plan Agent.
DESCRIPTION OF CAPITAL STRUCTURE AND SHARES
The following is a brief description of the capital structure of the Fund. This description does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust and the Fund’s Bylaws, as amended and restated through the date hereof (the “Bylaws”). The Declaration of Trust and Bylaws are on file with the SEC as an exhibit to the Fund’s registration statement, of which this Prospectus is a part.
The Fund is a statutory trust established under the laws of State of Delaware on February 10, 2025. The Declaration provides that the Trustees of the Fund may authorize separate classes of shares of beneficial interest.
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Common Shares
The Declaration authorizes the issuance of an unlimited number of common shares. Shares will be issued with no par value per share. The fees and expenses for the Fund are set forth in “Summary of Fund Expenses” above. See also “The Distributor and the Distribution and Shareholder Service Plan” above.
The Declaration of Trust authorizes the issuance of an unlimited number of Shares. Shares will be issued with no par value per share. The fees and expenses for the Fund are set forth in “Summary of Fund Expenses,” above. See also “The Distributor and the Distribution and Shareholder Service Plan,” above.
Fund shareholders will be entitled to the payment of dividends and other distributions when, as and if declared by the Board. All Shares have equal rights to the payment of dividends and the distribution of assets upon liquidation. Shares will, when issued, be fully paid and non-assessable, and will have no preemptive rights, rights to cumulative voting or, unless authorized by the Trustees, conversion rights. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among the Fund’s shareholders.
The Fund does not intend to hold annual meetings of shareholders. If the Fund does hold a meeting of shareholders, Shares of the Fund entitle their holders to one vote for each share held and a proportionate fractional vote for each fractional share held.
Shares are not, and are not expected to be, listed for trading on any national securities exchange nor is there expected to be any secondary trading market in the Shares.
Preferred Shares
The Declaration authorizes the issuance of an unlimited number of preferred shares. Preferred shares may be issued in one or more classes or series, with no par value and such rights as determined by the Board, by action of the Board without the approval of the Common Shareholders. Section 18 of the 1940 Act currently requires that the Fund have an asset coverage of 300% immediately after the issuance of senior securities representing indebtedness and an asset coverage of 200% immediately after the issuance of senior equity securities, such as preferred shares. In addition, under Section 18, no dividends on Shares or preferred shares, as applicable, may be paid by the Fund unless the Fund has the foregoing asset coverages. Section 18 also requires that preferred shareholders of the Fund have the right, as a class, to elect at least two Trustees at all times and to elect a majority of the Trustees in the event two full years’ dividends on the preferred shares are unpaid.
The issuance of preferred shares, if any, will result in increases to Shares and will dilute the voting power of Shares to the extent of matters on which Shares and preferred shares are entitled to vote together. As of the date of this Prospectus, the Fund has no preferred shares outstanding and the Fund does not currently intend to issue preferred shares.
CERTAIN PROVISIONS IN THE DECLARATION OF TRUST
General
Shareholders of the Fund shall not be personally liable for the debts liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to the Fund or any class of Shares. In case any shareholder shall be held personally liable for any such obligations solely by reason of having been a shareholder, and not because of his or her own acts or omissions, the shareholder or former shareholder (and his, her or their, executors, administrators or legal representatives) shall be held harmless and indemnified out of the assets of the Fund.
The Declaration of Trust requires the majority of the Board to act in order to authorize certain Fund transactions not in the ordinary course of business, including a merger, reorganization, conversion, consolidation, sale, lease or exchange. Any such merger, reorganization, conversion, consolidation, sale, lease, or exchange shall not require the vote of the shareholders unless such vote is required by applicable law including the 1940 Act, or unless such merger, reorganization, consolidation, or other transaction would result in an amendment of the Declaration of Trust which would otherwise require the approval of shareholders. Also, the Declaration of Trust
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provides that the Fund may be terminated without shareholder approval with consent of a majority of the Board unless approval is required by the 1940 Act.
Exclusive Jurisdiction
The Declaration of Trust provides that any claim, suit, action or proceeding brought by or in the right of any shareholder, or any person claiming an interest in the Shares, to enforce any provision of, or based on any matter arising out of or in connection with the Declaration of Trust, the Bylaws, the Shares including any claim of any nature against the Fund, or its Trustees or officers, shall be brought exclusively in the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted, or, if not, then the Superior Court of the State of Delaware. The exclusive jurisdiction provision shall not apply to claims under the federal securities laws, and the federal securities laws shall govern the determination of a court of competent jurisdiction.
Derivative Actions
The Declaration of Trust provides that shareholders may bring a derivative action on behalf of the Fund or any class of the Fund only if certain conditions are met, including that the shareholder or shareholders must make a pre-suit written demand upon the Trustees to bring the subject action and the Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the shareholders making such request to reimburse the Fund for the expense of any such advisers in the event that the Trustees determine not to bring such action. Furthermore, shareholders may not bring a derivative action with respect to the Fund or any class of the Fund unless holders of at least ten percent (10%) of the outstanding shares of the Fund, or ten percent (10%) of the outstanding shares of the class to which such action relates, join in the bringing of such action. The foregoing requirements do not apply to claims brought under the federal securities laws. The Fund’s Declaration of Trust and Bylaws also provide that with respect to any claim, suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Declaration of Trust, the Bylaws, the Fund, or any class or any shares, including any claim of any nature against the Fund, any class, or the Trustees or officers of the Fund, (i) such action shall be brought exclusively in the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, then in the Superior Court of the State of Delaware, and (ii) each shareholder and other such persons claiming any interest in any Fund shares, with respect to any such claim, suit, action or proceeding, irrevocably waives any and all right to trial by jury. The exclusive state court jurisdiction provisions may result in shareholders having to bring such claim, suit, action, or proceeding in forums that are inconvenient and less favorable to the shareholders. These provisions do not apply to claims brought under the federal securities laws to the extent that any such federal securities laws, rules or regulations, do not permit such application.
The foregoing is intended only as a summary and is qualified in its entirety by reference to the full text of the Declaration of Trust. The Declaration of Trust is on file with the SEC as an exhibit to the Fund’s registration statement, of which this Prospectus is a part.
TAX MATTERS
This section is provided as general information and summarizes only some of the important U.S. federal income tax considerations affecting “U.S. shareholders” (i.e., beneficial owners of Shares that are “United States persons,” as such term is defined under the Code but not partnerships investing in the Fund); the consequences under other tax laws and to investors that are partnerships (or entities treated as partnerships for U.S. federal income tax purposes) or shareholders that are not “United States persons” under the Code may differ. Prospective investors should consult their tax advisors as to the possible application of federal, state, local or non-U.S. income tax laws.
This summary is based on the Code, U.S. Treasury regulations, rulings, judicial decisions, and other applicable authority, all as of the date of this Prospectus. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. This summary is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of the Fund’s securities. Please see the Statement of Additional Information for additional information regarding the tax aspects of investing in the Fund. Additionally, all prospective investors should consult their own tax advisors concerning the particular U.S. federal income tax
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considerations of investing in the Fund, as well as the consequences arising under the laws or other guidance of any other taxing jurisdiction.
Treatment as a Regulated Investment Company
The Fund intends to elect to be treated, and intends each year to qualify and be eligible to be treated, as a RIC under Subchapter M of the Code. A RIC is not subject to U.S. federal income tax at the corporate level on income and gains from investments that are distributed in a timely manner to its shareholders in the form of dividends.
Certain Fund Investments
The Fund’s investments in certain debt instruments could cause the Fund to recognize taxable income in excess of the cash generated by such investments (which may require the Fund to liquidate other investments in order to make required distributions). Shareholders may be proportionately liable for taxes on income and gains of the Fund, but shareholders not subject to tax on their income will not be required to pay tax on amounts distributed to them.
Taxes on Fund Distributions
A U.S. shareholder will generally be subject to federal income tax on Fund distributions. For U.S. federal income tax purposes, Fund distributions will generally be taxable to a U.S. shareholder as either ordinary income or capital gains. Fund dividends consisting of distributions of investment income generally are taxable to shareholders as ordinary income. The Fund will inform shareholders of the amount and character of its distributions to shareholders.
U.S. federal income taxes on Fund distributions of capital gains are determined by how long the Fund owned or is deemed to have owned the investments that generated the capital gains, rather than how long a U.S. shareholder has owned the Fund shares. Distributions of net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses, in each case determined with reference to any loss carryforwards) that are properly reported by the Fund as capital gain dividends generally will be treated as long-term capital gains includible in a U.S. shareholder’s net capital gains and taxed to individuals at reduced rates. The Fund does not expect a significant portion of its distributions to be treated as long-term capital gains. Distributions of net short-term capital gains in excess of net long-term capital losses generally will be taxable to U.S. shareholders as ordinary income. Distributions that the Fund properly reports to U.S. shareholders as “qualified dividend income” are taxable in the hands of individuals at the reduced tax rates applicable to long-term capital gains provided that both the individual U.S. shareholder and the Fund meet certain holding period and other requirements.
The Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain U.S. shareholders that are individuals, trusts and estates to the extent their income exceeds certain threshold amounts. Net investment income generally includes for this purpose dividends (other than exempt-interest dividends) paid by the Fund, including any capital gain dividends, and including net capital gains recognized on the sale, redemption or exchange of shares of the Fund. U.S. Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Fund.
The ultimate tax characterization of the Fund’s distributions made in a taxable year cannot be determined finally until after the end of that taxable year. As a result, there is a possibility that the Fund may make total distributions during a taxable year in an amount that exceeds the Fund’s current or accumulated earnings and profits. In that case, the excess generally would be treated first as a tax-free return of capital and would reduce a U.S. shareholder’s tax basis in the applicable shares, with any amounts exceeding such basis treated as gain from the sale of such shares. A return of capital is not taxable, but it reduces a U.S. shareholder’s tax basis in the Shares, thus reducing any capital loss or increasing any capital gain on a subsequent taxable disposition by the U.S. shareholder of the Shares.
A U.S. shareholder whose distributions are reinvested in Shares under the Plan will be treated for U.S. federal income tax purposes as having received an amount in distribution equal to the fair market value of the Shares issued to the U.S. shareholder, which amount will also be equal to the NAV of such shares. For U.S. federal income tax purposes, all distributions are generally taxable in the manner described above, whether a U.S. shareholder takes
54

them in cash or they are reinvested pursuant to the Plan in additional shares of the Fund. See “Dividend Reinvestment Plan” above for further details.
Fund distributions are taxable to U.S. shareholders as described above even if they are paid from income or gains earned by the Fund before a U.S. shareholder’s investment (and thus were included in the price the U.S. shareholder paid).
Taxes on Sale, Exchange, or Disposition of Shares
Any gain resulting from the disposition of Shares that is treated as a sale or exchange for U.S. federal income tax purposes generally will be taxable to U.S. shareholders as a capital gain or capital loss for U.S. federal income tax purposes.
U.S. Shareholders who offer and are able to sell all of the Shares they hold or are deemed to hold in response to a repurchase offer (as described above) generally will be treated as having sold their Fund shares and generally will recognize a capital gain or loss. In the case of U.S. shareholders who tender or are able to sell fewer than all of their Fund shares, it is possible that any amounts that the U.S. shareholder receives in such repurchase will be taxable as a dividend to such U.S. shareholder. In addition, there is a risk that U.S. shareholders who do not tender any of their shares for repurchase, or whose percentage interest in the Fund otherwise increases because of the repurchase offer, will be treated for U.S. federal income tax purposes as having received a taxable dividend distribution as a result of their proportionate increase in the ownership of the Fund. The Fund’s use of cash to repurchase shares could adversely affect its ability to satisfy the distribution requirements for treatment as a RIC. The Fund could also recognize income in connection with its disposition of portfolio securities to fund share repurchases. Any such income would be considered in determining whether the Fund has satisfied any applicable distribution requirements.
Backup Withholding
If you are a resident or a citizen of the United States, by law, the Fund is generally required to withhold and remit the legally required backup withholding amount (currently a flat rate of 24%) of your dividends, distributions, sales proceeds, redemption proceeds (if any), and any other payments you receive from the Fund if you fail to properly furnish the Fund with your correct taxpayer identification number or social security number and make other required certifications, if you have under-reported dividend or interest income or if you are otherwise subject to backup withholding. In certain circumstances, the IRS may also require the Fund to backup withhold even when an appropriate taxpayer identification number or social security number has been provided or certified. The backup withholding rules may also apply to distributions that are properly reported as exempt-interest dividends.
General
The foregoing discussion relates solely to U.S. federal income tax laws. Dividends and distributions also may be subject to state and local taxes. Shareholders are urged to consult their tax advisors regarding specific questions as to federal, state, local, and, where applicable, foreign taxes. Non-U.S. investors should consult their tax advisors concerning the tax consequences of ownership of Shares of the Fund. The foregoing is a general and abbreviated summary of the applicable provisions of the Code and related regulations currently in effect. For the complete provisions, reference should be made to the pertinent Code sections and regulations. The Code and regulations are subject to change by legislative or administrative actions.
Please see “U.S. Federal Income Tax Considerations” in the Statement of Additional Information for additional information regarding the tax aspects of investing in Shares of the Fund.
CUSTODIAN AND TRANSFER AGENT
The custodian of the assets of the Fund is U.S. Bank National Association (the “Custodian”), 1555 North RiverCenter Drive, Suite 302, Milwaukee, Wisconsin 53212. The Custodian holds and administers the assets in the Fund’s portfolio.
U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Fund Services”), 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as the Fund’s transfer agent, dividend disbursement agent and shareholder servicing agent, as well as agent for the Dividend Reinvestment Plan. Fund Services also serves as the Fund’s administrator, providing the Fund with administrative and management services (other than
55

investment advisory services) and accounting services, including portfolio accounting services, tax accounting services, and furnishing financial reports. In this capacity, Fund Services does not have any responsibility or authority for the management of the Fund, the determination of investment policy, or for any matter pertaining to the distribution of Shares.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Cohen & Company, Ltd., 1835 Market Street, Suite 310, Philadelphia, PA 19103, serves as the independent registered public accounting firm for the Fund. Its services include auditing the Fund’s financial statements. Cohen & Company, Ltd. has audited the Fund’s seed financial statement included in the Fund’s registration statement. Cohen & Co Advisory, LLC, an affiliate of Cohen & Company, Ltd., provides tax services to the Fund as requested.
LEGAL MATTERS
Certain legal matters will be passed on for the Fund by Vedder Price P.C., 222 N LaSalle St, Chicago, Illinois 60601.
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APPENDIX A
DESCRIPTION OF SECURITIES RATINGS
The Fund’s investments may range in quality from securities rated in the lowest category in which the Fund is permitted to invest to securities rated in the highest category (as rated by Moody’s, Standard & Poor’s, or Fitch, or, if unrated, determined by the Investment Manager to be of comparable quality). The percentage of the Fund’s assets invested in securities in a particular rating category will vary. The following terms are generally used to describe the credit quality of fixed income securities:
High Quality Debt Securities are those rated in one of the two highest rating categories (the highest category for commercial paper) or, if unrated, deemed comparable by the Investment Manager.
Investment Grade Debt Securities are those rated in one of the four highest rating categories, or, if unrated, deemed comparable by the Investment Manager.
Below Investment Grade High Yield Securities (“Junk Bonds”), are those rated lower than Baa by Moody’s, BBB by Standard & Poor’s or Fitch, and comparable securities. They are deemed predominantly speculative with respect to the issuer’s ability to repay principal and interest.
The following is a description of Moody’s, Standard & Poor’s and Fitch’s rating categories applicable to fixed income securities.
Moody’s Investors Service, Inc.
Global Long-Term Rating Scale
Ratings assigned on Moody’s global long-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of eleven months or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Aaa:     Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa:     Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A:     Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.
Baa:     Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba:     Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B:     Obligations rated B are considered speculative and are subject to high credit risk.
Caa:     Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca:     Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C:     Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms. *

*    By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.
Medium-Term Note Program Ratings
Moody’s assigns provisional ratings to medium-term note (MTN) or similar programs and definitive ratings to the individual debt securities issued from them (referred to as drawdowns or notes).
MTN program ratings are intended to reflect the ratings likely to be assigned to drawdowns issued from the program with the specified priority of claim (e.g., senior or subordinated). To capture the contingent nature of a program rating, Moody’s assigns provisional ratings to MTN programs. A provisional rating is denoted by a (P) in front of the rating.
The rating assigned to a drawdown from a rated MTN or bank/deposit note program is definitive in nature, and may differ from the program rating if the drawdown is exposed to additional credit risks besides the issuer’s default, such as links to the defaults of other issuers, or has other structural features that warrant a different rating. In some circumstances, no rating may be assigned to a drawdown.
Moody’s encourages market participants to contact Moody’s Ratings Desks or visit www.moodys.com directly if they have questions regarding ratings for specific notes issued under a medium-term note program. Unrated notes issued under an MTN program may be assigned an NR (not rated) symbol.
National Scale Long-Term Ratings
Moody’s long-term National Scale Ratings (NSRs) are opinions of the relative creditworthiness of issuers and financial obligations within a particular country. NSRs are not designed to be compared among countries; rather, they address relative credit risk within a given country. Moody’s assigns national scale ratings in certain local capital markets in which investors have found the global rating scale provides inadequate differentiation among credits or is inconsistent with a rating scale already in common use in the country.
In each specific country, the last two characters of the rating indicate the country in which the issuer is located, or the financial obligation was issued (e.g., Aaa.ke for Kenya).
Aaa.n:     Issuers or issues rated Aaa.n demonstrate the strongest creditworthiness relative to other domestic issuers and issuances.
Aa.n:     Issuers or issues rated Aa.n demonstrate very strong creditworthiness relative to other domestic issuers and issuances.
A.n:     Issuers or issues rated A.n present above-average creditworthiness relative to other domestic issuers and issuances.
Baa.n:     Issuers or issues rated Baa.n represent average creditworthiness relative to other domestic issuers and issuances.
Ba.n:     Issuers or issues rated Ba.n demonstrate below-average creditworthiness relative to other domestic issuers and issuances.
B.n:     Issuers or issues rated B.n demonstrate weak creditworthiness relative to other domestic issuers and issuances.
Caa.n:     Issuers or issues rated Caa.n demonstrate very weak creditworthiness relative to other domestic issuers and issuances.
Ca.n:     Issuers or issues rated Ca.n demonstrate extremely weak creditworthiness relative to other domestic issuers and issuances.

C.n:     Issuers or issues rated C.n demonstrate the weakest creditworthiness relative to other domestic issuers and issuances.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.
Short-Term Obligation Ratings
The Municipal Investment Grade (MIG) scale is used for U.S. municipal cash flow notes, bond anticipation notes and certain other short-term obligations, which typically mature in three years or less. Under certain circumstances, the MIG scale is used for bond anticipation notes with maturities of up to five years.
MIG 1:     This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MIG 2:     This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3:     This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG:     This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
Demand Obligation Ratings
In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned. The components are a long-term rating and a short-term demand obligation rating. The long-term rating addresses the issuer’s ability to meet scheduled principal and interest payments. The short-term demand obligation rating addresses the ability of the issuer or the liquidity provider to make payments associated with the purchase-price-upon-demand feature (“demand feature”) of the VRDO. The short-term demand obligation rating uses the Variable Municipal Investment Grade (VMIG) scale.
VMIG 1:     This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 2:     This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 3:     This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections.
SG:     This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections.
Standard & Poor’s Ratings Services
Long-Term Issue Credit Ratings
Issue credit ratings are based, in varying degrees, on S&P Global Ratings’ (“S&P”) analysis of the following considerations:
·    Likelihood of payment—capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation;
·    Nature and provisions of the financial obligation and the promise S&P imputes; and

·    Protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.
Issue ratings are an assessment of default risk but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)
Investment Grade
AAA:     An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.
AA:     An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.
A:     An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.
BBB:     An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.
Speculative Grade
Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.
BB:     An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.
B:     An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.
CCC:     An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.
CC:     An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred, but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.
C:     An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.
D:     An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within the next five business days in the absence of a stated grace period or within the earlier of the stated grace period or the next 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.
NR:     This indicates that a rating has not been assigned or is no longer assigned.
Plus (+) or minus (-): The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.
Short-Term Issue Credit Ratings
A-1:     A short-term obligation rated ‘A-1’ is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.
A-2:     A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.
A-3:     A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.
B:     A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.
C:     A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.
D:     A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.
Dual Ratings: Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+’ or ‘A-1+/ A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+’).

Active Qualifiers
S&P uses the following qualifiers that limit the scope of a rating. The structure of the transaction can require the use of a qualifier such as a ‘p’ qualifier, which indicates the rating addresses the principal portion of the obligation only. A qualifier appears as a suffix and is part of the rating.
L:     Ratings qualified with ‘L’ apply only to amounts invested up to federal deposit insurance limits.
p:     This suffix is used for issues in which the credit factors, the terms, or both, that determine the likelihood of receipt of payment of principal are different from the credit factors, terms or both that determine the likelihood of receipt of interest on the obligation. The ‘p’ suffix indicates that the rating addresses the principal portion of the obligation only and that the interest is not rated.
prelim:     Preliminary ratings, with the ‘prelim’ suffix, may be assigned to obligors or obligations, including financial programs, in the circumstances described below. Assignment of a final rating is conditional on the receipt by S&P of appropriate documentation. S&P reserves the right not to issue a final rating. Moreover, if a final rating is issued, it may differ from the preliminary rating.
·    Preliminary ratings may be assigned to obligations and project finance issues, pending receipt of final documentation and legal opinions.
·    Preliminary ratings may be assigned to obligations that will likely be issued upon the obligor’s emergence from bankruptcy or similar reorganization, based on late-stage reorganization plans, documentation, and discussions with the obligor. Preliminary ratings may also be assigned to the obligors. These ratings consider the anticipated general credit quality of the reorganized or post-bankruptcy issuer as well as attributes of the anticipated obligation(s).
·    Preliminary ratings may be assigned to entities that are being formed or that are in the process of being independently established when, in S&P’s opinion, documentation is close to final. Preliminary ratings may also be assigned to the obligations of these entities.
·    Preliminary ratings may be assigned when a previously unrated entity is undergoing a well-formulated restructuring, recapitalization, significant financing, or other transformative event, generally at the point that investor or lender commitments are invited. The preliminary rating may be assigned to the entity and to its proposed obligation(s). These preliminary ratings consider the anticipated general credit quality of the obligor, as well as attributes of the anticipated obligation(s), assuming successful completion of the transformative event. Should the transformative event not occur, S&P would likely withdraw these preliminary ratings.
·    A preliminary recovery rating may be assigned to an obligation that has a preliminary issue credit rating.
t:     This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.
cir:     This symbol indicates a Counterparty Instrument Rating (CIR), which is a forward-looking opinion about the creditworthiness of an issuer in a securitization structure with respect to a specific financial obligation to a counterparty (including interest rate swaps, currency swaps, and liquidity facilities). The CIR is determined on an ultimate payment basis; these opinions do not consider timeliness of payment.

Inactive Qualifiers (no longer applied or outstanding)
*:     This symbol indicated that the rating was contingent upon S&P receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows. Discontinued use in August 1998.
c:     This qualifier was used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer was lowered to below an investment-grade level and/or the issuer’s bonds were deemed taxable. Discontinued use in January 2001.
G:     The letter ‘G’ followed the rating symbol when a fund’s portfolio consisted primarily of direct U.S. government securities.
i:     This suffix was used for issues in which the credit factors, terms, or both that determine the likelihood of receipt of payment of interest are different from the credit factors, terms, or both that determine the likelihood of receipt of principal on the obligation. The ‘i’ suffix indicated that the rating addressed the interest portion of the obligation only. The ‘i’ suffix was always used in conjunction with the ‘p’ suffix, which addresses likelihood of receipt of principal. For example, a rated obligation could have been assigned a rating of ‘AAApNRi’ indicating that the principal portion was rated ‘AAA’ and the interest portion of the obligation was not rated.
pi:     This qualifier was used to indicate ratings that were based on an analysis of an issuer’s published financial information, as well as additional information in the public domain. Such ratings did not, however, reflect in-depth meetings with an issuer’s management and therefore, could have been based on less comprehensive information than ratings without a ‘pi’ suffix. Discontinued use as of December 2014 and as of August 2015 for Lloyd’s Syndicate Assessments.
pr:     The letters ‘pr’ indicate that the rating was provisional. A provisional rating assumed the successful completion of a project financed by the debt being rated and indicates that payment of debt service requirements was largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, made no comment on the likelihood of or the risk of default upon failure of such completion.
q:     A ‘q’ subscript indicates that the rating is based solely on quantitative analysis of publicly available information. Discontinued use in April 2001.
r:     The ‘r’ modifier was assigned to securities containing extraordinary risks, particularly market risks, that are not covered in the credit rating. The absence of an ‘r’ modifier should not be taken as an indication that an obligation would not exhibit extraordinary noncredit-related risks. S&P discontinued the use of the ‘r’ modifier for most obligations in June 2000 and for the balance of obligations (mainly structured finance transactions) in November 2002.
Fitch Ratings
Long-Term Credit Ratings Investment Grade
Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns, insurance companies and certain sectors within public finance, are generally assigned Issuer Default Ratings (“IDRs”). IDRs are also assigned to certain entities or enterprises in global infrastructure, project finance, and public finance. IDRs opine on an entity’s relative vulnerability to default (including by way of a distressed debt exchange) on financial obligations. The threshold default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts.

In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.
AAA:     Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA:     Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A:     High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.
BBB:     Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.
Speculative Grade
BB:     Speculative. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business, or financial flexibility exists that supports the servicing of financial commitments.
B:     Highly speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.
CCC:     Substantial credit risk. Very low margin for safety. Default is a real possibility.
CC:     Very high levels of credit risk. Default of some kind appears probable.
C:     Near default.
A default or default-like process has begun, or the issuer is in standstill, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a ‘C’ category rating for an issuer include:
a.     the issuer has entered into a grace or cure period following non-payment of a material financial obligation;
b.     the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation;
c.     the formal announcement by the issuer or their agent of a distressed debt exchange;
d.     a closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent
RD:     Restricted default. ‘RD’ ratings indicate an issuer that in Fitch’s opinion has experienced an uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation but has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and has not otherwise ceased operating. This would include:

i.     the selective payment default on a specific class or currency of debt;
ii.     the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;
iii.     the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; ordinary execution of a distressed debt exchange on one or more material financial obligations.
D:     Default. ‘D’ ratings indicate an issuer that in Fitch’s opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure or that has otherwise ceased business. Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.
In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.
The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. For example, the rating category ‘AA’ has three notch-specific rating levels (‘AA+’; ‘AA’; ‘AA-’; each a rating level). Such suffixes are not added to ‘AAA’ ratings and ratings below the ‘CCC’ category.
Recovery Ratings
Recovery Ratings are assigned to selected individual securities and obligations, most frequently for individual obligations of corporate finance issuers with IDRs in speculative grade categories.
Among the factors that affect recovery rates for securities are the collateral, the seniority relative to other obligations in the capital structure (where appropriate), and the expected value of the company or underlying collateral in distress.
The Recovery Rating scale is based on the expected relative recovery characteristics of an obligation upon the curing of a default, emergence from insolvency or following the liquidation or termination of the obligor or its associated collateral.
Recovery Ratings are an ordinal scale and do not attempt to precisely predict a given level of recovery. As a guideline in developing the rating assessments, the agency employs broad theoretical recovery bands in its ratings approach based on historical averages and analytical judgment, but actual recoveries for a given security may deviate materially from historical averages.
RR1:     Outstanding recovery prospects given default. ‘RR1’ rated securities have characteristics consistent with securities historically recovering 91%-100% of current principal and related interest.
RR2:     Superior recovery prospects given default. ‘RR2’ rated securities have characteristics consistent with securities historically recovering 71%-90% of current principal and related interest.
RR3:     Good recovery prospects given default. ‘RR3’ rated securities have characteristics consistent with securities historically recovering 51%-70% of current principal and related interest.
RR4:     Average recovery prospects given default. ‘RR4’ rated securities have characteristics consistent with securities historically recovering 31%-50% of current principal and related interest.

RR5:     Below average recovery prospects given default. ‘RR5’ rated securities have characteristics consistent with securities historically recovering 11%-30% of current principal and related interest.
RR6:     Poor recovery prospects given default. ‘RR6’ rated securities have characteristics consistent with securities historically recovering 0%-10% of current principal and related interest.
Short-Term Credit Ratings
A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention (a long-term rating can also be used to rate an issue with short maturity). Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.
F1:     Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.
F2:     Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.
F3:     Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.
B:     Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C:     High short-term default risk. Default is a real possibility.
RD:     Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically, applicable to entity ratings only.
D:     Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

All dealers that buy, sell or trade the Fund’s Shares, whether or not participating in this offering, may be required to deliver a prospectus in accordance with the terms of the dealers’ agreements with the Fund’s Distributor.
Investors should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, investors should not rely upon such information or representations. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell to, or a solicitation of an offer to buy from, any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date of this prospectus. Investors should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Regan Capital Alternative Income Fund
Investor Class – RIIAX
Institutional Class – RIIFX
Statement of Additional Information
September 11, 2026
The Regan Capital Alternative Income Fund (the “Fund”) is a newly organized Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a diversified, closed-end management investment company that continuously offers its common shares of beneficial interest, with no par value per share (the “Shares”), and intends to operate as an “interval fund.” The Fund has received an exemptive order from the Securities and Exchange Commission (the “SEC”) that permits the Fund to offer multiple classes of its Shares and impose distribution and shareholder servicing fees. Under the order, the Fund is authorized to issue two separate classes of shares of beneficial interest designated as Institutional Class Shares and Investor Class Shares, and the Fund may offer additional classes of Shares in the future.
This Statement of Additional Information (“SAI”) relating to the Shares of the Fund is not a prospectus and should be read in conjunction with the Fund’s prospectus dated September 11, 2026, as supplemented from time to time (the “Prospectus”). This SAI does not include all information that a prospective investor should consider before purchasing Shares, and investors should obtain and read the Prospectus prior to purchasing such shares.
Regan Capital, LLC (“Regan” or the “Investment Manager”), 300 Crescent Court, Suite 1760, Dallas, Texas 75201, is the investment manager to the Fund.
A copy of the Prospectus and annual report or semi-annual report for the Fund for future periods may be obtained free of charge at the telephone number and address listed below or by visiting www.regancapital.com/interval-fund.
Regan Capital Alternative Income Fund
Regulatory Document Request
c/o U.S Bank Global Fund Services
P.O. Box 219252
Kansas City, Missouri 64121-9252
Telephone: (626) 914-7385

Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the Prospectus.

-i-

THE FUND
The Fund is a newly organized Delaware statutory trust registered under the 1940 Act as a diversified, closed-end management investment company that intends to continuously offer Investor Class and Institutional Class Shares and operate as an “interval fund.” The Fund has received an exemptive order from the SEC that permits the Fund to offer multiple classes of its Shares and impose distribution and shareholder servicing fees. Under the order, the Fund is authorized to issue two separate classes of shares of beneficial interest designated as Investor Class Shares and Institutional Class Shares, and the Fund may offer additional classes of Shares in the future. Each class of Shares is subject to different fees and expenses.
INVESTMENT OBJECTIVE AND POLICIES
The investment objective and general investment policies of the Fund are described in the Prospectus. The investment objective and general investment policies of the Fund are described in further detail in the Prospectus. Additional information concerning the characteristics of certain of the Fund’s investments, strategies and risks is set forth below. Unless a strategy or policy described below is specifically prohibited by the investment restrictions listed in the Prospectus, by the investment restrictions under “Investment Restrictions” in this SAI, or by applicable law, the Fund may engage in each of the practices described below. However, the Fund is not required to engage in any particular transaction or purchase any particular type of securities or investment even if to do so might benefit the Fund. Unless otherwise stated in the Prospectus or SAI, all investment policies of the Fund may be changed by the Fund’s Board of Trustees (the “Board of Trustees” or the “Board”) without shareholder approval. In addition, the Fund may be subject to restrictions on its ability to utilize certain investments or investment techniques due to applicable law, operational requirements or the discretion of the Board.
Fixed Income Investments
ABS and MBS
The investment characteristics of asset-backed securities (“ABS”) and mortgage-backed securities (“MBS”) differ from traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that the principal may be prepaid at any time because the underlying loans or other assets generally may be prepaid at any time.
Investments in subordinated MBS and ABS involve greater credit risk of default than the senior classes of the issue or series. Default risks may be further pronounced in the case of MBS and ABS secured by, or evidencing an interest in, a relatively small or less diverse pool of underlying loans. Certain subordinated securities absorb all losses from default before any other class of securities is at risk, particularly if such securities have been issued with little or no credit enhancement or equity. Such securities, therefore, possess some of the attributes typically associated with equity investments.
Mortgage loans on commercial properties often are structured so that a substantial portion of the loan principal is not amortized over the loan term but is payable at maturity and repayment of the loan principal thus often depends upon the future availability of real estate financing from the existing or an alternative lender and/or upon the current value and salability of the real estate. Therefore, the unavailability of real estate financing may lead to default.
Most commercial mortgage loans underlying MBS are effectively nonrecourse obligations of the borrower, meaning that there is no recourse against the borrower’s assets other than the collateral. If borrowers are not able or willing to refinance or dispose of encumbered property to pay the principal and interest owed on such mortgage loans, payments on the subordinated classes of the related MBS are likely to be adversely affected. The ultimate extent of the loss, if any, to the subordinated classes of MBS may only be determined after a negotiated discounted settlement, restructuring or sale of the mortgage note, or the foreclosure (or deed in lieu of foreclosure) of the mortgage encumbering the property and subsequent liquidation of the property. Foreclosure can be costly and delayed by litigation and/or bankruptcy. Factors such as the property’s location, the legal status of title to the property, its physical condition and financial performance, environmental risks, and governmental disclosure requirements with respect to the condition of the property may make a third party unwilling to purchase the property at a foreclosure sale or to pay a price sufficient to satisfy the obligations with respect to the related MBS. Revenues from the assets underlying such MBS may be retained by the borrower and the return on investment may be used to

1

make payments to others, maintain insurance coverage, pay taxes or pay maintenance costs. Such diverted revenue is generally not recoverable without a court appointed receiver to control collateral cash flow.
ABS
The Fund may invest in asset-backed securities. Asset-backed securities are securities whose principal and interest payments are collateralized by pools of assets such as auto loans, credit card receivables, leases, installment contracts, and personal property. ABS are not secured by an interest in the related collateral. Credit card receivables, for example, are generally unsecured and the debtors are entitled to the protection of a number of U.S. federal and state consumer loan laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of ABS backed by automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related ABS. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the ABS may not have a proper security interest in all of the obligations backing such ABS. Therefore, there is a possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities. The risk of investing in ABS is ultimately dependent upon payment of consumer loans by the debtor.
The collateral supporting ABS is of shorter maturity than certain other types of loans and is less likely to experience substantial prepayments. ABS are often backed by pools of any variety of assets, including, for example, leases, mobile home loans and aircraft leases, which represent the obligations of a number of different parties and use credit enhancement techniques such as letters of credit, guarantees or preference rights. The value of an ABS is affected by changes in the market’s perception of the asset backing the security and the creditworthiness of the servicing agent for the loan pool, the originator of the loans or the financial institution providing any credit enhancement, as well as by the expiration or removal of any credit enhancement.
RMBS
Holders of residential mortgage-backed securities (“RMBS”) bear various risks, including credit, market, interest rate, structural and legal risks. RMBS represent interests in pools of residential mortgage loans secured by one to four family residential mortgage loans. Such loans may be prepaid at any time. Residential mortgage loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity, although such loans may be securitized by government agencies and the securities issued are guaranteed. The rate of defaults and losses on residential mortgage loans will be affected by a number of factors, including general economic conditions and those in the geographic area where the mortgaged property is located, the terms of the mortgage loan, the borrower’s “equity” in the mortgaged property and the financial circumstances of the borrower. If a residential mortgage loan is in default, foreclosure of such residential mortgage loan may be a lengthy and difficult process and may involve significant expenses. Furthermore, the market for defaulted residential mortgage loans or foreclosed properties may be very limited.
At any one time, a portfolio of RMBS may be backed by residential mortgage loans with disproportionately large aggregate principal amounts secured by properties in only a few states or regions. As a result, the residential mortgage loans may be more susceptible to geographic risks relating to such areas, such as adverse economic conditions, adverse events affecting industries located in such areas and natural hazards affecting such areas, than would be the case for a pool of mortgage loans having more diverse property locations. In addition, the residential mortgage loans may include so called “jumbo” mortgage loans, having original principal balances that are higher than Fannie Mae and Freddie Mac loan balance limitations. As a result, such portfolio of RMBS may experience increased losses.
Each underlying residential mortgage loan in an issue of RMBS may have a balloon payment due on its maturity date. Balloon residential mortgage loans involve a greater risk to a lender than self-amortizing loans, because the ability of a borrower to pay such amount will normally depend on its ability to obtain refinancing of the related mortgage loan or sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment, which will depend on a number of factors prevailing at the time such refinancing or sale is required, including the strength of the residential real estate markets, tax laws, the financial situation and operating history of the underlying property, interest rates, conditions in credit markets and general economic conditions. If the borrower is unable to make such balloon payment, the related issue of RMBS may experience losses.
Prepayments on the underlying residential mortgage loans backing an issue of RMBS will be influenced by the prepayment provisions of the related mortgage notes and may also be affected by a variety of economic, geographic and other factors, including the difference between the interest rates on the underlying residential mortgage loans (giving consideration to the cost of refinancing) and prevailing mortgage rates and the availability of refinancing. In general, if prevailing interest rates fall significantly below the interest rates on the related residential mortgage loans, the rate of prepayment on the underlying residential mortgage loans would be expected to increase. Conversely, if prevailing interest rates rise to a level significantly above the interest rates on the related mortgages, the rate of prepayment would be expected to decrease. Prepayments could reduce the yield received on the related issue of RMBS. RMBS are particularly susceptible to prepayment risks, as they generally do not contain prepayment penalties and a reduction in interest rates will increase the prepayments on the RMBS, resulting in a reduction in yield to maturity for holders of such securities.
Certain mortgage loans may be of subprime credit quality (i.e., do not meet the customary credit standards of Fannie Mae and Freddie Mac). Originators of loans make subprime mortgage loans to borrowers that typically have limited access to traditional mortgage financing for a variety of reasons, including impaired or limited past credit history, lower credit scores, high loan-to-value ratios or high debt-to-income ratios. As a result of these factors, delinquencies and liquidation proceedings are more likely with subprime mortgage loans than with mortgage loans that satisfy customary credit standards. In the event mortgage loans in a mortgage pool related to a residential security become delinquent or subject to liquidation, the related CDO (as defined below) may experience delays in receiving payment on such RMBS and may suffer losses if the related credit enhancements, if any, are insufficient to cover the delays and losses associated with such RMBS. The RMBS also may be backed by non-conforming mortgage loans that do not qualify for purchase by government-sponsored agencies, such as Fannie Mae and Freddie Mac, because of characteristics and size that do not satisfy Fannie Mae and Freddie Mac guidelines. Non-conforming mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. The principal differences between conforming mortgage loans and non- conforming mortgage loans include the applicable loan-to-value ratios, the credit and income histories of the related mortgagors, the documentation required for approval of the related mortgage loans, the types of properties securing the mortgage loans, the loan sizes and the mortgagors’ occupancy status with respect to the mortgaged properties. As a result of these and other factors, the interest rates charged on non-conforming mortgage loans are often higher than those charged for conforming mortgage loans. The combination of different underwriting criteria and higher rates of interest may also lead to higher delinquency, foreclosure and losses on non-conforming mortgage loans as compared to conforming mortgage loans.
RMBS may contain certain credit enhancement features intended to enhance the likelihood that holders of such securities will receive regular payments of interest and principal. If delinquencies or defaults occur on the mortgage loans underlying such RMBS, neither the related servicers nor any other entities will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered within those transactions. There can be no assurance that the credit enhancement, if any, applicable to RMBS owned by a CDO will adequately cover any shortfalls in cash available to make payments on such RMBS as a result of such delinquencies or defaults. If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, the Fund may suffer losses with respect to its ownership of such RMBS (or CDOs which own RMBS).
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of RMBS and CDOs backed by RMBS. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on RMBS generally.

Another factor that may result in higher delinquency rates is the increase in monthly payments on adjustable-rate mortgage loans. Borrowers with adjustable-rate mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate. Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates and, as a result, adversely affect the performance and market value of RMBS and CDOs backed by RMBS.
In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. These difficulties may adversely affect the performance and market value of RMBS originated, serviced, or subserviced by these companies. As a result, the performance and market value of CDOs backed by RMBS also may be adversely affected.
The mortgage loans underlying certain of the RMBS may be structured with negative amortization features. Negative amortization arises when the mortgage payment in respect of a loan is smaller than the interest due on such loan. On any such mortgage loans, if the monthly payments are not enough to cover both the interest and principal payments on the loan, the shortfall is added to the principal balance, causing the loan balance to increase rather than decrease over time. During periods in which the outstanding principal balance of any such mortgage loan is increasing due to the addition of deferred interest, the increasing principal balance of such mortgage loan may approach or exceed the value of the related mortgage property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each such mortgage loan generally provides for the payment of any remaining unamortized principal balance (due to the addition of deferred interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of the loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with such mortgage loans is greater than that associated with fully amortizing mortgage loans. If the pool of mortgage loans underlying any RMBS owned by the Fund (or a CDO backed by RMBS) were to contain loans with negative amortization features, the yield on such RMBS could be adversely affected.
RMBS have structural characteristics that distinguish them from other asset-backed securities. The rate of interest payable on RMBS is often set or effectively capped at the weighted average net coupon of the underlying mortgage loans themselves, often referred to as an “available funds cap”. Other factors, such as the use of interest rate derivatives, may also affect the returns on RMBS. The U.S. Servicemembers’ Civil Relief Act of 2003, as amended (the “Relief Act”), provides relief to mortgagors who enter into active military service or who were on reserve status but are called to active duty after the origination of their mortgage loans. Under the Relief Act, during the period of a mortgagor’s active duty, the rate of interest that may be charged on such mortgagor’s loan will be capped at a rate of 6% per annum, which may be below the interest rate that would otherwise have been applicable to such mortgage loan. In light of current United States involvement in Iraq and Afghanistan, a number of mortgage loans in the mortgage pools underlying RMBS are or may become subject to the Relief Act. As a result, the weighted average interest rate on RMBS may be reduced. If such RMBS are subject to weighted average net coupon caps, investors’ return on their investment in such RMBS will be similarly affected.
Violations of consumer protection laws may result in losses on RMBS. Applicable state laws generally regulate interest rates and other charges, require licensing of originators and require specific disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans backing RMBS. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the issuer of a RMBS to collect all or part of the principal of or interest on the underlying loans, may entitle a borrower to a refund of amounts previously paid and, in addition, could subject the owner of a mortgage loan to damages and administrative enforcement. The mortgage loans backing a RMBS also are subject to U.S. federal laws, including:
•the U.S. Truth in Lending Act and Regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the loans;
•the Equal Credit Opportunity Act and Regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;
•the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation;
•the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience;
•the Home Ownership and Equity Protection Act of 1994, which regulates the origination of high cost loans;
•the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws; and
•the Alternative Mortgage Transaction Parity Act of 1982, which preempts certain state lending laws which regulate alternative mortgage transactions.
Violations of particular provisions of these U.S. federal laws may limit the ability of the issuer of RMBS to collect all or part of the principal of or interest on the related underlying loans and in addition could subject such issuer to damages and administrative enforcement. In this event, the issuer, as a holder of such RMBS may suffer a loss.
Some of the mortgage loans backing a RMBS may have been underwritten with, and finance the cost of, credit insurance. From time to time, originators of mortgage loans that finance the cost of credit insurance have been named in legal actions brought by U.S. federal and state regulatory authorities alleging that certain practices employed relating to the sale of credit insurance constitute violations of law. If such an action were brought against such issuer with respect to mortgage loans backing such RMBS and were successful, it is possible that the borrower could be entitled to refunds of amounts previously paid or that such issuer could be subject to damages and administrative enforcement.
In addition, numerous U.S. federal and state statutory provisions, including the U.S. federal bankruptcy laws, the Relief Act and state debtor relief laws, also may adversely affect the ability of an issuer of a RMBS to collect the principal of or interest on the loans, and holders of the affected RMBS may suffer a loss if the applicable laws result in these loans becoming uncollectible.
In addition to the U.S. federal laws described above, however, a number of legislative proposals have been introduced at the U.S. federal, state and municipal levels that are designed to discourage predatory lending practices Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originator’s failure to comply with these laws could subject the issuer of a RMBS to monetary penalties and could result in the borrowers rescinding the loans underlying such RMBS. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts

Collateralized Loan Obligations (“CLOs”)
A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. The risk associated with investing in a CLO correlates to the risk in the underlying product, including high-yield risk, interest rate risk, liquidity risk, and the risk of default. In addition to the risks associated with the underlying security, CLOs also include the risk that the distributions from the collateral may not adequately cover interest or principal payments, the quality of the CLO may decline or default, or the class of CLO may be subordinate to other classes.
Collateralized Debt Obligations
There are a variety of different types of collateralized debt obligations (“CDOs”), including CDOs collateralized by trust preferred securities and asset-backed securities and CDOs collateralized by corporate loans and debt securities called collateralized loan obligations (“CLOs”). CDOs may issue several types of securities, including CDO and CLO equity, multi-sector CDO equity, trust preferred CDO equity and CLO debt. CDOs are subject to credit, liquidity and interest rate risks, which are each discussed in greater detail above. The CDO equity may be unrated or non-investment grade. As a holder of CDO equity, the Fund will have limited remedies available upon the default of the CDO. The Fund may be unable to find a sufficient number of attractive opportunities to meet their investment objective or fully invest their committed capital. For example, from time to time, the market for CDO transactions has been adversely affected by a decrease in the availability of senior and subordinated financing for transactions, in part in response to regulatory pressures on providers of financing to reduce or eliminate their exposure to such transactions. CDOs often invest in concentrated portfolios of assets. The concentration of an underlying portfolio in any one obligor would subject the related CDOs to a greater degree of risk with respect to defaults by such obligor and the concentration of a portfolio in any one industry would subject the related CDOs to a greater degree of risk with respect to economic downturns relating to such industry.
The value of CDOs generally fluctuates with, among other things, the financial condition of the obligors or issuers of the underlying portfolio of assets of the related CDO (“CDO Collateral”), general economic conditions, the condition of certain financial markets, political events, developments or trends in any particular industry and changes in prevailing interest rates. Consequently, holders of CDOs must rely solely on distributions on the CDO Collateral or proceeds thereof for payment in respect thereof. If distributions on the CDO Collateral are insufficient to make payments on the CDOs, no other assets will be available for payment of the deficiency and following realization of the CDOs, the obligations of such issuer to pay such deficiency generally will be extinguished. CDO Collateral may consist of high-yield debt securities, loans, asset-backed securities, and other securities, which often are rated below investment grade (or of equivalent credit quality). High-yield debt securities generally are unsecured (and loans may be unsecured) and may be subordinated to certain other obligations of the issuer thereof. The lower ratings of high-yield securities and below investment grade loans reflect a greater possibility that adverse changes in the financial condition of an issuer or in general economic conditions or both may impair the ability of the related issuer or obligor to make payments of principal or interest. Such investments may be speculative.
Subordination of CDO Debt and CDO Equity
Subordinate CDO debt generally is fully subordinated to the related CDO senior tranches. CDO equity generally is fully subordinated to any related CDO debt and is not secured by any collateral. Distributions to holders of CDO equity will generally be made solely from distributions on the assets of the CDO issuer after all other payments have been made pursuant to the priority of payments of such CDO. To the extent that any losses are incurred by a CDO in respect of its related CDO Collateral, such losses will be borne first by the holders of the related CDO equity, next by the holders of any related subordinated CDO debt and finally by the holders of the related CDO senior tranches. In addition, if an event of default occurs under the governing instrument or underlying investment, as long as any CDO senior tranches are outstanding, the holders thereof generally will be entitled to determine the remedies to be exercised under the instrument governing the CDO. Remedies pursued by such holders could be adverse to the interests of the holders of any related subordinated CDO debt and/or the holders of the related CDO equity, as applicable. Subordinate CDO debt and CDO equity represent leveraged investments in the assets of the CDO. Therefore, the leveraged nature of such securities may magnify the adverse impact on the market value of such securities caused by changes affecting the assets underlying such securities, including changes in the market value of such assets, changes in distributions on such assets, defaults and recoveries, capital gains and losses on such assets, prepayments and the availability, prices and interest rates of such assets. Accordingly, subordinate CDO debt and CDO equity may not be paid in full and may be subject to up to 100% loss.
Control by Senior CDO Debt
In a typical CDO, the most senior CDO debt (the “Controlling Class”) will control many rights under the CDO indenture and therefore, holders of subordinate CDO debt and CDO equity will have limited rights in connection with an event of default or distributions thereunder. Remedies pursued by the holders of the Controlling Class upon an event of default could be adverse to the interests of the holders of subordinate CDO debt and CDO equity. If an event of default has occurred and is continuing, the holders of CDO equity will not have any creditors’ rights against the CDO issuer and will not have the right to determine the remedies to be exercised under the CDO indenture. There is no guarantee that any funds will remain to make distributions to the holders of subordinate CDO debt and CDO equity following any liquidation of the CDO assets and the application of the proceeds from the CDO assets to pay senior classes of CDO debt and the fees, expenses, and other liabilities payable by the CDO issuer. The Controlling Class may also have consent rights in respect of amendments and CDO manager removal rights in connection with certain events.
Mandatory Redemption of CDO Senior Tranches and CDO Debt
Under certain circumstances, cash flows from CDO Collateral that otherwise would have been paid to the holders of any related CDO debt and the related CDO equity will be used to redeem the related CDO senior tranches. This could result in an elimination, deferral or reduction in the interest payments, principal repayments or other payments made to the holders of such CDO debt or such CDO equity, which could adversely impact the returns to the holders of such CDO debt or such CDO equity.
Optional Redemption of CDO Senior Tranches and CDO Debt
An optional redemption of a CDO could require the collateral or portfolio manager of the related CDO to liquidate positions more rapidly than would otherwise be desirable, which could adversely affect the realized value of the items of CDO Collateral sold (and which in turn could adversely impact the holders of any related CDO debt, and/or the holders of the related CDO equity).
Rating Agencies
Future actions of any rating agency can adversely affect the market value or liquidity of CDOs. Rating agencies rating a CDO may change their published ratings criteria or methodologies for CDOs at any time in the future. Further, such rating agencies may retroactively apply any such new standards to the ratings of the CDO securities purchased by the Fund. Any such action could result in a substantial lowering (or even withdrawal) of any rating assigned to any such CDO security, despite the fact that such CDO security might still be performing fully to the specifications set forth for such CDO security in the related transaction documents. The rating assigned to any CDO may also be lowered following the occurrence of an event or circumstance despite the fact that the related rating agency previously provided confirmation that such occurrence would not result in the rating of such CDO being lowered. Additionally, any rating agency may, at any time and without any change in its published ratings criteria or methodology, lower or withdraw any rating assigned by it to any class of CDO security. If any rating initially assigned to any CDO security is subsequently lowered or withdrawn for any reason, holders of such security may not be able to resell their security without a substantial discount. Any reduction or withdrawal to the ratings on any class of CDO security may significantly reduce the liquidity thereof and may adversely affect the CDO issuer’s ability to make certain changes to the composition of the CDO assets since the CDO’s indenture may contain restrictions on portfolio modifications that are tied to the ratings on the CDO’s securities.
A rating agency may also revise or withdraw its ratings of a CDO security as a result of a failure by the issuer or the manager of such CDO to provide it with information requested by such rating agency or comply with any of its obligations contained in the engagement letter with such rating agency, including the posting of information provided to the rating agency on a website that is accessible by rating agencies that were not hired in connection with the issuance of the CDO securities as required by law. In addition, a CDO security may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of such CDO security. Any such revision or withdrawal of a rating as a result of such a failure might adversely affect the liquidity and value of the CDO security.

Effects of Regulation on CDO Market
Legislative or regulatory action taken by the U.S. federal government or any U.S. regulatory body (or other authority or regulatory body) in response to economic conditions or otherwise may negatively impact the liquidity and value of CDOs. For example, the “Volcker Rule” contained in the Dodd-Frank Act, which imposes limitations on the ability of banking entities and their affiliates to invest in private investment funds such as CDO issuers, may have a substantial negative impact on the liquidity and value of CDOs. No prediction can be made as to how any modifications made to the Volcker Rule will affect the liquidity and value of CDOs purchased by the Fund.
Corporate Debt Securities
The Fund may invest in corporate debt securities. Corporate debt securities include corporate bonds, debentures, notes and other similar instruments, including certain convertible securities. Debt securities may be acquired with warrants attached. Corporate income-producing securities also may include forms of preferred or preference stock. The rate of interest on a corporate debt security may be fixed, floating or variable, and may vary inversely with respect to a reference rate such as interest rates or other financial indications. The Fund can invest in corporate securities of any rating. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies.
High Yield Investments
The Fund may invest in high yield, high risk, lower-rated debt securities, including convertible securities. Investments in such securities are subject to greater credit risks than higher rated securities. Debt securities rated below investment grade have greater risks of default than investment grade debt securities. Issuers of “junk bonds” must offer higher yields to compensate for the greater risk of default on the payment of principal and interest. The market for high yield securities is subject to substantial volatility. For example, an economic downturn may have a more significant effect on high yield securities and their markets, as well as on the ability of securities issuers to repay principal and interest, than on higher-rated securities and their issuers. Issuers of high yield securities may be of low creditworthiness and the high yield securities may be subordinated to the claims of senior lenders. During periods of economic downturn or rising interest rates the issuers of high yield securities may have greater potential for insolvency and a higher incidence of high yield bond defaults may be experienced.
The prices of high yield securities have been found to be less sensitive to interest rate changes than higher rated investments but are more sensitive to adverse economic changes or individual corporate developments because of their lower credit quality. During an economic downturn or substantial period of rising interest rates, highly leveraged issuers may experience financial stress which would adversely affect their ability to service their principal and interest payment obligations, to meet projected business goals, and to obtain additional financing. If the issuer of a high yield convertible security owned by the Fund defaults, the Fund may incur additional expenses in seeking recovery. Periods of economic uncertainty and changes can be expected to result in increased volatility of market prices of high yield securities and the Fund’s NAV. Yields on high yield securities will fluctuate over time. Furthermore, in the case of high yield securities structured as zero coupon or pay-in-kind securities, their market prices are affected to a greater extent by interest rate changes and thereby tend to be more volatile than market prices of securities which pay interest periodically and in cash.
The secondary market for high yield securities may at times become less liquid or respond to adverse publicity or investor perceptions making it more difficult for the Fund to value accurately high yield securities or dispose of them. To the extent the Fund owns or may acquire illiquid or restricted high yield securities, these securities may involve special registration responsibilities, liabilities and costs, and liquidity difficulties and judgment will play a greater role in valuation because there is less reliable and objective data available. Special tax considerations are associated with investing in high yield bonds structured as zero coupon or pay-in-kind securities. The Fund will report the interest on these securities as income even though it receives no cash interest until the security’s maturity or payment date. Further, the Fund must distribute substantially all of its income to its shareholders to qualify for pass through treatment under the tax law. Accordingly, the Fund may have to dispose of its portfolio securities under disadvantageous circumstances to generate cash or may have to borrow to satisfy distribution requirements.

Credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Since credit rating agencies may fail to timely change the credit ratings to reflect subsequent events the Investment Manager monitors the issuers of high yield convertible securities in the portfolio to determine if the issuers will have sufficient cash flow and profits to meet required principal and interest payments, and to attempt to assure the securities’ liquidity so the Fund can meet redemption requests. To the extent that the Fund invests in high yield securities, the achievement of its investment objective may be more dependent, on the Investment Manager’s own credit analysis than is the case for higher quality bonds. The Fund may retain a portfolio security whose rating has been changed.
The Fund may also invest in private alternative credit opportunities that may not conform to conventional loan standards applied by traditional lenders and either will not be rated or will be rated as non-investment grade by the rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the underlying loans, the borrowers’ credit history, the cash flow resulting from its assets or other factors. In addition, there may be less readily available, reliable information about senior loans and notes than is the case for many other types of securities. Any collateral used to secure a debt instrument may decline in value or become illiquid, which would adversely affect the instrument’s value. There can be no assurance that liquidation of collateral would satisfy a borrower’s obligation in the event of non-payment of scheduled interest or principal or that such collateral could be readily liquidated. To the extent that a debt instrument is collateralized by stock in the borrower or its subsidiaries, such stock may lose all of its value in the event of the bankruptcy of the borrower.
Municipal Securities
The Fund may invest in municipal securities. Municipal securities are debt obligations issued by or on behalf of states, territories and possessions of the United States, including the District of Columbia, and any political subdivisions or financing authority of any of these, the income from which is, in the opinion of qualified legal counsel, exempt from regular federal income tax. However, it is not anticipated that the Fund will be eligible to distribute exempt-interest dividends to shareholders. Municipal securities are generally issued to finance public works such as airports, bridges, highways, housing, hospitals, mass transportation projects, schools, street and water and sewer works. They are also issued to repay outstanding obligations, to raise funds for general operating expenses and to make loans to other public institutions and facilities. Municipal securities include industrial development bonds issued by or on behalf of public authorities to provide financing aid to acquire sites or construct and equip facilities for privately or publicly owned corporations.
The availability of this financing encourages these corporations to locate within the sponsoring communities and thereby increases local employment. The two principal classifications of municipal securities are “general obligation” and “revenue” bonds. General obligation bonds are secured by the issuer’s pledge of its full faith and credit and taxing power for the payment of principal and interest. Interest on and principal of revenue bonds, however, are payable only from the revenue generated by the facility financed by the bond or other specified sources of revenue. Revenue bonds do not represent a pledge of credit or create any debt of or charge against the general revenues of a municipality or public authority. Industrial development bonds are typically classified as revenue bonds.
The Fund’s investments may include, but are not limited to, the following types of municipal securities: industrial development bonds; municipal notes and bonds; serial notes and bonds sold with a series of maturity dates; tax anticipation notes and bonds sold to finance working capital needs of municipalities in anticipation of receiving taxes at a later date; bond anticipation notes sold in anticipation of the issuance of longer-term bonds in the future; pre-refunded municipal bonds refundable at a later date (payment of principal and interest on pre-refunded bonds are assured through the first call date by the deposit in escrow of U.S. government securities); and general obligation bonds secured by a municipality’s pledge of taxation. There are no restrictions on the maturity of municipal securities in which the Fund may invest. The Investment Manager will select municipal securities based upon its belief that those securities will produce current income consistent with prudent investment and the Fund’s investment objectives.
The Fund may also purchase municipal securities with variable interest rates. Variable interest rates are ordinarily stated as a percentage of the prime rate of a bank or some similar standard, such as the 91-day U.S. Treasury bill rate. Variable interest rates are adjusted on a periodic basis (i.e., every 30 days). Many variable rate municipal securities are subject to payment of principal on demand, usually in not more than seven days. If a variable rate municipal security does not have this demand feature, or the demand feature extends beyond seven days and the Investment Manager believes the security cannot be sold within seven days, the Investment Manager may consider the security to be illiquid. Variable interest rates generally reduce changes in the market value of municipal securities from their original purchase prices. Accordingly, as interest rates decrease or increase, the potential for capital appreciation or depreciation is less for variable rate municipal securities than for fixed-income obligations. Many municipal securities with variable interest rates are subject to repayment of principal (usually within seven days) on demand. The terms of these variable rate demand instruments require payment of principal and accrued interest from the issuer of the municipal obligations, the issuer of the participation interests, or a guarantor of either issuer.
The financial institutions from which the Fund may purchase participation interests frequently provide, or secure from other financial institutions, irrevocable letters of credit or guarantees and give the Fund the right to demand payment on specified notice (normally within 30 days) from the issuer of the letter of credit or guarantee. These financial institutions may charge certain fees in connection with their repurchase commitments, including a fee equal to the excess of the interest paid on the municipal securities over the negotiated yield at which the participation interests were purchased. By purchasing participation interests, the Fund is buying a security meeting its quality requirements and is also receiving the tax-free benefits of the underlying securities.
Yields on municipal securities depend on a variety of factors, including: the general conditions of the money market and the taxable and municipal securities markets; the size of the particular offering; the maturity of the obligations; and the credit quality of the issue. Any adverse economic conditions or developments affecting the states or municipalities could impact the Fund’s portfolio.
U.S. Government Securities and Mortgage-Backed Securities
U.S. Government securities means securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities. Securities issued or guaranteed by the U.S. Government include a variety of Treasury securities (i.e., securities issued by the U.S. Government) that differ only in their interest rates, maturities and dates of issuance. Treasury Bills have maturities of one year or less. Treasury Notes have maturities of one to ten years, and Treasury Bonds generally have maturities of greater than ten years at the date of issuance. Zero coupon Treasury securities consist of Treasury Notes and Bonds that have been stripped of their unmatured interest coupons.
U.S. Government agencies or instrumentalities which issue or guarantee securities include, but are not limited to, the Federal Housing Administration, Federal National Mortgage Association, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Government National Mortgage Association, General Services Administration, Central Bank for Cooperatives, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Federal Land Banks, Maritime Administration, Tennessee Valley Authority, District of Columbia Armory Board, the Inter-American Development Bank, the Asian Development Bank, the Student Loan Marketing Association and the International Bank for Reconstruction and Development.
Except for U.S. Treasury securities, obligations of U.S. Government agencies and instrumentalities may or may not be supported by the full faith and credit of the United States. Some are backed by the right of the issuer to borrow from the Treasury; others by discretionary authority of the U.S. Government to purchase the agencies’ obligations; while still others, such as the Student Loan Marketing Association, are supported only by the credit of the instrumentality. In the case of securities not backed by the full faith and credit of the United States, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitment. If the Fund elects to invest in U.S. Government securities, then it will invest in securities of such instrumentality only when the Investment Manager is satisfied that the credit risk with respect to any instrumentality is acceptable.
Among the U.S. Government securities that the Fund may purchase are “mortgage-backed securities” or “MBS” of the Government National Mortgage Association (“Ginnie Mae”), the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and the Federal National Mortgage Association (“Fannie Mae”). These MBS include “pass-through” securities and “participation certificates;” both are similar, representing pools of mortgages that are assembled, with interests sold in the pool; the assembly is made by an “issuer” which assembles the mortgages in the pool and passes through payments of principal and interest for a fee payable to it. Payments of principal and interest by individual mortgagors are “passed through” to the holders of the interest in the pool. Thus, the monthly or other regular payments on pass-through securities and participation certificates include payments of principal (including prepayments on mortgages in the pool) rather than only interest payments. Timely payment of principal and interest on Ginnie Mae pass-throughs is guaranteed by the full faith and credit of the United States, but their yield is not guaranteed. Freddie Mac and Fannie Mae are both instrumentalities of the U.S. Government, but their obligations are not backed by the full faith and credit of the United States. Securities issued by Fannie Mae and Freddie Mac are not guaranteed or backed by the full faith and credit of the U.S. Government, but the issuing agency or instrumentality has the right to borrow, to meet its obligations, from an existing line of credit with the U.S. Treasury. However, no assurance can be given that the U.S. Government will provide financial support to its agencies or instrumentalities where it is not obligated to do so. It is possible that the availability and the marketability (i.e., liquidity) of these securities discussed in this paragraph could be adversely affected by actions of the U.S. Government to tighten the availability of its credit or to affect adversely the tax effects of owning them.
The investment characteristics of adjustable and fixed rate MBS differ from those of traditional fixed income securities. The major differences include the payment of interest and principal on mortgage-backed securities on a more frequent (usually monthly) schedule, and the possibility that principal may be prepaid at any time due to prepayments on the underlying mortgage loans or other assets. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed income securities. As a result, if the Fund purchases MBS at a premium, a faster than expected prepayment rate will reduce both the market value and the yield to maturity from those which were anticipated. A prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity and market value. Conversely, if the Fund purchases mortgage-backed securities at a discount, faster than expected prepayments will increase, while slower than expected prepayments will reduce, yield to maturity and market value.
On September 6, 2008, the Federal Housing Finance Agency (“FHFA”) placed Fannie Mae and Freddie Mac into conservatorship. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of Fannie Mae and Freddie Mac and of any stockholder, officer or director of Fannie Mae and Freddie Mac with respect to Fannie Mae and Freddie Mac and the assets of Fannie Mae and Freddie Mac.
Fannie Mae and Freddie Mac are continuing to operate as going concerns while in conservatorship and each remains liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The FHFA has indicated that the conservatorship of each enterprise will end when the director of FHFA determines that FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed.
The Fund may also invest in Mortgage-Backed Securities which are collateralized mortgage obligations structured on pools of mortgage pass-through certificates or mortgage loans (“CFOs” and “REMICs”) and derivative multiple-class mortgage-backed securities (“Stripped Mortgage-Backed Securities” or “SMBSs”).
Recently, rating agencies have placed on credit watch or downgraded the ratings previously assigned to a large number of mortgage-related securities (which may include certain of the mortgage-related securities in which the Fund may in the future invest), and may continue to do so in the future. If a mortgage-related security in which the Fund is invested is placed on credit watch or downgraded, the value of the security may decline and the Fund may experience losses.
Further, the unprecedented disruption in the residential mortgage-related securities market (and in particular, the “sub-prime” residential mortgage market), the broader mortgage-related securities market and the asset-backed securities market have resulted in downward price pressures and increasing foreclosures and defaults in residential and commercial real estate. Concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the mortgage market and a declining real estate market have contributed to increased volatility and diminished expectations for the economy and markets going forward, and have contributed to dramatic declines in the housing market, with falling home prices and increasing foreclosures and unemployment, and significant asset write-downs by financial institutions. The continuation or worsening of this general economic downturn may lead to further declines in income from, or the value of, real estate, including the real estate which secures the mortgage-related securities held by the Fund. Additionally, a lack of credit liquidity and decreases in the value of real property have occurred and may continue to occur or worsen, and potentially prevent borrowers from refinancing their mortgages, which may increase the likelihood of default on their mortgage loans.
These economic conditions may also adversely affect the amount of proceeds the holder of a mortgage loan or mortgage-related securities would realize in the event of a foreclosure or other exercise of remedies. Moreover, even if such mortgage-related securities are performing as anticipated, their value in the secondary market may fall or continue to fall as a result of deterioration in general market conditions for such securities or other asset-backed or structured products. Trading activity associated with market indices may also drive spreads on those indices wider than spreads on mortgage-related securities, thereby resulting in a decrease in the value of such mortgage-related securities. Mortgage loans backing non-agency mortgage-related securities are more sensitive to economic factors that could affect the ability of borrowers to pay their obligations under the mortgage loans backing these securities. These economic conditions may reduce the cash flow that the Fund investing in such mortgage-related securities receives from such securities and increase the incidence and severity of credit events and losses in respect of such securities. In addition, interest rate spreads for mortgage-backed securities have widened and are more volatile when compared to the recent past due to these adverse changes in market conditions. In the event that interest rate spreads for mortgage-related securities continue to widen following the purchase of such assets by the Fund, the market value of such securities is likely to decline and, in the case of a substantial spread widening, could decline by a substantial amount. Furthermore, these adverse changes in market conditions have resulted in a severe liquidity crisis in the market for mortgage-backed securities (including the mortgage-related securities in which certain of the Fund may invest) and increasing unwillingness by banks, financial institutions and investors to extend credit to servicers, originators and other participants in the mortgage- related securities market for these securities and other asset-backed securities. As a result, the liquidity and/or the market value of any mortgage-related securities that are owned by the Fund may experience further declines after they are purchased by the Fund. The recent rise in the rate of foreclosures of properties has resulted in legislative, regulatory and enforcement actions seeking to prevent or restrict foreclosures. Actions have also been brought against issuers and underwriters of residential mortgage-backed securities collateralized by such residential mortgage loans and investors in such residential mortgage-backed securities. Future legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure or the exercise of other remedies, provide new defenses to foreclosure, or otherwise impair the ability of the loan servicer to foreclose or realize on a defaulted residential mortgage loan included in a pool of residential mortgage loans backing such residential mortgage-backed securities. The nature or extent of any future limitations on foreclosure or exercise of other remedies that may be enacted is uncertain. Governmental actions that interfere with the foreclosure process, for example, could increase the costs of such foreclosures or exercise of other remedies, delay the timing or reduce the amount of recoveries on defaulted residential mortgage loans and securities backed by such residential mortgage loans owned by the Fund, and could adversely affect the yields on the mortgage-related securities owned by the Fund and could have the effect of reducing returns to the Fund that has invested in mortgage-related securities collateralized by these residential mortgage loans.
In addition, the U.S. government, including the Federal Reserve, the Treasury, and other governmental and regulatory bodies have recently taken or are considering taking actions to address the financial crisis, including initiatives to limit large-scale losses associated with mortgage-related securities held on the books of certain U.S. financial institutions and to support the credit markets generally. The impact that such actions could have on any of the mortgage-related securities held by the Fund is unknown.
Loan Participation Notes Risk
In terms of their functioning and investment risk, loan participation notes (“LPNs”) are comparable to an investment in “normal” bonds. In return for the investor's commitment of capital, the issuer makes regular interest payments and, at maturity or in accordance with an agreed upon amortization schedule, the note is repaid at par. However, in contrast to “normal” bonds, there are three parties involved in the issuance of an LPN. The legal issuer, typically a bankruptcy-remote, limited purpose entity, issues notes to investors and uses the proceeds received from investors to make loans to the borrower-with each loan generally having substantially identical payment terms to the related note issued by the issuer. The borrower is typically an operating company, and the issuer’s obligations under a note are typically limited to the extent of any capital repayments and interest payments made by the borrower under the related loan. Accordingly, the investor generally assumes the credit risk of the underlying borrower. The loan participation note structure is generally used to provide the borrower more efficient financing in the capital markets than the borrower would be able to obtain if it issued notes directly.
In the event of a default by the borrower of an LPN, the Fund may experience delays in receiving payments of interest and principal while the note issuer enforces and liquidates the underlying collateral, and there is no guarantee that the underlying collateral will cover the principal and interest owed to the Fund under the LPN.
LPNs are generally subject to liquidity risk. Even though an LPN may be traded on an exchange there can be no assurance that a liquid market will develop for the LPNs, that holders of the LPNs will be able to sell their LPNs, or that such holders will be able to sell their LPNs for a price that reflects their value.
Depending on the creditworthiness of the underlying borrower, LPNs may be subject to the risk of investing in high-yield securities. Additionally, LPNs are generally utilized by foreign borrowers and therefore may be subject to additional risks, such as foreign currency risk and the risk that interest payments are subject to withholding tax.
Event-Linked Bonds
The Fund may obtain event-linked exposure by investing in “event-linked bonds.” Event-linked exposure results in gains that typically are contingent on the non-occurrence of a specific “trigger” event, such as a hurricane, earthquake or other physical or weather-related phenomena. Some event-linked bonds are commonly referred to as “catastrophe bonds.” They may be issued by government agencies, insurance companies, reinsurers, special purpose corporations or other on-shore or off-shore entities (such special purpose entities are created to accomplish a narrow and well-defined objective, such as the issuance of a note in connection with a reinsurance transaction). If a trigger event causes losses exceeding a specific amount in the geographic region and time period specified in a bond, the Fund, when investing in the bond may lose a portion or all of its principal invested in the bond. If no trigger event occurs, the Fund will recover its principal plus interest. For some event-linked bonds, the trigger event or losses may be based on company-wide losses, index-portfolio losses, industry indices or readings of scientific instruments rather than specified actual losses. Often the event-linked bonds provide for extensions of maturity that are mandatory, or optional at the discretion of the issuer, in order to process and audit loss claims in those cases where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. In addition to the specified trigger events, event-linked bonds may also expose the Fund to certain unanticipated risks including but not limited to issuer risk, credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations and adverse tax consequences.
TBA Purchase Commitments
TBA or “To Be Announced” purchase commitments are commitments to purchase securities for a fixed price at a future date, typically not exceeding 75 to 90 days. TBA purchase commitments may be considered securities in themselves and involve a risk of loss if the value of the security to be purchased declines prior to settlement date. Unsettled TBA purchase commitments are valued at the current market value of the underlying securities. On delivery dates for such transactions, the Fund will meet its obligations from maturities or from cash flow. If the Fund chooses to dispose of the TBA security prior to its settlement, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation.
Firm Commitments
Securities may be purchased on a firm commitment basis, including when-issued securities. Securities purchased on a firm commitment basis are purchased for delivery beyond the normal settlement date at a stated price and yield. No income accrues to the purchaser of a security on a firm commitment basis prior to delivery. Such securities are recorded as an asset and are subject to changes in value based upon changes in the general level of interest rates. Purchasing a security on a firm commitment basis can involve a risk that the market price at the time of delivery may be lower than the agreed-upon purchase price, in which case there could be an unrealized loss at the time of delivery. The Fund may sell commitments to purchase securities on a firm commitment basis before the settlement date.

Stand-by Commitments
A stand-by commitment involves the purchase of securities by the Fund together with the right to resell them to the seller or a third party at an agreed-upon price or yield within specified periods prior to their maturity dates. Such a right to resell is commonly known as a stand-by commitment, and the aggregate price which the Fund pays for securities with a stand-by commitment may increase the cost, and thereby reduce the yield, of the security. The primary purpose of this practice is to provide the Fund with liquidity as needed. Stand-by commitments involve certain expenses and risks, including the inability of the issuer of the commitment to pay for the securities at the time the commitment is exercised, non-marketability of the commitment and differences between the maturity of the underlying security and the maturity of the commitment.
Dollar Rolls
TBA market participants trade TBA pools using “dollar rolls” as their financing vehicles. Dollar rolls are a form of collateralized short-term financing where the collateral consists of mortgage securities and performs a function analogous to a reverse repurchase agreement. Unlike a reverse repurchase agreement, which requires redelivery of exactly the same securities, a dollar roll is a simultaneous purchase and sale of substantially similar TBA securities for different settlement dates. The dealer (purchaser), who is said to “roll in” the securities received, is not required to deliver the identical securities, only securities that meet the TBA market’s good delivery guidelines (which establishes standard notification and settlement dates for TBA securities). The investor may assume some risk because the characteristics of the MBS delivered to the investor may be less favorable than the MBS the investor delivered to the dealer. Because the dealer is not obligated to return the identical MBS collateral that the investor has delivered, both parties usually transact the dollar roll with generic Fannie Mae, Freddie Mac or Ginnie Mae MBS pools that have the same or less value than the average TBA-eligible security.
A dollar roll transaction transfers prepayment risk to the dealer. Dollar rolls offer the dealer a convenient way to obtain promised mortgage securities, avoiding much of the cost of failing to make timely delivery. The dealer is willing to pay up to the cost of failure to deliver for the short-term opportunity to borrow or purchase securities required to meet a delivery commitment. For this reason most dollar rolls are transacted close to the monthly settlement date for MBS.
Inflation-Indexed Bonds
The Fund may invest in inflation-indexed bonds, which are fixed-income securities whose value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers utilize a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the inflation accruals as part of a semiannual coupon.
Inflation-indexed securities issued by the U.S. Treasury have varying maturities and pay interest on a semiannual basis equal to a fixed percentage of the inflation-adjusted principal amount. If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds, even during a period of deflation. However, the current market value of the bonds is not guaranteed and will fluctuate. The Fund also may invest in other inflation-related bonds that may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal amount.
The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if the rate of inflation rises at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation indexed bonds. Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity. While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.

The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign government are generally adjusted to reflect a comparable inflation index calculated by that government. There can be no assurance that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign country will be correlated to the rate of inflation in the United States.
Duration and Portfolio Maturity
As a measure of a fixed-income security’s cash flow, duration is an alternative to the concept of “term to maturity” in assessing the price volatility associated with changes in interest rates. Generally, the longer the duration, the more volatility an investor should expect. For example, the market price of a bond with a duration of three years would be expected to decline 3% if interest rates rose 1%. Conversely, the market price of the same bond would be expected to increase 3% if interest rates fell 1%. The market price of a bond with a duration of six years would be expected to increase or decline twice as much as the market price of a bond with a three-year duration. Duration is a way of measuring a security’s maturity in terms of the average time required to receive the present value of all interest and principal payments as opposed to its term to maturity. The maturity of a security measures only the time until final payment is due; it does not take account of the pattern of a security’s cash flows over time, which would include how cash flow is affected by prepayments and by changes in interest rates. Incorporating a security’s yield, coupon interest payments, final maturity and option features into one measure, duration is computed by determining the weighted average maturity of a bond’s cash flows, where the present values of the cash flows serve as weights. In computing the duration of the Fund, the Investment Manager will estimate the duration of obligations that are subject to features such as prepayment or redemption by the issuer, put options retained by the investor or other imbedded options, taking into account the influence of interest rates on prepayments and coupon flows. The Investment Manager will adjust the duration and maturity of the Fund’s portfolio based on the Investment Manager’s interest rate outlook.
Prepayments
Prepayments on a pool of mortgage loans are influenced by a variety of factors, including economic conditions, changes in mortgagors’ housing needs, job transfer, unemployment, mortgagors’ net equity in the mortgage properties and servicing decisions. The timing and level of prepayments cannot be predicted. Generally, however, prepayments on adjustable rate mortgage loans and fixed rate mortgage loans will increase during a period of falling mortgage interest rates and decrease during a period of rising mortgage interest rates. Accordingly, the amounts of prepayments available for reinvestment by the Fund are likely to be greater during a period of declining mortgage interest rates. If general interest rates also decline, such prepayments are likely to be reinvested at lower interest rates than the Fund was earning on the mortgage-backed securities that were prepaid.
Adjustable Rate Mortgage Loans (“ARMs”)
Certain mortgage loans underlying the MBS in which the Fund may invest will be ARMs. ARMs eligible for inclusion in a mortgage pool will generally provide for a fixed initial mortgage interest rate for a specified period of time. Thereafter, the interest rates (the “Mortgage Interest Rates”) may be subject to periodic adjustment based on changes in the applicable index rate (the “Index Rate”). The adjusted rate would be equal to the Index Rate plus a gross margin, which is a fixed percentage spread over the Index Rate established for each ARM at the time of its origination.
There are two main categories of indexes which provide the basis for rate adjustments on ARMs: those based on U.S. Treasury securities and those derived from a calculated measure such as a cost of funds index or a moving average of mortgage rates. Commonly utilized indexes include the one-year, three-year and five-year constant maturity Treasury rates, the three-month Treasury Bill rate, the 180-day Treasury bill rate, rates on longer-term Treasury securities, the 11th District Federal Home Loan Bank Cost of Funds, the National Median Cost of Funds, the prime rate of a specific bank, or commercial paper rates. Some indexes, such as the one-year constant maturity Treasury rate, closely mirror changes in market interest rate levels. Others, such as the 11th District Federal Home Loan Bank Cost of Funds index, tend to lag behind changes in market rate levels and tend to be somewhat less volatile. The degree of volatility in the market value of the Fund’s portfolio and therefore in the NAV per share of the Fund will be a function of the length of the interest rate reset periods and the degree of volatility in the applicable indexes.
Adjustable interest rates can cause payment increases that some mortgagors may find difficult to make. However, certain ARMs may provide that the Mortgage Interest Rate may not be adjusted to a rate above an applicable lifetime maximum rate or below an applicable lifetime minimum rate for such ARMs. Certain ARMs may also be subject to limitations on the maximum amount by which the Mortgage Interest Rate may adjust for any single adjustment period. Other ARMs (“Negatively Amortizing ARMs”) may provide instead or as well for limitations on changes in the monthly payment on such ARMs. Limitations on monthly payments can result in monthly payments which are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its maturity at the Mortgage Interest Rate in effect in any particular month. In the event that a monthly payment is not sufficient to pay the interest accruing on a Negatively Amortizing ARM, any such excess interest is added to the principal balance of the loan, causing negative amortization, and is repaid through future monthly payments. It may take borrowers under Negatively Amortizing ARMs longer periods of time to achieve equity and may increase the likelihood of default by such borrowers. In the event that a monthly payment exceeds the sum of the interest accrued at the applicable Mortgage Interest Rate and the principal payment which would have been necessary to amortize the outstanding principal balance over the remaining term of the loan, the excess (or “accelerated amortization”) further reduces the principal balance of the ARM. Negatively Amortizing ARMs do not provide for the extension of their original maturity to accommodate changes in their Mortgage Interest Rate. As a result, unless there is a periodic recalculation of the payment amount (which there generally is), the final payment may be substantially larger than the other payments. These limitations on periodic increases in interest rates and on changes in monthly payments protect borrowers from unlimited interest rate and payment increases.
The mortgage loans underlying other MBS in which the Fund may invest will be fixed rate mortgage loans. Generally, fixed rate mortgage loans eligible for inclusion in a mortgage pool will bear simple interest at fixed annual rates and have original terms to maturity ranging from five to 40 years. Fixed rate mortgage loans generally provide for monthly payments of principal and interest in substantially equal installments for the contractual term of the mortgage note in sufficient amounts to fully amortize principal by maturity although certain fixed rate mortgage loans provide for a large final “balloon” payment upon maturity.
Equity Securities
All investments in equity securities are subject to market risks that may cause their prices to fluctuate over time. Historically, the equity markets have moved in cycles and the value of the securities in the Fund’s portfolio may fluctuate substantially from day to day. Owning an equity security can also subject the Fund to the risk that the issuer may discontinue paying dividends.
Common Stocks
A common stock represents a proportionate share of the ownership of a company and its value is based on the success of the company’s business, any income paid to stockholders, the value of its assets, and general market conditions. In addition to the general risks set forth above, investments in common stocks are subject to the risk that in the event a company in which the Fund invests is liquidated, the holders of preferred stock and creditors of that company will be paid in full before any payments are made to the Fund as a holder of common stock. It is possible that all assets of that company will be exhausted before any payments are made to the Fund.
Convertible Securities
The Fund may invest in convertible securities. Traditional convertible securities include corporate bonds, notes and preferred stocks that may be converted into or exchanged for common stock, and other securities that also provide an opportunity for equity participation. These securities are convertible either at a stated price or a stated rate (that is, for a specific number of shares of common stock or other security). As with other fixed income securities, the price of a convertible security generally varies inversely with interest rates. While providing a fixed income stream, a convertible security also affords the investor an opportunity, through its conversion feature, to participate in the capital appreciation of the common stock into which it is convertible. As the market price of the underlying common stock declines, convertible securities tend to trade increasingly on a yield basis and so may not experience market value declines to the same extent as the underlying common stock. When the market price of the underlying common stock increases, the price of a convertible security tends to rise as a reflection of higher yield or capital appreciation. In such situations, each Fund may have to pay more for a convertible security than the value of the underlying common stock.
Initial Public Offerings (“IPOs”) and Unseasoned Company
The Fund may purchase securities of companies that are offered pursuant to an IPO and/or companies that have recently become public. The risk exists that the market value of IPO shares will fluctuate considerably due to factors such as the absence of a prior public market, unseasoned trading, the small number of shares available for trading and limited information about the issuer. The purchase of IPO shares may involve high transaction costs. IPO shares are subject to market risk and liquidity risk. Additionally, investments in unseasoned companies may involve greater risks, in part because they have limited product lines, markets and financial or managerial resources. In addition, less frequently-traded securities may be subject to more abrupt price movements than securities of larger capitalized companies. The level of risk will be increased to the extent that the Fund has significant exposure to smaller capitalized or unseasoned companies (those with less than a three-year operating history).
Rights and Warrants
The Fund may invest in rights and warrants. A right is a privilege granted to existing shareholders of a corporation to subscribe to shares of a new issue of common stock, and it is issued at a predetermined price in proportion to the number of shares already owned. Rights normally have a short life, usually two to four weeks, are freely transferable and entitle the holder to buy the new common stock at a lower price than the current market. Warrants are options to purchase equity securities at a specific price for a specific period of time. They do not represent ownership of the securities, but only the right to buy them. Hence, warrants have no voting rights, pay no dividends and have no rights with respect to the assets of the corporation issuing them. The value of warrants is derived solely from capital appreciation of the underlying equity securities. Warrants differ from call options in that the underlying corporation issues warrants, whereas call options may be written by anyone.
An investment in rights and warrants may entail greater risks than certain other types of investments. Generally, rights and warrants do not carry the right to receive dividends or exercise voting rights with respect to the underlying securities, and they do not represent any rights in the assets of the issuer. In addition, although their value is influenced by the value of the underlying security, their value does not necessarily change with the value of the underlying securities, and they cease to have value if they are not exercised on or before their expiration date. Investing in rights and warrants increases the potential profit or loss to be realized from the investment as compared with investing the same amount in the underlying securities.
Preferred Securities
The Fund may invest in two basic types of preferred securities, traditional and hybrid-preferred securities. Traditional preferred securities consist of preferred stock issued by an entity taxable as a corporation. Preferred stocks, which may offer fixed or floating rate dividends, are perpetual instruments and considered equity securities. Preferred securities are subordinated to senior debt instruments in a company’s capital structure, in terms of priority to corporate income and claim to corporate assets, and therefore will be subject to greater credit risk than debt instruments. Alternatively, hybrid-preferred securities may be issued by corporations, generally in the form of interest-bearing notes with preferred securities characteristics, or by an affiliated trust or partnership of the corporation, generally in the form of preferred interests in subordinated debentures or similarly structured securities. The hybrid-preferred securities market consists of both fixed and adjustable coupon rate securities that are either perpetual in nature or have stated maturity dates. Hybrid-preferred securities are considered debt securities. Due to their similar attributes, the Investment Manager also considers senior debt perpetual issues, certain securities with convertible features as well as exchange-listed senior debt issues that trade with attributes of exchange-listed perpetual and hybrid-preferred securities to be part of the broader preferred securities market.
Preferred securities pay fixed or floating dividends to investors and have “preference” over common stock in the payment of dividends and the liquidation of a company’s assets. This means that a company must pay dividends on preferred stock before paying any dividends on its common stock. In order to be payable, distributions on such preferred securities must be declared by the issuer’s board of directors. Income payments on preferred securities may be cumulative, causing dividends and distributions to accumulate even if not declared by the board of directors or otherwise made payable. In such a case, all accumulated dividends must be paid before any dividend on the common stock can be paid. However, many traditional preferred stocks are non-cumulative, in which case dividends do not accumulate and need not ever be paid. The Fund may invest in non-cumulative preferred securities, whereby the issuer does not have an obligation to make up any missed payments to its stockholders. There is no assurance that dividends or distributions on the traditional preferred securities in which the Fund invests will be declared or otherwise made payable. Preferred securities may also contain provisions under which payments must be stopped (namely, stoppage is compulsory, not discretionary). The conditions under which this occurs may relate to, for instance, capitalization levels. Hence, if a company incurs significant losses that deplete retained earnings automatic payment stoppage could occur. In some cases the terms of the preferred securities provide that the issuer would be obligated to attempt to issue common shares to raise funds for the purpose of making the preferred payments. However, there is no guarantee that the issuer would be successful in placing common shares.
Preferred stockholders usually have no right to vote for corporate directors or on other matters. Shares of traditional preferred securities have a liquidation preference that generally equals the original purchase price at the date of issuance. The market value of preferred securities may be affected by, among other factors, favorable and unfavorable changes impacting the issuer or industries in which they operate, movements in interest rates and inflation, and the broader economic and credit environments, and by actual and anticipated changes in tax laws, such as changes in corporate and individual income tax rates. Because the claim on an issuer’s earnings represented by traditional preferred securities may become onerous when interest rates fall below the rate payable on such securities, the issuer may redeem the securities. Thus, in declining interest rate environments in particular, the Fund’s holdings of higher rate-paying fixed rate preferred securities may be reduced, and the Fund may be unable to acquire securities of comparable credit quality paying comparable rates with the redemption proceeds.
Floating Rate Securities
The Fund may invest in floating rate preferred securities, which provide for a periodic adjustment in the interest rate paid on the securities. The terms of such securities provide that interest rates are adjusted periodically based upon an interest rate adjustment index. The adjustment intervals may be regular, and range from daily up to annually, or may be event-based, such as a change in the prime rate. Because of the interest rate reset feature, floating rate securities provide the Fund with a certain degree of protection against rises in interest rates, although the interest rates of floating rate securities will participate in any declines in interest rates as well.
Investment Companies
The Fund may invest in shares of other registered investment companies, including closed-end funds, exchange-traded funds (“ETFs”), money market mutual funds and other mutual funds in pursuit of its investment objective, in accordance with the limitations established under the 1940 Act. This may include investments in money market mutual funds in connection with the Fund’s management of daily cash positions. Investments in the securities of other investment companies may involve duplication of advisory fees and certain other expenses. By investing in another investment company, the Fund becomes a shareholder of that investment company. As a result, Fund shareholders indirectly will bear the Fund’s proportionate share of the fees and expenses paid by shareholders of the other investment company, in addition to the fees and expenses Fund shareholders directly bear in connection with the Fund’s own operations.
Section 12(d)(1)(A) of the 1940 Act generally prohibits a fund from purchasing (1) more than 3% of the total outstanding voting stock of another fund; (2) securities of another fund having an aggregate value in excess of 5% of the value of the acquiring fund; and (3) securities of the other fund and all other funds having an aggregate value in excess of 10% of the value of the total assets of the acquiring fund. There are some exceptions, however, to these limitations pursuant to certain provisions in the 1940 Act and various rules promulgated by the SEC.
Closed-End Funds
The amount of public information available about closed-end funds is generally less than for mutual funds. Consequently, the Investment Manager may make investment decisions based on information that is incomplete or inaccurate.
In addition, because closed-end funds are not redeemable at the holder’s option, such funds typically trade primarily on the secondary market. The secondary market for closed-end funds tends to be less liquid, which may adversely affect the Fund’s ability to sell its holdings of closed-end funds at attractive prices. Shares of closed-end funds frequently trade at either a premium or discount relative to their NAV. When the Fund purchases shares of a closed-end fund at a discount to its NAV, there can be no assurance that the discount will decrease. In fact, it is possible that this market discount may increase and the Fund may suffer realized or unrealized capital losses due to further decline in the market price of the securities of such closed-end funds, thereby adversely affecting the NAV of the Fund’s shares. Similarly, there can be no assurance that any shares of a closed-end fund purchased by the Fund at a premium will continue to trade at a premium or that the premium will not decrease subsequent to a purchase of such shares by the Fund. To the extent the Fund invests in closed-end funds, it will indirectly bear its proportionate share of any fees and expenses payable directly by the closed-end fund. Therefore, the Fund would incur higher expenses, which may be duplicative, than if the Fund did not invest in closed-end funds.
ETFs
An ETF’s market price may deviate from the value of the ETF’s underlying portfolio holdings, particularly in times of market stress, with the result that investors may pay significantly more or receive significantly less than the underlying value of the ETF shares bought or sold. This can be reflected as a spread between the bid and ask prices for the ETF quoted during the day or a premium or discount in the closing price from the ETF’s NAV. An active trading market for shares of the ETF may not develop or be maintained. In times of market stress, market makers or authorized participants may step away from their respective roles in making a market in shares of the ETF and in executing purchase or redemption orders, and that this could in turn lead to variances between the market price of the ETF’s shares and the underlying value of those shares. If securities underlying an ETF are traded outside of a collateralized settlement system, that there are a limited number of financial institutions that may act as authorized participants that post collateral for certain trades on an agency basis (i.e., on behalf of other market participants). To the extent that those authorized participants exit the business or are unable to process creation and/or redemption orders and no other authorized participant is able to step forward to do so, there may be a significantly diminished trading market for the ETF’s shares. In addition, this could in turn lead to differences between the market price of the ETF’s shares and the underlying value of those shares. Where all or a portion of the ETF’s underlying securities trade in a market that is closed when the market in which the ETF’s shares are listed and trading in that market is open, there may be changes between the last quote from its closed foreign market and the value of such security during the ETF’s domestic trading day. In addition, this in turn could lead to differences between the market price of the ETF’s shares and the underlying value of those shares. In stressed market conditions, the market for an ETF’s shares may become less liquid in response to deteriorating liquidity in the markets for the ETF’s underlying portfolio holdings. This adverse effect on liquidity for the ETF’s shares in turn could lead to differences between the market price of the ETF’s shares and the underlying value of those shares. Purchases and redemptions of creation units primarily with cash, rather than through in-kind delivery of portfolio securities, may cause an ETF to incur certain costs. These costs could include brokerage costs or taxable gains or losses that it might not have incurred if it had made redemption in-kind. In addition, these costs could be imposed on the ETF, and thus decrease the ETF’s net asset value, to the extent that the costs are not offset by a transaction fee payable by an authorized participant.
Derivatives
The Fund may invest in derivatives, including options on equities, debt and stock indices (collectively, “options”), futures contracts and options on futures contracts (collectively, “futures”) and swaps. This may include credit default swaps and other credit derivatives that provide exposure to an index that tracks the price of a basket or tracks asset-backed finance investments. The Fund may make these investments as a substitute for a comparable market position in the underlying security, to attempt to hedge or limit the exposure of the Fund’s position, to create a synthetic money market position for certain tax-related purposes and to effect closing transactions. The Fund will not invest in futures for speculative purposes.
Rule 18f-4 under the 1940 Act governs the Fund’s use of derivative instruments and certain other transactions that create future payment and/or delivery obligations by the Fund. Rule 18f-4 under the 1940 Act permits the Fund to enter into Derivatives Transactions (as defined below) and certain other transactions notwithstanding the restrictions on the issuance of “senior securities” under Section 18 of the 1940 Act. Section 18 of the 1940 Act, among other things, prohibits closed-end funds, including the Fund, from issuing or selling any “senior security,” representing indebtedness unless the Fund subject to maintains 300% “asset coverage”. Certain other financing transactions also may be subject to such coverage requirements.

Under Rule 18f-4, “Derivatives Transactions” include the following: (1) any swap, security-based swap (including a contract for differences), futures contract, forward contract, option (excluding purchased options), any combination of the foregoing, or any similar instrument, under which the Fund is or may be required to make any payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination, whether as margin or settlement payment or otherwise; (2) any short sale borrowing; (3) reverse repurchase agreements and similar financing transactions (e.g., recourse and non-recourse tender option bonds, and borrowed bonds), if the Fund elects to treat these transactions as Derivatives Transactions under Rule 18f-4; and (4) when-issued or forward-settling securities (e.g., firm and standby commitments, including to-be-announced (“TBA”) commitments, and dollar rolls) and non-standard settlement cycle securities, unless the Fund intends to physically settle the transaction and the transaction will settle within 35 days of its trade date.
Unless the Fund is relying on the Limited Derivatives User Exception (as defined below), the Fund must comply with Rule 18f-4 with respect to its Derivatives Transactions. Rule 18f-4, among other things, requires the Fund adopt and implement a comprehensive written derivatives risk management program (“DRMP”) and comply with a relative or absolute limit on Fund leverage risk calculated based on value-at-risk (“VaR”). The DRMP is administered by a “derivatives risk manager,” who is appointed by the Fund’s Board, including a majority of Independent Trustees, and periodically reviews the DRMP and reports to the Board.
Rule 18f-4 provides an exception from the DRMP, VaR limit and certain other requirements if the Fund’s “derivatives exposure” (as defined in Rule 18f-4) is limited to 10% of its net assets (as calculated in accordance with Rule 18f-4) and the Fund adopts and implements written policies and procedures reasonably designed to manage its derivatives risks (the “Limited Derivatives User Exception”).
The requirements of Rule 18f-4 may limit the Fund’s ability to engage in derivatives transactions as part of its investment strategies. The rule also may not be effective to limit the Fund’s risk of loss. In particular, measurements of value at risk rely on historical data and may not accurately measure the degree of risk reflected in the Fund’s derivatives or other investments.
There may be additional regulation of the use of derivatives by registered investment companies, such as the Fund, which could significantly affect their use. Additional regulation of derivatives may make them more costly, limit their availability or utility, or otherwise adversely affect their performance or disrupt markets. The use of options and futures (collectively, “derivative instruments”) is subject to applicable regulations of the SEC, the several exchanges upon which they are traded and the Commodity Futures Trading Commission (the “CFTC”). In addition, the Fund’s ability to use derivative instruments will be limited by tax considerations. See “U.S. Federal Income Tax Considerations.”
In addition to the instruments, strategies and risks described below and in the Prospectus, the Investment Manager may discover additional opportunities in connection with derivative instruments and other similar or related techniques. These new opportunities may become available as the Investment Manager develops new techniques, as regulatory authorities broaden the range of permitted transactions and as new derivative instruments or other techniques are developed. The Investment Manager may utilize these opportunities to the extent that they are consistent with the Fund’s investment objective and permitted by the Fund’s investment limitations and applicable regulatory authorities.
The use of derivative instruments involves special considerations and risks which include, but are not limited to, the following:
(1)    Successful use of most derivative instruments depends upon the Investment Manager’s ability to predict movements of the overall securities markets, which requires different skills than predicting changes in the prices of individual securities. The ordinary spreads between prices in the cash and futures markets, due to the differences in the natures of those markets, are subject to distortion. Due to the possibility of distortion, a correct forecast of stock market trends by the Investment Manager may still not result in a successful transaction. The Investment Manager may be incorrect in its expectations as to the extent of market movements or the time span within which the movements take place, which, thus, may result in the strategy being unsuccessful.
(2)    Options and futures prices can diverge from the prices of their underlying instruments. Options and futures prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect or no correlation also may result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, and from imposition of daily price fluctuation limits or trading halts.
(3)    As described below, the Fund might be required to make margin payments when it takes positions in derivative instruments involving obligations to third parties (e.g., derivative instruments other than purchased options). If the Fund were unable to close out its positions in such derivative instruments, it might be required to continue to make such payments until the position expired or matured. These requirements might impair the Fund’s ability to sell a portfolio security or make an investment when it would otherwise be favorable to do so or require that the Fund sell a portfolio security at a disadvantageous time. The Fund’s ability to close out a position in a derivative instrument prior to expiration or maturity depends on the existence of a liquid secondary market or, in the absence of such a market, the ability and willingness of the other party to the transaction (the “counter-party”) to enter into a transaction closing out the position. Therefore, there is no assurance that any position can be closed out at a time and price that is favorable to the Fund.
Assets used as cover or held in an account cannot be sold while the position in the corresponding derivative instrument is open, unless they are replaced with other appropriate assets. As a result, the commitment of a large portion of the Fund’s assets to cover or held in accounts could impede portfolio management or the Fund’s ability to meet redemption requests or other current obligations.
(4)    Losses may arise due to unanticipated market price movements, lack of a liquid secondary market for any particular instrument at a particular time or due to losses from premiums paid by the Fund on options transactions.
Options on Securities and Securities Indices
The Fund may purchase call options in anticipation of an increase in the market value of securities of the type in which it may invest or a positive change in the currency in which such securities are denominated. The purchase of a call option would entitle the Fund, in return for the premium paid, to purchase specified securities or a specified amount of a foreign currency at a specified price during the option period. The Fund normally will purchase put options in anticipation of a decrease in the market value of securities of the type in which it may invest or a negative change in the currency in which such securities are denominated. The purchase of a put option would entitle the Fund, in return for the premium paid, to sell specified securities or a specified amount of a foreign currency at a specified price during the option period.
The Fund may purchase and sell options traded on U.S. and foreign exchanges based on the market value of the options. Although the Fund will generally purchase only those options for which there appears to be an active secondary market, there can be no assurance that a liquid secondary market on an exchange will exist for any particular option or at any particular time. For some options, no secondary market on an exchange may exist. In such event, it might not be possible to effect closing transactions in particular options, with the result that the Fund would have to exercise its options in order to realize any profit and would incur transaction costs upon the purchase or sale of the underlying securities.
Secondary markets on an exchange may not exist or may not be liquid for a variety of reasons including: (i) insufficient trading interest in certain options; (ii) restrictions on opening transactions or closing transactions imposed by an exchange; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options; (iv) unusual or unforeseen circumstances which interrupt normal operations on an exchange; (v) inadequate facilities of an exchange or the Options Clearing Corporation to handle current trading volume at all times; or (vi) discontinuance in the future by one or more exchanges for economic or other reasons, of trading of options (or of a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange that had been issued by the Options Clearing Corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms.
There is no assurance that higher than anticipated trading activity or other unforeseen events might not, at times, render certain of the facilities of the Options Clearing Corporation inadequate, and result in the institution by an exchange of special procedures that may interfere with the timely execution of the Fund’s option orders.

Futures and Options on Futures
Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a specific security or currency at a specified future time at a specified price. An option on a futures contract gives the purchaser the right, in exchange for a premium, to assume a position in a futures contract at a specified exercise price during the term of the option. Although some futures contracts call for making or taking delivery of the underlying securities, generally these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (contracts traded on the same exchange, on the same underlying security or index, and with the same delivery month). If an offsetting purchase price is less than the original sale price, the Fund realizes a capital gain; if it is more, the Fund realizes a capital loss. Conversely, if an offsetting sale price is more than the original purchase price, the Fund realizes a capital gain; if it is less, the Fund realizes a capital loss. The transaction costs must also be included in these calculations. The Fund may use futures contracts and related options for bona fide hedging purposes, such as to offset changes in the value of securities held or expected to be acquired or be disposed of or to minimize fluctuations in foreign currencies. The Fund will minimize the risk that it will be unable to close out a futures contract by only entering into futures contracts that are traded on national futures exchanges. The Fund will comply with SEC guidelines regarding cover for these instruments and will, if the guidelines so require, set aside cash or liquid assets in an account with its custodian in the prescribed amount as determined daily.
An index futures contract is a bilateral agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the index value at the close of trading of the contract and the price at which the futures contract is originally struck. No physical delivery of the securities comprising the index is made; generally contracts are closed out prior to their expiration date.
In order to avoid leveraging and related risks, when the Fund invests in futures contracts, the Fund will cover positions by depositing an amount of cash or liquid securities equal to the market value of the futures positions held, less margin deposits, in a segregated account and that amount will be marked-to-market on a daily basis.
There are risks associated with these activities, including the following: (1) the success of a hedging strategy may depend on an ability to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates; (2) there may be an imperfect or lack of correlation between the changes in market value of the securities held and the prices of futures and options on futures; (3) there may not be a liquid secondary market for a futures contract or option; (4) trading restrictions or limitations may be imposed by an exchange; and (5) government regulations may restrict trading in futures contracts and options on futures.
The Fund may buy and sell futures contracts and related options to manage exposure to changing interest rates and securities prices. Some strategies reduce the Fund’s exposure to price fluctuations, while others tend to increase market exposure. Futures and options on futures can be volatile instruments and involve certain risks that could negatively impact the Fund’s return. No price is paid upon entering into futures contracts. Instead, the Fund would be required to deposit an amount of cash or U.S. Treasury securities known as “initial margin.” Subsequent payments, called “variation margin,” to and from the broker, would be made on a daily basis as the value of the future position varies (a process known as “marked to market”). The margin is in the nature of performance bond or good-faith deposit on a futures contract. Futures and options on futures are taxable instruments.
Swaps
Swap agreements tend to shift the Fund’s investment exposure from one type of investment to another. For example, the Fund may enter into interest rate swaps, which involve the exchange of interest payments by the Fund with another party, such as an exchange of floating rate payments for fixed interest rate payments with respect to a notional amount of principal. If an interest rate swap intended to be used as a hedge negates a favorable interest rate movement, the investment performance of the Fund would be less than what it would have been if the Fund had not entered into the interest rate swap.
Credit default swap contracts involve heightened risks and may result in losses to the Fund. Credit default swaps may be illiquid and difficult to value. If the Fund buys a credit default swap, it will be subject to the risk that the credit default swap may expire worthless, as the credit default swap would only generate income in the event of a default on the underlying debt security or other specified event. As a buyer, the Fund would also be subject to credit risk relating to the seller’s payment of its obligations in the event of a default (or similar event). If the Fund sells a credit default swap, it will be exposed to the credit risk of the issuer of the obligation to which the credit default swap relates. As a seller, the Fund would also be subject to leverage risk, because it would be liable for the full notional amount of the swap in the event of a default (or similar event).
The absence of a central exchange or market for swap transactions may lead, in some instances, to difficulties in trading and valuation, especially in the event of market disruptions. Recent legislation requires certain swaps to be executed through a centralized exchange or regulated facility and be cleared through a regulated clearinghouse. Although this clearing mechanism is generally expected to reduce counterparty credit risk, it may disrupt or limit the swap market and may not result in swaps being easier to trade or value. As swaps become more standardized, the Fund may not be able to enter into swaps that meet its investment needs. The Fund also may not be able to find a clearinghouse willing to accept a swap for clearing. In a cleared swap, a central clearing organization will be the counterparty to the transaction. The Fund assumes the risk that the clearinghouse may be unable to perform its obligations.
The Fund will be required to maintain its positions with a clearing organization through one or more clearing brokers. The clearing organization will require the Fund to post margin and the broker may require the Fund to post additional margin to secure the Fund’s obligations. The amount of margin required may change from time to time. In addition, cleared transactions may be more expensive to maintain than over-the-counter transactions and may require the Fund to deposit larger amounts of margin. The Fund may not be able to recover margin amounts if the broker has financial difficulties. Also, the broker may require the Fund to terminate a derivatives position under certain circumstances. This may cause the Fund to lose money.
Risks associated with the use of derivatives are magnified to the extent that an increased portion of the Fund’s assets are committed to derivatives in general or are invested in just one or a few types of derivatives.
Credit Default Swap Agreement (“CDS”) and Credit Default Index Swap Agreement Risk (“CDX”)
The Fund may enter into credit default swap agreements, credit default index swap agreements and similar agreements as a “buyer” or as a “seller” of credit protection. The credit default swap agreement or similar instruments may have as reference obligations one or more securities that are not then held by the Fund. The protection “buyer” in a credit default swap agreement is generally obligated to pay the protection “seller” a periodic stream of payments over the term of the agreement, provided generally that no credit event on a reference obligation has occurred. In addition, at inception of the agreement, the protection “buyer” may receive or be obligated to pay an additional up-front amount depending on the current market value of the contract. With respect to credit default swap agreements whereby the Fund is a “buyer” of credit protection and that are contractually required to cash settle, the Fund sets aside liquid assets in an amount equal to the Fund’s daily marked-to-market net obligations under the contracts. For credit default swap agreements whereby the Fund is a “buyer” of credit protection and that are contractually required to physically settle, or for credit default swap agreements whereby the Fund is deemed to be a “seller” of credit protection, the Fund sets aside the full notional value of such contracts. If a credit event occurs, an auction process is used to determine the “recovery value” of the contract. The seller then must pay the buyer the “par value” (full notional value) of the swap contract minus the “recovery value” as determined by the auction process. The Fund may be either the buyer or seller in the transaction. If the Fund is a buyer and no credit event occurs, the Fund’s net cash flows over the life of the contract will be the initial up-front amount paid or received minus the sum of the periodic payments made over the life of the contract. However, if a credit event occurs, the Fund may elect to receive a cash amount equal to the “par value” (full notional value) of the swap contract minus the “recovery value” as determined by the auction process. As a seller of protection, the Fund generally receives a fixed rate of income throughout the term of the swap provided that there is no credit event. In addition, at the inception of the agreement, the Fund may receive or be obligated to pay an additional up-front amount depending on the current market value of the contract. If a credit event occurs, the Fund will be generally obligated to pay the buyer the “par value” (full notional value) of the swap contract minus the “recovery value” as determined by the auction process. Credit default swaps could result in losses if the Investment Manager does not correctly evaluate the creditworthiness of the underlying instrument on which the credit default swap is based. Additionally, if the Fund is a seller of a credit default swap and a credit event occurs, the Fund could suffer significant losses.

SPV Risks
The Fund’s investments in special purpose vehicles (“SPVs”) will typically require us to bear a pro rata share of the vehicles’ expenses, including operating and offering related costs, which could result in higher expenses than if the Fund invested in the single underlying investment directly. Because SPVs are generally organized by managers unaffiliated with the Fund or the Investment Manager, the Fund will typically be one of many investors in the SPV. In purchasing an SPV interest, the Fund entrusts all aspects of the management of the SPV to its manager. SPVs are generally organized as limited partnerships or limited liability companies. Some SPVs in which the Fund invest may impose restrictions on when investors may withdraw their investment or limit the amounts investors may withdraw. To the extent the Fund seeks to reduce or sell an investment at a time or in an amount that is prohibited, the Fund may not have the liquidity necessary to participate in other investment opportunities or may need to sell other investments that it may not have otherwise sold. Additionally, SPVs are not publicly traded and therefore may not be as liquid as other types of investments. Further, the fair value of investments in SPVs may differ from the value of the underlying securities were the Fund to hold such securities directly. Finally, as investors in an SPV, the Fund owns interests in the SPV and has no ownership rights to the underlying securities. These characteristics present additional risks for stockholders. Individual SPVs that the Fund invests in may have different terms and structures, which may present unique risks and result in different fee levels.
Subsidiaries and Special Purposes Entities
A subsidiary is a wholly-owned subsidiary of the Fund or a subsidiary that is primarily controlled by the Fund (“Subsidiary”). The Fund will treat as a Subsidiary (as defined in the SAI) any SPV that engages in investment activities in securities or other assets (i) that is primarily controlled by the Fund, or (ii) substantially all of whose assets have been (or would be) contributed directly or indirectly by the Fund. Subsidiaries and SPVs that are treated as Subsidiaries for 1940 Act purposes will comply with the requirements of the SEC and its staff with respect to the treatment of Subsidiaries for 1940 Act purposes. Currently, these requirements require that the Subsidiary complying with the investment objectives, policies and restrictions of the Fund on an aggregate basis with the Fund, comply with the provisions of Section 18 of the 1940 Act on an aggregate basis with the Fund; comply with the custody and affiliate provisions of Section 17 of the 1940 Act; and comply with the provisions of Section 15(c) of the 1940 Act to the extent of a separate investment management agreement at the Subsidiary. The Subsidiary must maintain books and records in accordance with the 1940 Act and submit to the jurisdiction of the SEC.
Short-Term, Temporary, and Cash Investments
The Fund may invest in any of the following securities and instruments:
Bank Certificates of Deposit, Bankers’ Acceptances and Time Deposits
The Fund may acquire certificates of deposit, bankers’ acceptances and time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning in effect that the bank unconditionally agrees to pay the face value of the instrument on maturity. Certificates of deposit and bankers’ acceptances acquired by the Fund will be dollar denominated obligations of domestic or foreign banks or financial institutions which at the time of purchase have capital, surplus and undivided profits in excess of $100 million (including assets of both domestic and foreign branches), based on latest published reports, or less than $100 million if the principal amount of such bank obligations are fully insured by the U.S. Government. If the Fund holds instruments of foreign banks or financial institutions, it may be subject to additional investment risks that are different in some respects from those incurred by a fund that invests only in debt obligations of U.S. domestic issuers. Such risks include future political and economic developments, the possible imposition of withholding taxes by the particular country in which the issuer is located on interest income payable on the securities, the possible seizure or nationalization of foreign deposits, the possible establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on these securities.
Domestic banks and foreign banks are subject to different governmental regulations with respect to the amount and types of loans which may be made and interest rates which may be charged. In addition, the profitability of the banking industry depends largely upon the availability and cost of funds for the purpose of financing lending operations under prevailing money market conditions. General economic conditions as well as exposure to credit losses arising from possible financial difficulties of borrowers play an important part in the operations of the banking industry.
As a result of federal and state laws and regulations, domestic banks are, among other things, required to maintain specified levels of reserves, limited in the amount which they can loan to a single borrower, and subject to other regulations designed to promote financial soundness. However, such laws and regulations do not necessarily apply to foreign bank obligations that the Fund may acquire.
In addition to purchasing certificates of deposit and bankers’ acceptances, to the extent permitted under its investment objective and policies stated above and in its Prospectus, the Fund may make interest bearing time or other interest bearing deposits in commercial or savings banks. Time deposits are non-negotiable deposits maintained at a banking institution for a specified period at a specified interest rate.
Savings Association Obligations
The Fund may invest in certificates of deposit (interest bearing time deposits) issued by savings banks or savings and loan associations that have capital, surplus and undivided profits in excess of $100 million, based on latest published reports, or less than $100 million if the principal amount of such obligations is fully insured by the U.S. Government.
Commercial Paper, Short Term Notes and Other Corporate Obligations
The Fund may invest a portion of its assets in commercial paper and short term notes. Commercial paper consists of unsecured promissory notes issued by corporations. Issues of commercial paper and short term notes will normally have maturities of less than nine months and fixed rates of return, although such instruments may have maturities of up to one year.
Commercial paper and short term notes will consist of issues rated at the time of purchase “A-2” or higher by Standard & Poor’s (“S&P”), “Prime-1” by Moody’s Investors Service, Inc. (“Moody’s”), or similarly rated by another nationally recognized statistical rating organization or, if unrated, will be determined by the Investment Manager to be of comparable quality. These rating symbols are described in Appendix A to the Prospectus.
Illiquid Investments and Restricted Securities
To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 under the 1940 Act, the Fund may invest without limit in illiquid investments. The Investment Manager may be subject to significant delays in disposing of illiquid investments, and transactions in illiquid investments may entail registration expenses and other transaction costs that are higher than those for transactions in liquid investments. The term “illiquid investments” for this purpose means any investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment.
Restricted securities are securities subject to legal or contractual restrictions on their resale, such as private placements. Such restrictions might prevent the sale of restricted securities at a time when the sale would otherwise be desirable. Under SEC regulations, certain restricted securities acquired through private placements can be traded freely among qualified purchasers. Investing in these restricted securities could have the effect of increasing the Fund’s illiquidity if qualified purchasers become, for a time, uninterested in buying these securities.
Restricted securities may be sold only (1) pursuant to SEC Rule 144A or another exemption, (2) in privately negotiated transactions or (3) in public offerings with respect to which a registration statement is in effect under the Securities Act of 1933, as amended (the “1933 Act”). Rule 144A securities, although not registered in the U.S., may be sold to qualified institutional buyers in accordance with Rule 144A under the 1933 Act. Where registration is required, the Fund may be obligated to pay all or part of the registration expenses and a considerable period may elapse between the time of the decision to sell and the time the Fund may be permitted to sell a restricted security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Fund might obtain a less favorable price than prevailed when it decided to sell.

Illiquid investments may be difficult to value, and the Fund may have difficulty disposing of such investments promptly. The Fund does not consider non-U.S. securities to be restricted if they can be freely sold in the principal markets in which they are traded, even if they are not registered for sale in the U.S.
Borrowing
The Fund is authorized to borrow money from a bank from time to time for temporary, extraordinary or emergency purposes or for clearance of transactions, and not for the purpose of leveraging its investments, in amounts not to exceed at any time 33-1/3% of the value of its total assets at the time of such borrowings, as allowed under the 1940 Act. The use of borrowing by the Fund involves special risk considerations that may not be associated with other funds having similar objectives and policies. Since substantially all of the Fund’s assets fluctuate in value, while the interest obligation resulting from a borrowing will be fixed by the terms of the Fund’s agreement with its lender, the NAV per share of the Fund will tend to increase more when its portfolio securities increase in value and to decrease more when its portfolio assets decrease in value than would otherwise be the case if the Fund did not borrow. In addition, interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds. Under adverse market conditions, the Fund might have to sell portfolio securities to meet interest or principal payments at a time when fundamental investment considerations would not favor such sales.
Cyber Security Risk
Investment companies, such as the Fund, and its service providers may be subject to operational and information security risks resulting from cyber-attacks. Cyber-attacks include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information or various other forms of cyber security breaches. Cyber-attacks affecting the Fund or the Investment Manager, custodian, transfer agent, intermediaries and other third-party service providers may adversely impact the Fund. For instance, cyber-attacks may interfere with the processing of shareholder transactions, impact the Fund’s ability to calculate its net asset value, cause the release of private shareholder information or confidential company information, impede trading, subject the Fund to regulatory fines or financial losses, and cause reputational damage. The Fund may also incur additional costs for cyber security risk management purposes. Similar types of cyber security risks are also present for issuers of securities in which the Fund invests, which could result in material adverse consequences for such issuers, and may cause the Fund’s investment in such portfolio companies to lose value.
INVESTMENT RESTRICTIONS
Fundamental Investment Restrictions
Except as described below, the Fund, as a fundamental policy, may not, without the approval of the holders of a majority of the Fund’s outstanding Shares:
1.Borrow money or issue senior securities, except to the extent permitted under the 1940 Act and as interpreted, modified, or otherwise permitted from time to time by regulatory authority having jurisdiction.
2.Underwrite the securities of other issuers. This restriction does not prevent the Fund from engaging in transactions involving the acquisition, disposition or resale of its portfolio securities, regardless of whether the Fund may be considered to be an underwriter under the 1933 Act.
3.Purchase the security of an issuer if, as a result of the purchase, 25% or more of the Fund’s total assets, taken at market value, would be invested in the securities of issuers, the principal business activities of which are in the same industry.
4.Purchase real estate or sell real estate unless acquired as a result of ownership of securities or other instruments.
5.Purchase or sell physical commodities except to the extent permitted by the 1940 Act and any other governing statute, and by the rules thereunder, and by the SEC or other regulatory agency with authority over the Fund.

6.Make personal loans or loans of its assets to persons who control or are under common control with the Fund, except to the extent permitted by the 1940 Act Laws, Interpretations and Exemptions.
7.The Fund may, notwithstanding any other fundamental investment policy or limitation, invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objective, policies and restrictions as the Fund.
8.As to 75% of the Fund’s total assets, purchase the securities of any issuer (except securities issued or guaranteed by the U.S. government, its agencies or instrumentalities) if, as a result, (i) more than 5% of the Fund’s total assets would be invested in the securities of that issuer or (ii) the Fund would hold more than 10% of the outstanding voting securities of that issuer.
The following information also applies to the Fund’s fundamental investment restriction related to industry concentration: For purposes of applying the terms of the Fund’s policy in paragraph (3) above (the “industry concentration policy”), the Fund would be deemed to “concentrate” in a particular industry if it invested more than 25% of its total assets in that industry. The restriction does not limit the Fund’s investments in (i) obligations issued or guaranteed by the U.S. Government and its agencies and instrumentalities; any state, territory, or possession of the U.S. and their agencies, authorities, instrumentalities, and political subdivisions (each a “U.S. Governmental entity”), excluding private activity municipal securities whose principal and interest payments are derived principally from the assets and revenues of a non-U.S. Governmental entity or (ii) tax-exempt obligations issued by governments or political subdivisions of governments. A foreign government is considered to be an industry, although currency positions are not considered to be an investment in a foreign government for these purposes. The Fund will look through an asset backed security, including commercial, residential and other mortgage backed securities, whose principal and interest payments are derived principally from the assets and revenues of a non-U.S. Governmental entity when classifying such securities for purposes of the concentration policy. Investments in tax-exempt municipal securities where the payment of principal and interest for such securities is derived solely from a specific project associated with an issuer that is a non-U.S. Governmental entity are subject to the Fund’s industry concentration policy. To the extent that an underlying pooled investment vehicle in which the Fund invests has adopted a policy to concentrate its investments in a particular industry, the Fund will, to the extent applicable, take such underlying investment vehicle’s concentration policy into consideration for purposes of the Fund’s own industry concentration policy.
Further, for purposes of the Fund’s fundamental investment restriction related to industry concentration, the fundamental policy will be interpreted and applied in accordance with public interpretations of the SEC and its staff pertaining to concentration from time to time, and subject to exceptions permitted by the 1940 Act, any SEC release, no-action letter, exemptive order or similar relief or interpretations. The fundamental policy will be interpreted to give broad authority to the Fund as to how to classify issuers within or among either industries or groups of related industries and to rely on the information and advice of the Investment Manager in making such classifications. The Fund currently utilizes any one or more industry classifications assigned by one or more widely recognized market indexes or rating group indexes, and/or as reasonably determined by the Investment Manager. The definition of what constitutes a particular “industry” is an evolving one, particularly for industries or sectors within industries that are new or are undergoing rapid development. Some securities could reasonably fall within more than one industry category.
For purposes of the Fund’s fundamental restriction regarding loans, such restriction does not prevent the Fund from, among other things, purchasing debt obligations, entering into repurchase agreements, loaning its assets to broker-dealers or institutional investors, or investing in loans, including assignments and participation interests.
For purposes of the Fund’s fundamental restriction related to physical commodities, the Fund is currently permitted to invest in futures, swaps and other instruments on physical commodities and the 1940 Act does not prohibit a fund from owning commodities or contracts related to commodities. The extent to which the Fund can invest in futures, swaps and other instruments on physical commodities, and/or commodities or contracts related to commodities, is set out in the investment strategies described in the Fund’s Prospectus, this SAI, and as permitted by the Fund’s fundamental restriction.

For purposes of the Fund’s fundamental restriction related to real estate above, the 1940 Act does not prohibit a fund from owning real estate. The extent to which the Fund can invest in real estate is set out in the investment strategies described in the Fund’s Prospectus or this SAI.
For purposes of the Fund’s fundamental restriction related to senior securities above, the 1940 Act prohibits a fund from issuing a “senior security,” which is generally defined as any bond, debenture, note, or similar obligation or instrument constituting a security and evidencing indebtedness, or any stock of a class having priority over any other class of the Fund’s shares with respect to the payment of dividends or the distribution of Fund assets, except in compliance with certain asset coverage and other requirements.
For purposes of the Fund’s fundamental restriction related to loans made by the Fund above, current SEC staff interpretations under the 1940 Act prohibit a fund from lending more than one-third of its total assets.
Investment of all the Fund’s assets in the securities of a single open-end management investment company are subject to any restrictions under the 1940 Act, and rules thereunder.
In addition, the Fund has adopted the following fundamental policies with respect to repurchase offers, which may not be changed without the approval of the holders of a majority of the Fund’s outstanding Shares:
(a)    The Fund will make quarterly repurchase offers pursuant to Rule 23c-3 under the 1940 Act, as it may be amended from time to time.
(b)    The Fund will repurchase shares that are tendered by a specific date (the “Repurchase Request Deadline”), which will be established by the Board in accordance with Rule 23c-3, as amended from time to time. Rule 23c-3 requires the Repurchase Request Deadline to be no less than 21 and no more than 42 days after the Fund sends notification to shareholders of the repurchase offer.
(c)    There will be a maximum fourteen (14) calendar day period (or the next business day if the 14th calendar day is not a business day) between the Repurchase Request Deadline and the date on which the Fund’s NAV applicable to the repurchase offer is determined (the “Repurchase Pricing Date”).
Non-Fundamental Investment Restrictions
Non-fundamental investment restrictions may be changed without shareholder approval, provided that the Fund may change its 80% Policy without a shareholder vote only if the Fund provides shareholders with written notice at least sixty days prior to any change of the 80% Policy and conducts a repurchase offer to allow shareholders to redeem shares in advance of the policy change.
1.In complying with the fundamental investment restriction regarding borrowing money and issuing senior securities, the Fund may borrow money in an amount not exceeding 33 1/3% of its total assets (including the amount borrowed) less liabilities (other than borrowings).
2.The Fund may not acquire any securities of other investment companies, except as permitted by the 1940 Act and the rules, regulations and any applicable exemptive order issued thereunder.
3. Under normal circumstances, the Fund invests at least 80% of its net assets (including borrowings for investment purposes) in debt obligations.
For purposes of the Fund’s fundamental and non-fundamental policies, “assets” means net assets, plus the amount of any borrowings for investment purposes.
It is the intention of the Fund, unless otherwise indicated, that with respect to the Fund’s policies that are a result of application of law, the Fund will take advantage of the flexibility provided by rules or interpretations of the SEC or its staff currently in existence or promulgated in the future, or changes to such laws.

Other Information Regarding Investment Restrictions
Subject to the Fund’s self-imposed limitations, if any, as they may be amended from time to time, the Fund interprets its policies with respect to leverage and borrowing, issuing senior securities, and lending to permit such activities as may be lawful for the Fund, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to exemptive order of the SEC.
Currently, under the 1940 Act, the Fund may generally not lend money or property to any person, directly or indirectly, if such person controls or is under common control with the Fund, except for a loan from the Fund to a company that owns all the outstanding securities of the Fund, except directors’ and qualifying shares.
The phrase “shareholder approval,” as used in the Prospectus and this SAI, and the phrase a “majority of the outstanding,” when used with respect to particular shares of the Fund (whether voting together as a single class or voting as separate classes), means (i) 67% or more of such shares present at a meeting, if the holders of more than 50% of such shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less.
Unless otherwise indicated, all limitations applicable to the Fund’s investments (as stated above and elsewhere in this SAI or in the Prospectus) apply only at the time a transaction is entered into. Any subsequent change in the percentage of the Fund’s assets invested in certain securities or other instruments resulting from market fluctuations or other changes in the Fund’s total assets, will not require the Fund to dispose of an investment.
Under the Fund’s policy in paragraph (4) above in “Fundamental Investment Restrictions,” for example, where the Fund purchases a loan or other security secured by real estate or interests therein, in the event of a subsequent default, foreclosure or similar event, the Fund may take possession of and hold the underlying real estate in accordance with its rights under the initial security and subsequently sell or otherwise dispose of such real estate.
Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed.
From time to time, the Fund may voluntarily participate in actions (for example, rights offerings, conversion privileges, exchange offers, credit event settlements, etc.) including, but not limited to, where the issuer or counterparty offers securities or instruments to holders or counterparties, such as the Fund, and the acquisition is determined to be beneficial to Fund shareholders (“Voluntary Action”). Notwithstanding any percentage investment limitation listed under this “Investment Restrictions” section or any percentage investment limitation of the 1940 Act or rules thereunder, if the Fund has the opportunity to acquire a permitted security or instrument through a Voluntary Action, and the Fund will exceed a percentage investment limitation following the acquisition, it will not constitute a violation if, prior to the receipt of the securities or instruments and after announcement of the offering, the Fund sells an offsetting amount of assets that are subject to the investment limitation in question at least equal to the value of the securities or instruments to be acquired.
Unless otherwise indicated, all percentage limitations on Fund investments (as stated throughout this SAI or in the Prospectus) that are not (i) specifically included in this “Investment Restrictions” section; or (ii) imposed by the 1940 Act, rules thereunder, the Internal Revenue Code of 1986, as amended (the “Code”) or related regulations (the “Elective Investment Restrictions”), will apply only at the time of investment unless the acquisition is a Voluntary Action. The percentage limitations and absolute prohibitions with respect to Elective Investment Restrictions are not applicable to the Fund’s acquisition of securities or instruments through a Voluntary Action.
The Fund may engage in roll-timing strategies where the Fund seeks to extend the expiration or maturity of a position, such as a forward contract, futures contract or to-be-announced (“TBA”) transaction, on an underlying asset by closing out the position before expiration and contemporaneously opening a new position with respect to the same underlying asset that has substantially similar terms except for a later expiration date. Such “rolls” enable the Fund to maintain continuous investment exposure to an underlying asset beyond the expiration of the initial position without delivery of the underlying asset. Similarly, the Fund may “roll” an existing OTC swap agreement by closing out the position before expiration and contemporaneously entering into a non-OTC swap agreement on the same underlying asset with substantially similar terms except for a later expiration date, regardless of whether zero, one or both legs of the roll are cleared. These types of new positions opened contemporaneous with the closing of an existing position on the same underlying asset with substantially similar terms are collectively referred to as “Roll Transactions.” Elective Investment Restrictions (defined in the preceding paragraph), which normally apply at the time of investment, do not apply to Roll Transactions (although Elective Investment Restrictions will apply to the Fund’s entry into the initial position). In addition, and notwithstanding the foregoing, for purposes of this policy, those non-fundamental investment restrictions that are considered Elective Investment Restrictions for purposes of the policy on Voluntary Actions (described in the preceding paragraph) are also Elective Investment Restrictions for purposes of this policy on Roll Transactions. The Fund will test for compliance with Elective Investment Restrictions at the time of the Fund’s initial entry into a position, but the percentage limitations and absolute prohibitions set forth in the Elective Investment Restrictions are not applicable to the Fund’s subsequent acquisition of securities or instruments through a Roll Transaction.
MANAGEMENT OF THE FUND
Trustees and Officers
The business of the Fund is managed under the oversight of the Board. Subject to the provisions of the Fund’s Agreement and Declaration of Trust, as may be amended from time to time (the “Declaration”), its Bylaws, as may be amended from time to time (the “Bylaws”), and Delaware law, the trustees of the Board (the “Trustees”) have all powers necessary and convenient to carry out their responsibilities, including the election and removal of the Fund’s officers.
Board Leadership Structure. The Board has structured itself in a manner that it believes allows it to perform its oversight function effectively. The Board is currently composed of four Trustees, all of whom are not “interested persons” of the Fund (as that term is defined by Section 2(a)(19) of the 1940 Act) (the “Independent Trustees”). The Board has established two standing committees, an Audit Committee and a Nominating and Governance Committee, each of which is discussed in greater detail under “Committees of the Board” below. Each of the Audit Committee and the Nominating and Governance Committee is composed entirely of Independent Trustees.
The Board Chair, Jeannette L. Lewis, is an Independent Trustee.
In accordance with the fund governance standards prescribed under the 1940 Act, the Independent Trustees on the Nominating and Governance Committee select and nominate all candidates for Independent Trustee positions. Each Trustee was appointed to serve on the Board because of such Trustee’s experience, qualifications, attributes, and skills as set forth in the subsection “Trustee Qualifications” below.
The Board reviews its structure regularly considering the characteristics and circumstances of the Fund, including: the unaffiliated nature of the Investment Manager; the net assets of the Fund; the committee structure of the Fund; and the independent distribution arrangement of the Fund.
Given the specific characteristics and circumstances of the Fund as described above, the Fund has determined that the Board’s leadership structure is appropriate.
Risk Oversight. The Fund has retained the Investment Manager to provide investment advisory services. The Investment Manager and the Fund’s other service providers have adopted policies, processes, and procedures to identify, assess and manage different types of risks associated with the Fund’s activities. The Board oversees the performance of these functions by the Investment Manager and the Fund’s other service providers, both directly and through the committee structure it has established. The Board receives from the Investment Manager and other service providers a wide range of reports, both on a regular and as-needed basis, relating to the Fund’s activities and to the actual and potential risks of the Fund. These include reports on investment and market risks, custody and valuation of Fund assets, compliance with applicable laws, and the Fund’s financial accounting and reporting. The Board also regularly receives, from the Fund’s principal underwriter or Investment Manager, reports regarding distribution, sales and marketing of the Fund’s shares. In addition, the Board meets periodically with the individual portfolio managers of the Fund or their delegates to receive reports regarding the portfolio management of the Fund and its performance, including its investment risks.
In addition, the Board has appointed a Chief Compliance Officer (“CCO”). The CCO oversees the development of compliance policies and procedures that are reasonably designed to prevent violations of the federal securities laws (“Compliance Policies”). The CCO reports directly to the Independent Trustees, interacts with individuals within the Investment Manager’s organization, and will provide presentations to the Board at its quarterly meetings and an annual report on the application of the Compliance Policies. The Board will periodically discuss relevant risks affecting the Fund with the CCO at these meetings. The Board has approved the Compliance Policies and reviews the CCO’s reports. Further, the Board annually reviews the sufficiency of the Compliance Policies, as well as the appointment and compensation of the CCO.
The Board recognizes that the reports it will receive concerning risk management matters are, by their nature, typically summaries of the relevant information. Moreover, the Board recognizes that not all risks that may affect the Fund can be identified in advance; that it may not be practical or cost-effective to eliminate or mitigate certain risks; that it may be necessary to bear certain risks (such as investment-related risks) in seeking to achieve the Fund’s investment objective; and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness.
The Trustees and officers of the Fund, their year of birth, the positions they hold with the Fund, their term of office and length of time served, a description of their principal occupations during the past five years, the number of portfolios in the Fund Complex (as defined below) that the Trustee oversees and any other public company directorships held by the Trustee are listed in the two tables immediately following. Except as shown, each Trustee’s and officer’s principal occupation and business experience for the last five years have been with the employer(s) indicated, although in some cases the Trustee may have held different positions with such employer(s).
The charts below identify the Trustees and executive officers of the Fund. Unless otherwise indicated, the address of all persons below is c/o U.S. Bank Global Fund Services, 615 East Michigan Street, Milwaukee, Wisconsin 53202.
Trustees

Name and Year of Birth	Position(s) Held with the Fund	Term of Office and Length of Time Served(1)	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee(2)	Other Directorships Held by Trustee During the Past 5 Years
Independent Trustees(3)
P. Bradley Adams Year of Birth: 1960	Trustee	Indefinite Term; Since November 2025	Managing Director of Fund Operations, TortoiseEcofin Investments, LLC (2005–2024)	1	Rockefeller Municipal Opportunities Fund (since 2024); Aristotle Pacific Enhanced CLO Income Fund (since 2025); LibreMax Asset-Backed Income Fund (since 2025); Muzinich Aviation Income Fund (mAIR) (since 2026)

Name and Year of Birth	Position(s) Held with the Fund	Term of Office and Length of Time Served(1)	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee(2)	Other Directorships Held by Trustee During the Past 5 Years
Stephen P. Ban Year of Birth: 1962	Trustee	Indefinite Term; Since November 2025	Adjunct Professor, Quinlan School of Business, Loyola University Chicago (since 2022); Senior Advisor, Corporate Coalition of Chicago (2020–2025); Managing Director, Investment Solutions, Hightower Advisors, LLC, (2021-2022); Senior Managing Director, Business Development and Portfolio Advisory, Nuveen (2009–2020)	1	Rockefeller Municipal Opportunities Fund (since 2024); Aristotle Pacific Enhanced CLO Income Fund (since 2025); LibreMax Asset-Backed Income Fund (since 2025); Muzinich Aviation Income Fund (mAIR) (since 2026)
Jeannette L. Lewis Year of Birth: 1963	Trustee	Indefinite Term; Since November 2025	Founder, J Lewis Consulting Services, L.L.C. (since 2024); Associate General Counsel, William Blair & Company, L.L.C. (October 2014–September 2023)	1	Rockefeller Municipal Opportunities Fund (since 2024); Origin Real Estate Credit Fund (since 2025); Aristotle Pacific Enhanced CLO Income Fund (since 2025); LibreMax Asset-Backed Income Fund (since 2025); Muzinich Aviation Income Fund (mAIR) (since 2026)
Marie C. Winters Year of Birth: 1952	Trustee	Indefinite Term; Since November 2025	Senior Vice President, Co-Head of Corporate Credit Research, Northern Trust Asset Management (2014–2022)	1	Rockefeller Municipal Opportunities Fund (since 2024); Aristotle Pacific Enhanced CLO Income Fund (since 2025); LibreMax Asset-Backed Income Fund (since 2025); Muzinich Aviation Income Fund (mAIR) (since 2026)
(1) Under the Fund’s Declaration, a Trustee serves during the continued lifetime of the Fund until he or she dies, retires, resigns or is removed, or, if sooner, until the election and qualification of such Trustee’s successor.
(2) The term “Fund Complex” as used herein includes the Fund and any other registered investment company (i) that holds itself out to investors as a related company for purposes of investment and investor services; or (ii) for which the Investment Manager, or an affiliate of the Investment Manager, serves as primary investment adviser.
(3) “Independent Trustees” are those Trustees who are not “interested persons” of the Fund (as defined in Section 2(a)(19) of the 1940 Act).

Officers

Name and Year of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served(1)	Principal Occupation(s) During the Past 5 Years
Benjamin J. Eirich Year of Birth: 1981	President and Principal Executive Officer	Indefinite Term; Since November 2025	Vice President, U.S. Bank Global Fund Services (2005–present)
Alyssa M. Bernard Year of Birth: 1988	Secretary	Indefinite Term; Since November 2025	Vice President, U.S. Bank Global Fund Services (2025–present and 2021–2023); General Counsel, Empowered Funds, LLC (2023–2025); Assistant Vice President, U.S. Bank Global Fund Services (2018–2021)
Christopher Conrad Year of Birth: 2000	Treasurer and Principal Financial Officer	Indefinite Term; Since August 2026	Officer, U.S. Bank Global Fund Services (2023–present); mortgage lending intern, Flagstar Bank (2022); Business Administration student (2019–2023)
Diane K. Miller Year of Birth: 1972	Chief Compliance Officer and Anti-Money Laundering Compliance Officer	Indefinite Term; Since November 2025	Vice President, U.S. Bank Global Fund Services (2023–present); Chief Compliance Officer, Christian Brothers Investment Services (2017–2022)
Thomas Nystrom Year of Birth: 2001	Assistant Treasurer	Indefinite Term; Since August 2026	Officer, U.S. Bank Global Fund Services (2024–present); personal wealth intern, Ameriprise Financial, LLC (2022); financial services intern, Trane Technologies (2023); Business Administration Student (2020–2024)
(1) Under the Bylaws, an officer serves until such Trustee’s successor is elected or qualified, or until he or she sooner resigns or is removed. Officers hold office at the pleasure of the Trustees.
Each of the Fund’s executive officers is an “interested person” of the Fund (as defined in Section 2(a)(19) of the 1940 Act) because of such executive officer’s position(s) set forth in the table above.
Trustee Qualifications
The Board believes that each of the Trustees has the qualifications, experience, attributes, and skills appropriate to such Trustee’s service as a Trustee of the Fund considering the Fund’s business and structure. The Trustees have substantial business and professional backgrounds that indicate they can critically review, evaluate and assess information provided to them. Certain of these business and professional experiences are set forth in detail in the table above. The Board annually conducts a “self-assessment” wherein the effectiveness of the Board and the individual Trustees is reviewed.
Many of the Trustees’ qualifications to serve on the Board involve intangible elements, such as intelligence, integrity, work ethic, the ability to work together, the ability to communicate effectively, the ability to exercise judgment, the ability to ask incisive questions, and commitment to shareholder interests. The Board has determined that the Trustees have the appropriate attributes and experience to serve effectively as Trustees of the Fund. The Board considered, among other factors, the particular types of attributes and experience of each Trustee described below:
P. Bradley Adams — Mr. Adams’ experience as a senior executive and an investment professional of an investment adviser, as Chief Executive Officer and Investment Committee member for closed-end and interval funds, and as Chief Financial Officer, Treasurer and Principal Accounting Officer for closed-end funds, as well as his experience as a mutual fund trustee.

Stephen P. Ban — Mr. Ban’s experience as a senior executive of an investment adviser, as a senior executive of a wealth management firm, and as a professor of finance, as well as his experience as a senior advisor of a non-profit organization.
Jeannette L. Lewis — Ms. Lewis’ professional training and experience as an attorney, as well as her experience as an entrepreneur and consultant in the financial services industry and as legal counsel to investment advisers.
Marie C. Winters — Ms. Winters’ experience as a senior executive and an investment professional of an investment adviser.
Committees of the Board of Trustees
Audit Committee. The Fund has an Audit Committee, which is composed of Messrs. Adams and Ban and Mses. Lewis and Winters, each of whom is an Independent Trustee. The Audit Committee (1) provides oversight with respect to the Fund’s accounting and financial reporting policies and procedures, the integrity of the Fund’s financial statements, the independent registered public accounting firm’s qualifications, independence and performance, and the internal audit function; (2) determines the selection of the independent registered public accounting firm for the Fund; (3) approves all audit and permissible non-audited services that are provided to the Fund by the independent registered public accounting firm; and (4) approves certain non-audit services provided by the independent registered public accounting firm to the Investment Manager and certain affiliated entities. P. Bradley Adams serves as the Audit Committee Chair and is designated as the Audit Committee’s “audit committee financial expert.” Because the Fund has not yet commenced operations, the Audit Committee has not yet met or taken any action with respect to the Fund as of the date of this SAI.
Nominating and Governance Committee. The Fund has a Nominating and Governance Committee, which is composed of Messrs. Adams and Ban and Mses. Lewis and Winters, each of whom is an Independent Trustee. The Nominating and Governance Committee is responsible for selecting individuals who would qualify to serve as Independent Trustees, nominating trustees for Board membership, reviewing committee membership, reviewing insurance arrangements, reviewing Independent Trustee compensation and overseeing the administration of Board governance policies. The Nominating and Governance Committee considers criteria for selecting candidates sufficient to identify a diverse group of qualified individuals to serve as trustees.
The Nominating and Governance Committee will consider trustee nominees recommended by shareholders for vacancies or newly created trustee positions on the Board. Recommendations by shareholders for consideration by the Nominating and Governance Committee should be sent in writing to the Fund, to the attention of the Secretary of the Fund, at the address of the principal executive offices of the Fund (a “Shareholder Recommendation”). The procedures a shareholder must follow to submit a Shareholder Recommendation, as well as the required information to be included in a Shareholder Recommendation, are set forth in Appendix A to the Fund’s Nominating and Governance Committee Charter, which is attached as Appendix A to this SAI. Shareholder Recommendations will be accepted on an ongoing basis and such recommendations will be kept on file for consideration when there is a vacancy or a newly created trustee position on the Board.
Marie C. Winters serves as the Nominating and Governance Committee Chair. Because the Fund has not yet commenced operations, the Nominating and Governance Committee has not yet met or taken any action with respect to the Fund as of the date of this SAI.
Securities Ownership
For each Trustee, the following table discloses the dollar range of equity securities in the Fund beneficially owned by the Trustee and, on an aggregate basis, in any registered investment companies overseen by the Trustee within the Fund’s family of investment companies as of December 31, 2025:

Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Independent Trustees
P. Bradley Adams	None	None
Stephen P. Ban	None	None
Jeanette L. Lewis	None	None
Marie C. Winters	None	None
As of the date of this SAI, the Investment Manager or an affiliate provided statutorily required seed capital and owned 100% of the shares of the Fund. As of the date of this SAI, the Fund’s officers and Trustees as a group owned less than 1% of the outstanding Shares.
To the Fund’s knowledge, as of December 31, 2025, the Trustees and their immediate family members did not own securities beneficially in an investment adviser or principal underwriter of the Fund, or a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment adviser or principal underwriter of the Fund.
Trustees’ Compensation
Each Independent Trustee receives an annual retainer of $14,000 for such Trustee’s service on the Board of the Fund, payable quarterly; the Independent Board Chair receives an additional annual retainer of $2,500, payable quarterly; the Audit Committee Chair receives an additional annual retainer of $1,500, payable quarterly; and the Nominating and Governance Committee Chair receives an additional annual retainer of $1,000, payable quarterly. The Fund has no employees.
The Trustees do not currently receive any pension or retirement benefits from the Fund or the Fund Complex.
Codes of Ethics
The Fund and the Investment Manager have each adopted a code of ethics under Rule 17j-1 under the 1940 Act. These codes permit personnel subject to the codes to invest in securities, including securities that may be purchased or held by the Fund. The codes of ethics are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov. The Fund’s principal underwriter is not required to adopt a code of ethics pursuant to the exception provided in Rule 17j-1(c)(3) under the 1940 Act.
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
A principal shareholder is any person who owns (either of record or beneficially) 5% or more of the outstanding shares of a fund. A control person is one who owns, either directly or indirectly, more than 25% of the voting securities of a company or acknowledges the existence of control. A control person may be able to determine the outcome of a matter put to a shareholder vote. As of the date of this SAI, the Fund does not have any control persons other than the Investment Manager, which provided the initial seed capital for the Fund.
PORTFOLIO MANAGERS
Other Accounts Managed. The portfolio managers who are jointly and primarily responsible for the day-to-day management of the Fund also manage the other registered investment companies, other pooled investment vehicles and/or other accounts indicated below. The following table identifies, as of March 31, 2026: (i) the number of other registered investment companies, pooled investment vehicles and other accounts managed by the portfolio managers (exclusive of the Fund); and (ii) the total assets of such other companies, vehicles and accounts, and the number and total assets of such companies, vehicles and accounts with respect to which the management fee is based on performance.

	Total Number of Other Accounts	Total Assets of All Other Accounts (in $millions)	Number of Other Accounts Paying a Performance Fee	Total Assets of Other Accounts Paying a Performance Fee (in $millions)
Skyler Weinand
Registered Investment Companies	3	$2,502.4	0	$0
Other Pooled Investment Vehicles	4	$396.2	3	$395.2
Other Accounts	47	$919.4	15	$246.9

Chris Hall
Registered Investment Companies	3	$2,502.4	0	$0
Other Pooled Investment Vehicles	4	$396.2	3	$395.2
Other Accounts	47	$919.4	15	$246.9
Conflicts of Interest
To address and manage potential conflicts of interest, the Investment Manager has adopted compliance policies and procedures to allocate investment opportunities and to ensure that each of its clients is treated on a fair and equitable basis. Such policies and procedures include, but are not limited to, investment and trade aggregation and allocation policies and oversight by the Investment Manager’s compliance team.
Portfolio Manager Compensation
Portfolio manager compensation is determined on a base salary and discretionary bonus structure. Portfolio managers are not compensated based on the performance of the Fund. The discretionary bonuses of the portfolio managers are determined by the management committee of the Investment Manager based on the performance of the employee, the performance of the Investment Manager and the market environment.
Securities Ownership
As of the date of this SAI, the portfolio managers did not own shares of the Fund.
Proxy Voting Policies and Procedures
The Board has adopted Proxy Voting Policies and Procedures (the “Policies”) on behalf of the Fund which delegate the responsibility for voting proxies to the Investment Manager, subject to the Board’s oversight. The Policies require that the Investment Manager vote proxies received in a manner consistent with the best interests of the Fund. The Policies also require the Investment Manager to present to the Board, at least annually, the Investment Manager’s Policies and a report on the resolution of all proxies identified by the Investment Manager as involving a conflict of interest.
The Investment Manager generally will vote such proxies when they arise. To the extent the Managing Member of the Investment Manager determines that it is in the best interest of clients to abstain from voting, the Investment Manager CCO will document the basis for such decisions.
The Investment Manager will make all preliminary determinations as to how to vote proxies related to securities in the portfolio. The Investment Manager will analyze the merits of each proxy to determine how the Investment Manager should vote. The Investment Manager will determine if there are any potential conflicts of interest raised by voting recommendations. Examples of potential conflicts of interest include:
•Voting in accordance with the Investment Manager’s recommendation where the proxy company or one of its benefit plans has an institutional separate account relationship with the Investment Manager or a large investment in one of the Investment Manager’s investment funds;
•The Investment Manager having a material business relationship with a proponent of a proxy proposal, participants in a proxy contest or directors or nominee directors of a portfolio company; and

•An employee of the Investment Manager having a personal interest in the outcome of a particular proxy proposal.
If a conflict is perceived to be material, the Investment Manager may resolve such conflict by delegating the voting decision to an independent third party or otherwise in accordance with its procedures.
When available, information on how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available (1) without charge, upon request, by calling 1-855-965-5818, (2) at www.regancapital.com/interval-fund or (3) on the SEC’s website at www.sec.gov.
DISTRIBUTION OF FUND SHARES
Quasar Distributors, LLC, a wholly owned subsidiary of Foreside Financial Group, LLC (dba ACA Group) (the “Distributor”), is the principal underwriter and distributor of the Fund’s shares pursuant to a distribution agreement (the “Distribution Agreement”) with the Fund. The Distributor, located at 190 Middle Street, Suite 301, Portland, Maine 04101, is a broker-dealer registered with the SEC and is a member of FINRA. All account inquiries should be mailed to the Fund’s transfer agent and should not be mailed to the Distributor.
The Distributor acts as the distributor of Shares for the Fund on a best-efforts basis (meaning the Distributor shall use commercially reasonable efforts to distribute the Shares), subject to various conditions, pursuant to the terms of the Distribution Agreement. The Distributor is not obligated to sell any specific amount of Shares of the Fund.
Shares of the Fund are continuously offered through the Distributor. The Shares will be offered at NAV per share, plus applicable sales charges, calculated each regular business day. Please see “How Fund Shares are Priced” in the Prospectus. The Distributor may enter into agreements with selected broker-dealers, banks or other financial intermediaries for the distribution of Shares (“Authorized Intermediaries”). The Fund has authorized these Authorized Intermediaries to receive, on the Fund’s behalf, purchase orders and redemption orders (i.e., repurchase requests) for Shares. These Authorized Intermediaries are authorized to designate other intermediaries to receive purchase orders and repurchase requests on the Fund’s behalf. These Authorized Intermediaries and their authorized designees act as processing agents and are responsible for promptly transmitting purchase orders and corresponding payments, repurchase requests, and any other requests to the Fund. An Authorized Intermediary may hold Shares in an omnibus account in the intermediary’s name or the Authorized Intermediary may maintain individual ownership records. The Fund will be deemed to have received a purchase order or repurchase request when an Authorized Intermediary or, if applicable, the intermediary’s authorized designee, receives the order or request. Purchase orders will be priced at the Fund’s NAV, plus applicable sales charges, next computed after the order is received by an Authorized Intermediary or the intermediary’s authorized designee. For additional information about submitting repurchase requests, see “Repurchase of Shares” below. Investors who transact in Shares through Authorized Intermediaries will be subject to the procedures of those intermediaries, which may include charges, investment minimums, cutoff times and other restrictions in addition to, or different from, those listed herein. Investors may be charged a fee if they effect transactions through an Authorized Intermediary and for maintaining an account with an Authorized Intermediary. Investors transacting through Authorized Intermediaries should acquaint themselves with their intermediary’s procedures and should read the Prospectus in conjunction with any materials and information provided by their intermediary.
The Fund and the Distributor each reserve the right, in their sole discretion, to suspend the offering of shares of the Fund or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Fund or for other reasons such as compliance with anti-money laundering or sanctions obligations and requirements.
The Fund generally does not offer or sell its shares outside of the United States, except to certain investors in approved jurisdictions and in conformity with local legal requirements.
Shares are not listed for trading on any securities exchange. There is currently no secondary market for the Shares and the Fund does not anticipate that a secondary market will develop for its Shares. Investors should consider Shares of the Fund to be an illiquid investment. Neither the Investment Manager nor the Distributor intends to make a market in the Shares.

The Distribution Agreement became effective upon the Distributor’s commencement of services as the principal underwriter of the Fund for the distribution of Shares of the Fund and will continue in effect for an initial two-year term. Thereafter, the Distribution Agreement continues in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund or a majority of the Board and (ii) the vote of a majority of the Independent Trustees of the Fund, as required under the 1940 Act or any exemptive order issued by, or guidance, interpretation or position of the staff or the SEC.
Pursuant to the Distribution Agreement, the Fund has agreed to indemnify the Distributor and certain of the Distributor’s affiliates against certain liabilities, including certain liabilities arising under the 1933 Act. Pursuant to the Distribution Agreement, and to the extent consistent with applicable law, the Distributor has agreed to indemnify the Fund and each Trustee against certain liabilities, including certain liabilities under the 1933 Act and in connection with the services rendered to the Fund.
Share Classes
The Fund has been granted exemptive relief by the SEC that permits the Fund to issue multiple classes of its shares and to impose distribution and shareholder servicing fees. The Fund has adopted a multiple class plan pursuant to Rule 18f-3 under the 1940 Act. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 18f-3 as a condition of the exemptive relief. Under the multiple class plan, shares of each class of the Fund represent an equal pro rata interest in the Fund and, generally, have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class has a different designation; (b) each class of shares bears any class-specific expenses; and (c) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, and shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class.
Each share class represents an investment in the same portfolio of investments, but each class has its own expense structure and arrangements for shareholder services or distribution, which allows you to choose the class that best fits your situation and eligibility requirements.
Institutional Class Shares: The minimum initial investment is $50,000 per account and the minimum subsequent investment is $500.
Investor Class Shares: The minimum initial investment is $2,500 per account and the minimum subsequent investment is $500.
Distribution and Servicing Plans
The Fund has adopted a plan pursuant to Rule 12b-1 for the Fund’s Investor Class Shares that would allow the Fund to pay fees for the sale, distribution and servicing of its Investor Class Shares (the “Distribution and Service Plan”). The Distribution and Service Plan provides for a distribution and shareholder servicing fee of up to 1.00% of the Investor Class Shares’ average daily net assets (0.25% is characterized as a “shareholder service fee” and the remaining portion is characterized as a “distribution fee”). Because these fees are paid out over the life of the Fund’s Investor Class Shares, over time, these fees (to the extent they are accrued and paid) would increase the cost of your investment and may cost you more than paying other types of sales charges. Institutional Class Shares of the Fund are not subject to the distribution and shareholder servicing fee.
The Fund has policies and procedures in place for the monitoring of payments to broker-dealers and other financial intermediaries for distribution-related and non-distribution activities such as sub-transfer agent, administrative, and other shareholder servicing services.
Additional Payments to Dealers
If you purchase Shares of the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the intermediary for the sale of Shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Fund over another investment. Institutional Class Shares may also be available on brokerage platforms of firms that have agreements with the Fund’s Distributor to offer such Shares solely when acting as an agent for the investor. An investor transacting in these programs may be required to pay a commission and/or other forms of compensation to the broker. Ask your salesperson or visit your financial intermediary’s website for more information.
Service Fees – Other Payments to Third Parties
The Investment Manager, out of its own resources, and without additional cost to the Fund or its shareholders, may provide additional cash payments or non-cash compensation to intermediaries who sell Shares of the Fund. Such payments and compensation are in addition to Rule 12b-1 distribution and shareholder servicing fees paid by the Fund. These additional cash payments are generally made to intermediaries that provide shareholder servicing, marketing support and/or access to sales meetings, sales representatives and management representatives of the intermediary. Cash compensation may also be paid to intermediaries for inclusion of the Fund on a sales list, in other sales programs or as an expense reimbursement in cases where the intermediary provides shareholder services to the Fund’s shareholders. The Investment Manager may also pay cash compensation in the form of finder’s fees that vary depending on the dollar amount of the Shares sold.
Purchasing Shares
The following section provides basic information about how to purchase Shares of the Fund. The Fund typically does not offer or sell its shares to non-U.S. residents. For purposes of this policy, a U.S. resident is defined as an account with (i) a U.S. address of record and (ii) all account owners residing in the U.S. at the time of sale.
The Fund and the Distributor each reserve the right, in their sole discretion, to suspend the offering of shares of the Fund or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Fund or for other reasons such as compliance with anti-money laundering or sanctions obligations and requirements.
Shares Purchased or Held Through Financial Intermediaries
The availability of sales charge waivers and discounts may depend on the particular financial intermediary or type of account through which you purchase or hold Fund shares.
Additional Information about Purchases. Shares may be purchased at a price equal to their net asset value per share, plus any applicable sales charge, next determined after receipt of an order. Under normal circumstances, all purchase orders received by the Fund or its designee prior to the NYSE Close on a regular business day are processed at that day’s offering price. An order received after the NYSE Close will be effected at the offering price determined on the next business day. However, orders received by the Fund or its designee after the offering price is determined that day from financial firms or certain retirement plans will receive such offering price if the orders were received by the financial firm or retirement plan from its customer or participant prior to such offering price determination and were transmitted to and received by the Fund or its designee prior to such time as agreed upon in accordance with an agreement or as allowed by applicable law. Purchase orders will be accepted only on days on which the Fund is open for business. If a purchase order is received on a day when the Fund is not open for business, it will be processed on the next succeeding day the Fund is open for business (according to the succeeding day’s net asset value). The Fund is “open for business” on each day the NYSE is open for trading, which excludes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. On any day that regular trading on the NYSE closes earlier than scheduled, the Fund reserves the right to: (i) advance the time as of which the NAV is calculated and, therefore, the time by which purchase orders must be received to receive that day’s NAV or (ii) accept purchase orders until, and calculate its NAV as of, the normally scheduled NYSE Close. On any day that the NYSE is closed when it would normally be open for business, the Fund may accept purchase orders until, and calculate its NAV as of, the normally scheduled close of regular trading on the NYSE or such other time that the Fund may determine.
The Fund reserves the right to close if the primary trading markets of the Fund’s portfolio instruments are closed and the Fund’s management believes that there is not an adequate market to meet purchase requests. On any business day when the Securities Industry and Financial Markets Association recommends that the securities markets close trading early, the Fund may close trading early. Purchase orders will be accepted only on days which the Fund is open for business.

REPURCHASE OF SHARES
To provide some liquidity to shareholders, the Fund makes quarterly offers to repurchase between 5% and 25% of its outstanding Shares at net asset value. Although the policy permits repurchase of between 5% and 25% of the Fund’s outstanding Shares, for each quarterly repurchase offer, the Fund currently expects to offer to repurchase 5% of the Fund’s outstanding Shares at NAV, subject to approval of the Board. Notices of each quarterly repurchase offer are sent to shareholders at least 21 days and not more than 42 days before the “Repurchase Request Deadline” (i.e., the date by which shareholders can tender their Shares in response to a repurchase offer). The Fund determines the NAV applicable to repurchases no later than 14 days after the Repurchase Request Deadline (or the next business day if the 14th day is not a business day) (the “Repurchase Pricing Date”). The Fund expects to distribute payment to shareholders within three business days after the Repurchase Pricing Date and will distribute such payment no later than seven calendar days after such date. Shares are not listed on any securities exchange, and the Fund anticipates that no secondary market will develop for its Shares. Investors should consider Shares of the Fund to be an illiquid investment. Accordingly, you may not be able to sell Shares when and/or in the amount that you desire. Thus, Shares are appropriate only as a long-term investment. In addition, the Fund’s repurchase offers may subject the Fund and shareholders to special risks.
The section entitled “Periodic Repurchase Offers” in the Prospectus discusses the type and timing of notice for repurchase offers, the effects of oversubscribed repurchase offers, the determination of the repurchase price, payment by the Fund for Shares tendered in a repurchase offer, the effect of repurchase policies on the liquidity of the Fund, the consequence of repurchase offers and other details regarding the repurchase offers, including associated risks. The Fund’s fundamental policies with respect to repurchase offers are discussed in “Investment Restrictions” in this SAI.
The Prospectus describes of the risks associated with the Fund’s repurchase offers. In addition, the repurchase of Shares by the Fund will be a taxable event to shareholders. For a discussion of these tax consequences, see “U.S. Federal Income Tax Considerations” below.
In addition to the Fund’s policy to make periodic repurchase offers as described above, the Board may consider additional repurchases of its Shares on the open market or in private transactions, the making of a tender offer for such shares, or the conversion of the Fund to an open-end investment company. The Fund cannot assure you that the Board will decide to take or propose any of these actions.
Subject to its investment limitations, the Fund may borrow to finance the repurchase of shares or to make a tender offer. Interest on any borrowings to finance share repurchase transactions or the accumulation of cash by the Fund in anticipation of share repurchases or tenders will reduce the Fund’s net income and gains. Any share repurchases, tender offers or borrowings that might be approved by the Board would have to comply with the 1940 Act and the rules and regulations thereunder and other applicable law.
Notwithstanding the foregoing, at any time when the Fund’s preferred shares (if any) are outstanding, the Fund may not purchase, redeem or otherwise acquire for consideration any of its Shares unless and only if: (i) immediately after such transaction, the Fund would satisfy the asset coverage with respect to the preferred shares required by the 1940 Act; (ii) full cumulative dividends on the preferred shares on or prior to the date of the transaction have been declared and paid (or have been declared and sufficient funds for the payment thereof have been deposited with the paying agent for the preferred shares); and (iii) the Fund has deposited sufficient deposit securities with respect to the preferred shares to be redeemed for which a notice of redemption has been given or was required.
PORTFOLIO TRANSACTIONS AND BROKERAGE
Pursuant to the agreement between the Investment Manager and the Fund (the “Investment Management Agreement”), the Investment Manager determines which securities are to be purchased and sold by the Fund and which broker-dealers are eligible to execute the Fund’s portfolio transactions. Purchases of portfolio securities for the Fund also may be made directly from issuers or from underwriters. Where possible, purchase and sale transactions will be effected through dealers (including banks) which specialize in the types of securities which the Fund holds, unless better executions are available elsewhere.

In placing portfolio transactions, the Investment Manager will seek best execution. The full range and quality of services available will be considered in making these determinations, such as the size of the order, the difficulty of execution, the operational facilities of the firm involved, the firm’s risk in positioning a block of securities and other factors. In those instances where it is reasonably determined that more than one broker-dealer can offer the services needed to obtain the most favorable price and execution available, consideration may be given to those broker-dealers which furnish or supply research and statistical information to the Investment Manager that it may lawfully and appropriately use in its investment advisory capacities, as well as provide other services in addition to execution services. The Investment Manager considers such information, which is in addition to and not in lieu of the services required to be performed by it under the Investment Management Agreement, to be useful in varying degrees, but of indeterminable value. Portfolio transactions may be placed with broker-dealers who sell shares of the Fund subject to rules adopted by the FINRA and the SEC.
While it is the Investment Manager’s general policy to first seek to obtain the most favorable price and execution available in selecting a broker-dealer to execute portfolio transactions for the Fund, in accordance with Section 28(e) under the Securities and Exchange Act of 1934, when it is determined that more than one broker can deliver best execution, weight is also given to the ability of a broker-dealer to furnish brokerage and research services to the Fund or to the Investment Manager, even if the specific services are not directly useful to the Fund and may be useful to the Investment Manager in advising other clients. In negotiating commissions with a broker or evaluating the spread to be paid to a dealer, the Fund may therefore pay a higher commission or spread than would be the case if no weight were given to the furnishing of these supplemental services, provided that the amount of such commission or spread has been determined in good faith by the Investment Manager to be reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer.
Investment decisions for the Fund are made independently from those of other client accounts or funds managed or advised by the Investment Manager. Nevertheless, it is possible that at times identical securities will be acceptable for both the Fund and one or more of such client accounts or funds. In such event, the position of the Fund and such client account(s) or funds in the same issuer may vary and the length of time that each may choose to hold its investment in the same issuer may likewise vary. However, to the extent any of these client accounts or funds seek to acquire the same security as the Fund at the same time, the Fund may not be able to acquire as large a portion of such security as it desires, or it may have to pay a higher price or obtain a lower yield for such security. Similarly, the Fund may not be able to obtain as high a price for, or as large an execution of, an order to sell any particular security at the same time. If one or more of such client accounts or funds simultaneously purchases or sells the same security that the Fund is purchasing or selling, each day’s transactions in such security will be allocated between the Fund and all such client accounts or funds in a manner deemed fair and reasonable by the Investment Manager, taking into account the respective sizes of the accounts and the amount of cash available for investment, the investment objective of the account, and the ease with which a client’s appropriate amount can be bought, as well as the liquidity and volatility of the account and the urgency involved in making an investment decision for the client. It is recognized that in some cases this system could have a detrimental effect on the price or value of the security insofar as the Fund is concerned. In other cases, however, it is believed that the ability of the Fund to participate in volume transactions may produce better executions for the Fund.
The Fund is new and has not paid any brokerage commissions, including any commissions on brokerage transactions directed to brokers pursuant to an agreement or understanding whereby the broker provides research or other brokerage services to the Investment Manager, as of the date of this SAI. The Fund did not own securities of its regular broker-dealers or their parent companies as of the date of this SAI.
DESCRIPTION OF CAPITAL STRUCTURE AND SHARES
The following is a brief description of the capital structure of the Fund. This description does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration and the Fund’s Bylaws, as amended and restated through the date hereof (the “Bylaws”). The Declaration and Bylaws are on file with the SEC as an exhibit to the Fund’s registration statement, of which this SAI is a part.
The Fund is a statutory trust established under the laws of the State of Delaware on February 10, 2025. The Declaration provides that the Trustees of the Fund may authorize separate classes of shares of beneficial interest. Preferred shares may be issued in one or more series, with no par value and such rights as determined by the Board, by action of the Board without the approval of the holders of the Fund’s Shares (“Common Shareholders”)

Common Shares
The Declaration authorizes the issuance of an unlimited number of common shares (“Shares”). The Shares will be issued with no par value per share. The fees and expenses for the Fund are set forth in “Summary of Fund Expenses” in the Prospectus. See also “Plan of Distribution” in the Prospectus.
Holders of the Fund’s Shares (“Shareholders”) will be entitled to the payment of dividends and other distributions when, as and if declared by the Board. All Shares have equal rights to the payment of dividends and the distribution of assets upon liquidation. Shares will, when issued, be fully paid and, subject to matters discussed in “Anti-Takeover and Other Provisions in the Declaration of Trust,” non-assessable, and will have no pre-emptive rights, rights to cumulative voting or, unless authorized by the Trustees, conversion rights. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among the Fund’s Shareholders.
The Fund does not intend to hold annual meetings of shareholders. If the Fund does hold a meeting of shareholders, Shares of the Fund entitle their holders to one vote for each Share held. Each fractional share shall be entitled to a proportionate fractional vote.
The Fund will send semi-annual unaudited financial statements and audited annual financial statements to its Shareholders.
The Shares are not, and are not expected to be, listed for trading on any national securities exchange nor is there expected to be any secondary trading market in the Shares.
Preferred Shares
The Declaration authorizes the issuance of an unlimited number of preferred shares. Preferred shares may be issued in one or more classes or series, with no par value and such rights as determined by the Board, by action of the Board without the approval of holders of the Fund’s common shares. Section 18 of the 1940 Act currently requires that the Fund have an asset coverage of 300% upon the issuance of senior securities representing indebtedness and an asset coverage of 200% upon the issuance senior equity securities, such as preferred shares. In addition, under Section 18, no dividends of shares or preferred shares, as applicable, may be paid by the Fund unless the Fund has the foregoing asset coverages. Section 18 also requires that preferred shareholders of the Fund have the right, as a class, to elect at least two Trustees at all times and to elect a majority of the Trustees in the event two full years’ dividends on the preferred shares are unpaid. As of the date of this SAI, the Fund has no preferred shares outstanding and the Fund does not currently intend to issue preferred shares.
CERTAIN PROVISIONS IN THE DECLARATION OF TRUST
General
The Declaration requires a majority of the Board to act in order to authorize certain Fund transactions not in the ordinary course of business, including a merger, reorganization, conversion, consolidation, sale, lease or exchange. Any such merger, reorganization, conversion, consolidation, sale, lease, or exchange shall not require the vote of the shareholders unless such vote is required by the 1940 Act, or unless such merger, reorganization, consolidation, or other transaction would result in an amendment of the Declaration which would otherwise require approval of shareholders. Also, the Declaration provides that the Fund may be terminated without shareholder approval with consent of a majority of the Board unless such approval is required by the 1940 Act.
The foregoing is intended only as a summary, and is qualified in its entirety by reference to the full text of the Declaration. The Declaration is on file with the SEC as an exhibit to the Fund’s registration statement, of which this SAI is a part.
Shareholder Liability
Under Delaware law, the shareholders of the Fund are not generally subject to liability for the debts or obligations of the Fund. However, no similar statutory or other authority limiting statutory trust shareholder liability exists in other states. As a result, to the extent that a Delaware statutory trust or a shareholder is subject to the jurisdiction of courts of such other states, the courts may not apply Delaware law and may thereby subject the

Delaware statutory trust or shareholders to liability. To guard against this risk, the Declaration contains an express disclaimer of shareholder liability for acts or obligations of the Fund. The Declaration provides for indemnification by the Fund for all loss suffered and expense incurred by a shareholder arising from such liability. The Declaration also provides that the Fund shall, upon request by a shareholder, assume the defense of any claim made against the shareholder for any act or obligation of the Fund and satisfy any judgment thereon. In view of the above, the risk of personal liability of shareholders of a Delaware statutory trust is remote.
Liability of Trustees
The Declaration provides that the obligations of the Fund are not binding upon the Trustees of the Fund individually, but only upon the assets and property of the Fund. The Declaration provides further that a Trustee or officer shall be liable for his or her own willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee or such duties of an officer. No provision of the Declaration, however, shall limit or eliminate any duty under the federal securities laws that a Trustee or officer owes to the Fund with respect to claims asserted under the federal securities laws.
Forum for Adjudication of Disputes
The Declaration provides that unless the Fund, at its sole discretion, selects and/or consents to an alternative forum for any claims, suits, actions or proceedings relating in any way to the Fund, that, in accordance with Section 3804(e) of the Delaware Statutory Trust Act, any suit, action, or proceeding brought by or in the right of any shareholder of the Fund, or any person claiming any interest in any shares of the Fund, or any Trustee or Fund officer, seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Declaration, the Bylaws, the Fund, or any class or any shares, including any claim of any nature against the Fund, any class, the Trustees or officers of the Fund, shall be brought exclusively in the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, then in the Superior Court of the State of Delaware.
The Declaration provides that unless the Fund, at its sole discretion, selects and/or consents to an alternative forum for any claims, suits, actions or proceedings relating in any way to the Fund, any claims, suits, actions, or proceedings arising under the Securities Act of 1933, as amended, the 1940 Act, or other federal securities laws shall be exclusively brought in the federal district courts of the United States of America.
The Declaration further provides that each shareholder and other such persons claiming any interest in any shares of the Fund (i) irrevocably submits to the exclusive jurisdiction of such courts (and the appropriate appellate courts, therefrom) in connection with any such claim, suit, action, or proceeding, (ii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action, or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action, or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action, or proceeding is improper, and (iii) consents to process being served in any such claim, suit, action, or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices, and agrees that such service shall constitute good and sufficient service of process and notice thereof.
Insofar as the Federal securities laws supersede state law, the provisions in the Trust’s Declaration related to exclusive forum described herein do not apply to claims brought under the Federal securities laws to the extent that any such federal securities laws, rules or regulations, do not permit such application.
These forum selection provisions may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Trustees, officers or other agents of the Fund and its service providers, which may discourage such lawsuits with respect to such claims and increase the costs for a shareholder to pursue such claims. If a court were to find the forum selection provisions contained in the Declaration to be inapplicable or unenforceable in an action, the Fund may incur additional costs associated with resolving such action in other jurisdictions.
Derivative and Direct Claims of Shareholders
The Declaration contains provisions regarding derivative and direct claims of shareholders. No person, other than a Trustee, who is not a shareholder of the Fund, shall be entitled to bring any derivative action, suit or other proceeding on behalf of or with respect to the Fund. Further, each complaining shareholder must have been a shareholder of the Fund at the time of the action or failure to act complained of, or acquired the shares afterwards by operation of law from a person who was a shareholder at that time and each complaining shareholder must be a shareholder of the Fund, as applicable, as of the time the written demand is made upon the Trustees. No shareholder may maintain a derivative action with respect to the Fund unless holders of at least ten percent (10%) of the outstanding shares of the Fund join in the bringing of such action. All matters relating to the bringing of derivative actions in the right of the Fund shall be governed by Article II Section 2.10 of the Declaration and Section 3816 of the Delaware Statutory Trust Act.
In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, a shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met: (a) the shareholder or shareholders must make a pre-suit written demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a shareholder demand by virtue of the fact that such Trustee receives remuneration for his service as a Trustee of the Fund or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Fund; and (b) unless a demand is not required under clause (a) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the shareholders making such request to reimburse the Fund for the expense of any such advisers in the event that the Trustees determine not to bring such action.
The Trustees may designate a committee of one Trustee to consider a shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue. If the demand for derivative action has been considered by the Board, and a majority of those Trustees who are not deemed to be “interested persons” of the Fund (within the meaning of Section 2(a)(19) of the 1940 Act), after considering the merits of the claim, has determined that maintaining a suit would not be in the best interests of the Fund, the complaining shareholders shall be barred from commencing the derivative action. If upon such consideration the appropriate members of the Board determine that such a suit should be maintained, then the appropriate officers of the Fund shall commence initiation of that suit and such suit shall proceed directly rather than derivatively. The Board, or the appropriate officers of the Fund, shall inform the complaining shareholders of any decision reached under this paragraph in writing within ten business days of such decision having been reached.
These provisions in the Declaration regarding derivative and direct claims of shareholders shall not apply to claims made under federal securities laws.
Conversion to Open-End Fund
Conversion to an open-end company would require the approval of the holders of at least two-thirds of Shares outstanding at the time, voting together as a single class, and of the holders of at least two-thirds of the Preferred Shares, if issued in the future, outstanding at the time, voting as a separate class; provided, however, that such separate class vote shall be a majority vote if the action in question has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of trustees fixed in accordance with the Declaration of Trust or Bylaws. See “Certain Provisions in the Declaration of Trust” in the Prospectus for a discussion of voting requirements applicable to conversion of the Fund to an open-end company. If the Fund converted to an open-end company, it would likely have to significantly reduce any leverage it is then employing, which may require a repositioning of its investment portfolio, which may in turn generate substantial transaction costs, which would be borne by Shareholders, and may adversely affect Fund performance and Fund distributions. Shareholders of an open-end investment company may require the company to redeem their shares on any business day (except in certain circumstances as authorized by or under the 1940 Act) at their NAV, less such redemption charge, if any, as might be in effect at the time of redemption. The Fund currently expects that any such redemptions would be made in cash. The Fund may charge sales or redemption fees upon conversion to an open-end fund. The Fund’s Board may at any time propose conversion of the Fund to an open-end company depending upon its judgment as to the advisability of such action in light of circumstances then prevailing.

NET ASSET VALUE
Net asset value is determined as indicated under “How Fund Shares Are Priced” in the Prospectus. The Fund’s net asset value will not be determined on the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.
U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion of U.S. federal income tax consequences of an investment in Shares of the Fund are based on the Code, U.S. Treasury regulations, court decisions, administrative interpretations, and other applicable authority, as of the date of this SAI. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important U.S. federal income tax considerations generally applicable to investments in Shares of the Fund. This summary does not purport to be a complete description of the U.S. federal income tax considerations applicable to an investment in Shares of the Fund. No attempt is made to present a detailed explanation of the tax treatment of the Fund or its shareholders, and the discussion here and in the Prospectus are not intended as a substitute for careful tax planning. There may be other tax considerations applicable to shareholders. For example, except as otherwise specifically noted herein, we have not described certain tax considerations that may be relevant to certain types of holders subject to special treatment under the U.S. federal income tax laws, including shareholders subject to the U.S. federal alternative minimum tax (“AMT”), insurance companies, tax-exempt organizations, pension plans and trusts, regulated investment companies (“RICs”), dealers in securities, shareholders holding Shares through tax-advantaged accounts (such as 401(k) plans or individual retirement accounts), financial institutions, shareholders holding Shares as part of a hedge, straddle, or conversion transaction, entities that are not organized under the laws of the United States or a political subdivision thereof, and persons who are not U.S. shareholders. This summary assumes that investors hold Shares as capital assets (within the meaning of the Code). Prospective investors and shareholders should consult their own tax advisors regarding their situation and the possible U.S. federal, state, local, non-U.S. or other tax law consequences of an investment in the Fund’s shares, and any proposed tax law changes.
A “U.S. shareholder” is a beneficial owner of Shares that is, for U.S. federal income tax purposes:
•a citizen or individual resident of the United States (including certain former citizens and former long term residents),
•a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United Stats or any state thereof or the District of Columbia,
•an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons (as such term is defined in the Code) has the authority to control all of its substantial decisions or the trust has made a valid election in effect under applicable Treasury regulations to be treated as a United States person (as such term is defined under the Code).
A “Non-U.S. shareholder” is a beneficial owner of Shares that is neither a U.S. shareholder nor a partnership, or entity or arrangement treated as a partnership for U.S. federal income tax purposes.
If a partnership, or an entity or arrangement otherwise treated as a partnership for U.S. federal income tax purposes, holds Shares, the tax treatment of a partner or owner of the partnership generally depends upon the status of the partner and the activities of the partnership. Prospective investors and shareholders who hold Shares through a partnership should consult their tax advisors with respect to the purchase, ownership and disposition of Shares.
Taxation of the Fund
The Fund intends to elect to be treated, and intends each year to qualify and be eligible to be treated as a RIC under Subchapter M of the Code. As a RIC, the Fund generally will not be subject to U.S. federal income tax on any income that the Fund timely distributes to its shareholders from the Fund’s earnings and profits. In order to qualify for the special tax treatment accorded RICs and their shareholders, the Fund must, among other things: (a)

derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income derived from interests in “qualified publicly traded partnerships” (as defined below); (b) diversify its holdings so that, at the end of each quarter of each taxable year of the Fund, (i) at least 50% of the value of the Fund’s total assets consists of cash and cash items, U.S. government securities, securities of other RICs, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund’s total assets is invested, including through corporations in which the Fund owns a 20% or more voting stock interest, (x) in the securities (other than those of the U.S. government or other RICs) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar, or related trades or businesses, or (y) in the securities of one or more qualified publicly traded partnerships (as defined below); and (c) timely distribute to its shareholders with respect to each taxable year at least 90% of the sum of its “investment company taxable income” (as that term is defined in the Code without regard to the deduction for dividends paid—generally, its taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and any net tax-exempt interest income for such year.
In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership that would be qualifying income if realized directly by the RIC. However, 100% of the net income derived from an interest in a “qualified publicly traded partnership” (a partnership (x) the interests in which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof and (y) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above) will be treated as qualifying income. In general, such entities will be treated as partnerships for U.S. federal income tax purposes because they meet the passive income requirement under Code Section 7704(c)(2). In addition, although in general the passive loss rules of the Code do not apply to RICs, such rules do apply to a RIC with respect to items attributable to an interest in a qualified publicly traded partnership.
For purposes of the diversification test in paragraph (b) above, the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership. Also, for purposes of the diversification test in paragraph (b) above, the identification of the issuer (or, in some cases, issuers) of a particular Fund investment can depend on the terms and conditions of that investment. In some cases, identification of the issuer (or issuers) is uncertain under current law, and an adverse determination or future guidance by the Internal Revenue Service (“IRS”) with respect to issuer identification for a particular type of investment may adversely affect the Fund’s ability to meet the diversification test in paragraph (b) above.
If the Fund qualifies as a RIC that is accorded special tax treatment, the Fund will not be subject to U.S. federal income tax on income or net capital gains distributed in a timely manner to Common Shareholders in the form of dividends (including Capital Gain Dividends, as defined below). If the Fund were to fail to meet either the income, diversification, or distribution tests described above, the Fund could in some cases cure such failure, including by paying the Fund-level tax, paying interest, making additional distributions, or disposing of certain assets. If the Fund were ineligible to or otherwise did not cure such failure for any year, or were otherwise to fail to qualify as a RIC accorded special tax treatment for such year, the Fund would be subject to tax on its taxable federal income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to U.S. Shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends-received deduction in the case of corporate U.S. shareholders and may be eligible to be treated as “qualified dividend income” in the case of U.S. shareholders taxed as individuals, provided, in both cases, that such U.S. shareholder meets certain holding period and other requirements in respect of the Shares and the Fund also meets the same holding period and other requirements (as described below). In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before re-qualifying as a RIC that is accorded special tax treatment.
The Fund intends to distribute to its shareholders, at least annually, all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction), its net tax-exempt income (if any) and its net capital gain (that is, the excess of net long-term capital gain over net short-term capital loss, in each case determined with reference to any loss carryforwards). Any taxable income including any net capital gain retained by the Fund will be subject to U.S. federal income tax at the Fund level at regular corporate rates on the amount retained. In the case of net capital gain, the Fund is permitted to designate the retained amount as undistributed capital gain in a timely notice to its U.S. shareholders who would then, in turn, (i) be required to include in income for U.S. federal income tax purposes, as long-term capital gain, their share of such undistributed amount, and (ii) be entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their U.S. federal income tax liabilities, if any, and to claim refunds on a properly filed U.S. tax return to the extent the credit exceeds such liabilities. If the Fund makes this designation, for U.S. federal income tax purposes, the tax basis of Shares owned by a shareholder of the Fund will be increased by an amount equal to the difference between the amount of undistributed capital gains included in the shareholder’s gross income under clause (i) of the preceding sentence and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence. The Fund is not required to, and there can be no assurance that the Fund will, make this designation if it retains all or a portion of its net capital gain in a taxable year.
Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against the Fund’s net investment income. Instead, potentially subject to certain limitations, for U.S. federal income tax purposes, the Fund may generally carry net capital losses from any taxable year forward to subsequent taxable years to offset its own capital gains, if any, realized during such subsequent taxable years. Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether the Fund retains or distributes such gains. If the Fund incurs or has incurred net capital losses, to the extent permitted by the Code and applicable U.S. Treasury regulations, those losses will be carried forward to one or more subsequent taxable years without expiration. The Fund must apply such carryforwards first against gains of the same character. Any such carryforward losses will retain their character as short-term or long-term. The Fund’s available capital loss carryforwards, if any, will be set forth in its annual shareholder report for each fiscal year.
In determining its net capital gain, including in connection with determining the amount available to support a Capital Gain Dividend (as defined below), its taxable income and its earnings and profits, a RIC generally may elect to treat part or all of any post-October capital loss (defined as any net capital loss attributable to the portion, if any, of the taxable year after October 31 or, if there is no such loss, the net long-term capital loss or net short-term capital loss attributable to such portion of the taxable year) or late-year ordinary loss (generally, the sum of its (i) net ordinary loss from the sale, exchange or other taxable disposition of property, attributable to the portion, if any, of the taxable year after October 31, and its (ii) other net ordinary loss attributable to the portion, if any, of the taxable year after December 31) as if incurred in the succeeding taxable year.
If the Fund were to fail to distribute in each calendar year at least an amount equal to the sum of 98% of its ordinary income for such year and 98.2% of its capital gain net income for the one-year period ending on October 31 of such year (or November 30 or December 31 of that year if the Fund is permitted to elect and so elects), plus any such amounts retained from the previous calendar years that were not distributed during such calendar year, the Fund would be subject to a nondeductible 4% federal excise tax on the undistributed amounts. For purposes of the required excise tax distribution, a RIC’s ordinary gains and losses from the sale, exchange, or other taxable disposition of property that would otherwise be taken into account after October 31 (or November 30 of that year if the RIC makes the election described above) generally are treated as arising on January 1 of the following calendar year; in the case of a RIC with a December 31 year end that makes the election described above, no such gains or losses will be so treated. Also, for these purposes, the Fund will be treated as having distributed any amount on which it is subject to corporate income tax for the taxable year ending within the calendar year. The Fund intends generally to make distributions sufficient to avoid imposition of the 4% federal excise tax, although there can be no assurance that it will be able to or will do so.
Fund Distributions
The Fund intends to declare income dividends monthly and distribute them to Common Shareholders monthly. Unless a shareholder elects otherwise, all distributions will be automatically reinvested in additional Shares of the Fund pursuant to the Fund’s dividend reinvestment plan (the “Plan”). A U.S. shareholder whose distributions are reinvested in Shares under the Plan will be treated for U.S. federal income tax purposes as having received an amount in distribution equal to the fair market value of the Shares issued to the U.S. shareholder, which amount will also be equal to the net asset value of such shares. For U.S. federal income tax purposes, all distributions are generally taxable in the manner described below, whether a U.S. shareholder takes them in cash or they are reinvested pursuant to the Plan in additional shares of the Fund.
For U.S. federal income tax purposes, distributions of investment income other than exempt-interest dividends (described below) are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned (or is deemed to have owned) the investments that generated the gains, rather than how long a shareholder has owned his, her, or its Shares. In general, the Fund will recognize long-term capital gain or loss on investments it has owned (or is deemed to have owned) for more than one year, and short-term capital gain or loss on investments it has owned (or is deemed to have owned) for one year or less. U.S. federal income tax rules can alter the Fund’s holding period in investments and thereby affect the tax treatment of gain or loss in respect of such investments. Distributions of net capital gain that are properly reported by the Fund as capital gain dividends (“Capital Gain Dividends”) will be taxable to U.S. shareholders as long-term capital gains includible in net capital gain and taxed to U.S. shareholders who are individuals at reduced rates relative to ordinary income. The IRS and the Department of the Treasury have issued regulations that would impose special rules in respect of Capital Gain Dividends received through partnership interests constituting “applicable partnership interests” under Section 1061 of the Code. Distributions of net short-term capital gain (as reduced by any net long-term capital loss for the taxable year) will be taxable to U.S. shareholders as ordinary income.
Distributions by the Fund of investment company taxable income (including any short-term capital gains), whether received in cash or reinvested in shares of the Fund, will generally be taxable to a U.S. shareholder for federal income tax purposes as ordinary income. However, distributions of investment income reported by the Fund as “qualified dividend income” received by a U.S. shareholder who is an individual will be taxed at the reduced rates applicable to net capital gain. In order for some portion of the dividends received by a U.S. shareholder to be qualified dividend income, the Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the U.S. shareholder must meet the same holding period and other requirements with respect to its Fund’s shares. In general, a dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (1) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred shares, 91 days during the 181-day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (b) treated as a “passive foreign investment company” (“PFIC”) or surrogate foreign corporation that is not treated as a domestic corporation.
In general, dividends of net investment income received by corporate U.S. shareholders of the Fund will qualify for the dividends-received deduction generally available to corporations only to the extent of the amount of eligible dividends received by the Fund from domestic corporations for the taxable year if certain holding period and other requirements are met at both the shareholder and Fund levels. The Fund does not expect a significant portion of distributions to be eligible for the dividends-received deduction.
Any distribution of income that is attributable to (i) income received by the Fund in lieu of dividends with respect to securities on loan pursuant to a securities lending transaction or (ii) dividend income received by the Fund on securities it temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for U.S. federal income tax purposes as a loan by the Fund, will not constitute qualified dividend income to non-corporate U.S. shareholders and will not be eligible for the dividends-received deduction for corporate U.S. shareholders. Similarly, any distribution of income that is attributable to (i) income received by the Fund in lieu of tax-exempt interest with respect to securities on loan or (ii) tax-exempt interest received by the Fund on tax-exempt securities it temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for U.S. federal income tax purposes as a loan by the Fund, will not constitute an exempt-interest dividend to U.S. shareholders.
Subject to any future regulatory guidance to the contrary, any distribution of income attributable to qualified publicly traded partnership income from the Fund’s investment in a master limited partnership will ostensibly not qualify for the deduction that would be available to a non-corporate U.S. shareholder were the U.S. shareholder to own such master limited partnership directly.
Certain distributions reported by the Fund as Section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the interest expense limitations under Code Section 163(j). Such treatment by a shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the sum of the Fund’s (i) business interest expense and (ii) other deductions properly allocable to the Fund’s business interest income. The Fund may choose not to designate Section 163(j) interest dividends.
The Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain U.S. shareholders that are individuals, trusts and estates to the extent their income exceeds certain threshold amounts. For these purposes, “net investment income” generally includes, among other things, (i) distributions paid by the Fund of net investment income (other than exempt-interest dividends, described below) and capital gains as described above, and (ii) any net gain from the sale, exchange, or other taxable disposition of Fund shares. Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Fund.
If, in and with respect to any taxable year, the Fund makes a distribution in excess of its current or accumulated “earnings and profits,” the excess distribution will first be treated as a return of capital to the extent of (and in reduction of) a shareholder’s tax basis in his, her, or its Shares, and thereafter any such amount in excess of that basis will be treated as capital gain. A return of capital distribution is not taxable, but it reduces a shareholder’s basis in his, her, or its shares, thus reducing any capital loss or increasing any capital gain on a subsequent taxable disposition by the shareholder of such shares. The U.S. federal income tax status of all distributions will be reported to shareholders annually.
Distributions are generally taxable for U.S. federal income tax purposes to U.S. shareholders at the time the dividend or distribution is made. A distribution by the Fund will be treated as paid on December 31 of any calendar year if it is declared by the Fund in October, November, or December with a record date in such a month and paid by the Fund during January of the following calendar year. Such distributions will be taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.
As required by federal law, detailed U.S. federal income tax information with respect to each calendar year will be furnished to shareholders early in the succeeding year.
Dividends and distributions on Shares are generally subject to U.S. federal income tax as described herein to the extent they do not exceed the Fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of Shares purchased at a time when the Fund’s net asset value reflects unrealized gains or income or gains that are realized but not yet distributed. Such realized income and gains may be required to be distributed even when the Fund’s net asset value also reflects unrealized losses.
Exempt-Interest Dividends
The Fund will be qualified to pay dividends that pass through the character of exempt interest earned by the Fund (“exempt-interest dividends”) to its shareholders if, at the close of each quarter of the Fund’s taxable year, at least 50% of the total value of the Fund’s assets consists of obligations the interest on which is exempt from federal income tax under Section 103(a) of the Code. Distributions that the Fund reports as exempt-interest dividends are treated as interest excludable from shareholders’ gross income for federal income tax purposes but may be taxable for U.S. federal AMT purposes and for state and local purposes.
Part or all of the interest on indebtedness, if any, incurred or continued by a shareholder to purchase or carry shares of the Fund paying exempt-interest dividends is not deductible. The portion of interest that is not deductible is equal to the total interest paid or accrued on the indebtedness, multiplied by the percentage of the

Fund’s total distributions (not including distributions from net long-term capital gains) paid to the shareholder that are exempt-interest dividends. Under rules used by the IRS to determine when borrowed funds are considered used for the purpose of purchasing or carrying particular assets, the purchase of shares may be considered to have been made with borrowed funds even though such funds are not directly traceable to the purchase of shares.
A shareholder who receives Social Security or railroad retirement benefits should consult his or her tax adviser to determine what effect, if any, an investment in the Fund may have on the federal taxation of such benefits. Exempt-interest dividends generally are included in income for purposes of determining the amount of benefits that are taxable.
In general, exempt-interest dividends, if any, attributable to interest received on certain private activity obligations and certain industrial development bonds will not be tax-exempt to any shareholders who are “substantial users” of the facilities financed by such obligations or bonds or who are “related persons” of such substantial users.
The Fund will notify its shareholders in a written statement of the portion of distributions for the taxable year that constitutes exempt-interest dividends.
Exempt-interest dividends may be taxable for purposes of the U.S. federal AMT. For individual shareholders, exempt-interest dividends that are derived from interest on private activity bonds that are issued after August 7, 1986 (other than a “qualified 501(c)(3) bond,” as such term is defined in the Code) generally must be included in an individual’s tax base for purposes of calculating the shareholder’s liability for U.S. federal AMT.
Sales, Exchanges or Repurchases of Shares
The sale, exchange or repurchase of Fund shares may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of Fund shares treated as a sale or exchange for U.S. federal income tax purposes will be treated as long-term capital gain or loss if the shares have been held for more than 12 months. Otherwise, such gain or loss on the taxable disposition of Fund shares will be treated as short-term capital gain or loss. However, any loss realized upon a taxable disposition of Fund shares held for six months or less (i) will be treated as long-term, rather than short-term, to the extent of any long-term capital gain distributions received (or deemed received) by the shareholder with respect to the shares and (ii) generally will be disallowed to the extent of any exempt-interest dividends received by the shareholder with respect to the shares. All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed under the Code’s “wash sale” rule if other substantially identical shares of the Fund are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.
A repurchase by the Fund of a U.S. shareholder’s shares pursuant to a repurchase offer (as described in the Prospectus) generally will be treated as a sale or exchange of the shares by a U.S. shareholder provided that (i) the U.S. shareholder tenders, and the Fund repurchases, all of such U.S. shareholder’s shares, thereby reducing the U.S. shareholder’s percentage ownership of the Fund, whether directly or by attribution under Section 318 of the Code, to 0%, (ii) the U.S. shareholder meets numerical safe harbors under the Code with respect to percentage voting interest and reduction in ownership of the Fund following completion of the repurchase offer, or (iii) the repurchase offer otherwise results in a “meaningful reduction” of the shareholder’s ownership percentage interest in the Fund, which determination depends on a particular shareholder’s facts and circumstances.
If a tendering U.S. shareholder’s proportionate ownership of the Fund (determined after applying the ownership attribution rules under Section 318 of the Code) is not reduced to the extent required under the tests described above, such U.S. shareholder will be deemed to receive a distribution from the Fund under Section 301 of the Code with respect to the shares held (or deemed held under Section 318 of the Code) by the U.S. shareholder after the repurchase offer (a “Section 301 distribution”). The amount of this distribution will equal the price paid by the Fund to such U.S. shareholder for the shares sold, and will be taxable as a dividend, i.e., as ordinary income, to the extent of the Fund’s current or accumulated earnings and profits allocable to such distribution, with the excess treated as a return of capital reducing the U.S. shareholder’s tax basis in the shares held after the repurchase offer, and thereafter as capital gain. In the event a repurchase is treated as a Section 301 distribution, any Fund shares held by a shareholder thereafter will be subject to basis adjustments in accordance with the provisions of the Code.
Provided that no tendering U.S. shareholder is treated as receiving a Section 301 distribution as a result of selling shares pursuant to a particular repurchase offer, U.S. shareholders who do not sell shares pursuant to that repurchase offer will not realize constructive distributions on their shares as a result of other shareholders selling shares in the repurchase offer. In the event that any tendering U.S. shareholder is deemed to receive a Section 301 distribution, it is possible that shareholders whose proportionate ownership of the Fund increases as a result of that repurchase offer, including shareholders who do not tender any shares, will be deemed to receive a constructive distribution under Section 305(c) of the Code in an amount equal to the increase in their percentage ownership of the Fund as a result of the repurchase offer. Such constructive distribution will be treated as a dividend to the extent of current or accumulated earnings and profits allocable to it.
Use of the Fund’s cash to repurchase shares may adversely affect the Fund’s ability to satisfy the distribution requirements for treatment as a RIC described above. The Fund may also recognize income in connection with the sale of portfolio securities to fund share purchases, in which case the Fund would take any such income into account in determining whether such distribution requirements have been satisfied.
The foregoing discussion does not address the tax treatment of tendering shareholders who do not hold their shares as a capital asset. Such shareholders should consult their own tax advisors on the specific tax consequences to them of participating or not participating in the repurchase offer.
Issuer Deductibility of Interest
A portion of the interest paid or accrued on certain high-yield discount obligations owned by the Fund may not, and interest paid on debt obligations, if any, that are considered for tax purposes to be payable in the equity of the issuer or a related party will not, be deductible to the issuer.
This may affect the cash flow of the issuer. If a portion of the interest paid or accrued on certain high-yield discount obligations is not deductible, that portion will be treated as a dividend paid by the issuer for purposes of the corporate dividends received deduction. In such cases, if the issuer of the high-yield discount obligations is a domestic corporation, dividend payments by the Fund may be eligible for the dividends-received deduction to the extent attributable to the deemed dividend portion of such accrued interest.
Original Issue Discount, Payment-in-Kind Securities, Market Discount, Preferred Securities, and Commodity-Linked Notes
Some debt obligations with a fixed maturity date of more than one year from the date of issuance (and zero-coupon debt obligations with a fixed maturity date of more than one year from the date of issuance) will be treated as debt obligations that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in the Fund’s income and required to be distributed over the term of the debt obligation, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt obligation. Increases in the principal amount of an inflation-indexed bond will generally be treated as OID.
Some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired by the Fund in the secondary market may be treated as having “market discount.” Very generally, market discount is the excess of the stated redemption price of a debt obligation (or in the case of an obligation issued with OID, its “revised issue price”) over the purchase price of such obligation. Generally, (i) any gain recognized on the disposition of, and any partial payment of principal on, a debt obligation having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt obligation, (ii) alternatively, the Fund may elect to accrue market discount currently, in which case the Fund will be required to include the accrued market discount on such debt obligations in the Fund’s income (as ordinary income) and thus distribute it over the term of the debt obligations, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt obligations and (iii) the rate at which the market discount accrues, and thus is included in the Fund’s income, will depend upon which of the permitted accrual methods the Fund elects. The Fund reserves the right to revoke such an election at any time pursuant to applicable IRS procedures. In the case of higher-risk securities, the amount of market discount may be unclear.
From time to time, a substantial portion of the Fund’s investments in loans and other debt obligations could be treated as having OID and/or market discount, which, in some cases could be significant. To generate sufficient cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio (including when it is not advantageous to do so) that it otherwise would have continued to hold.
A portion of the OID accrued on certain high yield discount obligations may not be deductible to the issuer and will instead be treated as a dividend paid by the issuer for purposes of the dividends-received deduction. In such cases, if the issuer of the high yield discount obligations is a domestic corporation, dividend payments by the Fund may be eligible for the dividends-received deduction to the extent attributable to the deemed dividend portion of such OID.
Some debt obligations with a fixed maturity date of one year or less from the date of issuance may be treated as having OID or, in certain cases, “acquisition discount” (very generally, the excess of the stated redemption price over the purchase price). The Fund will be required to include the OID or acquisition discount in income (as ordinary income) and thus distribute it over the term of the debt obligation, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt obligation. The rate at which OID or acquisition discount accrues, and thus is included in the Fund’s income, will depend upon which of the permitted accrual methods the Fund elects.
Some preferred securities may include provisions that permit the issuer, at its discretion, to defer the payment of distributions for a stated period without any adverse consequences to the issuer. If the Fund owns a preferred security that is deferring the payment of its distributions, the Fund may be required to report income for U.S. federal income tax purposes to the extent of any such deferred distributions even though the Fund has not yet actually received the cash distribution.
In addition, pay-in-kind obligations will, and commodity-linked notes may, give rise to income that is required to be distributed and is taxable even though the Fund receives no interest payment in cash on the security during the year.
If the Fund holds the foregoing kinds of obligations, or other obligations subject to special rules under the Code, the Fund may be required to pay out as an income distribution each year an amount which is greater than the total amount of cash interest the Fund received. Such distributions may be made from the cash assets of the Fund or by disposition of portfolio securities, if necessary (including when it is not advantageous to do so). The Fund may realize gains or losses from such dispositions, including short-term capital gains taxable as ordinary income. In the event the Fund realizes net capital gains from such transactions, its shareholders may receive a larger capital gain distribution than they might otherwise receive in the absence of such transactions.
Securities Purchased at a Premium
Very generally, where the Fund purchases a bond at a price that exceeds the redemption price at maturity - (i.e., at a premium) - the Fund may elect to amortize the premium over the remaining term of the bond which election would apply to all bonds (other than bonds the interest on which is excludible from gross income for U.S. federal income tax purposes) held by the Fund. In the case of a taxable bond, if the Fund makes such election, which election is irrevocable without consent of the IRS, the Fund reduces the current taxable income from the bond by the amortized premium and reduces its tax basis in the bond by the amount of such offset; upon the disposition or maturity of such bonds, the Fund is permitted to deduct any remaining premium allocable to a prior period. If the Fund does not elect to take bond premium into account currently, it will recognize a capital loss when the bond matures. In the case of a tax-exempt bond, tax rules require the Fund to reduce its tax basis by the amount of amortized premium.
Options, Futures, and Forward Contracts, Swap Agreements, and Other Derivatives
In general, option premiums received by the Fund are not immediately included in the income of the Fund. Instead, the premiums are recognized when the option contract expires, the option is exercised by the holder, or the Fund transfers or otherwise terminates the option (e.g., through a closing transaction). If a call option written by the Fund is exercised and the Fund sells or delivers the underlying stock, the Fund generally will recognize capital gain or loss equal to (a) the sum of the strike price and the option premium received by the Fund minus (b) the Fund’s basis in the stock. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying stock. If securities are purchased by the Fund pursuant to the exercise of a put option written by it, the Fund will generally subtract the premium received for purposes of computing its cost basis in the stock purchased. Gain or loss arising in respect of a termination of the Fund’s obligation under an option other than through the exercise of the option will be short-term capital gain or loss depending on whether the premium income received by the Fund is greater or less than the amount paid by the Fund (if any) in terminating the transaction. Thus, for example, if an option written by the Fund expires unexercised, the Fund generally will recognize short-term capital gain equal to the premium received.
The Fund’s options activities may include transactions constituting straddles for U.S. federal income tax purposes, that is, that trigger the U.S. federal income tax straddle rules contained primarily in Section 1092 of the Code. Such straddles include, for example, positions in a particular security, or an index of securities, and one or more options that offset the former position, including options that are “covered” by the Fund’s long position in the subject security. Very generally, where applicable, Section 1092 requires (i) that losses be deferred on positions deemed to be offsetting positions with respect to “substantially similar or related property” to the extent of unrealized gain in the latter, and (ii) that the holding period of such a straddle position that has not already been held for the long-term holding period be terminated and begin anew once the position is no longer part of a straddle. Options on single stocks that are not “deep in the money” may constitute qualified covered calls, which generally are not subject to the straddle rules; the holding period on stock underlying qualified covered calls that are “in the money” although not “deep in the money” will be suspended during the period that such calls are outstanding. Thus, the straddle rules and the rules governing qualified covered calls could cause gains that would otherwise constitute long-term capital gains to be treated as short-term capital gains, and distributions that would otherwise constitute “qualified dividend income” or qualify for the dividends-received deduction to fail to satisfy the holding period requirements and therefore to be taxed as ordinary income or to fail to qualify for the dividends received deduction, as the case may be.
The tax treatment of certain positions entered into by the Fund, including regulated futures contracts, certain foreign currency positions and certain listed non-equity options, will be governed by section 1256 of the Code (“section 1256 contracts”). Gains or losses on section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses (“60/40”), although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, section 1256 contracts held by the Fund at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Code) are “marked-to-market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, as applicable.
Derivatives, Hedging and Other Transactions
In addition to the special rules described above in respect of futures and options transactions, the Fund’s transactions in other derivatives instruments (e.g., forward contracts and swap agreements), as well as any of its hedging, short sale, securities loan or similar transactions may be subject to one or more special tax rules (e.g., notional principal contract, straddle constructive sale, straddle, wash sale and short sale rules). These rules may affect whether gains and losses recognized by the Fund are treated as ordinary or capital, accelerate the recognition of income or gains to the Fund, defer losses to the Fund, and cause adjustments in the holding periods of the Fund’s securities, thereby affecting, among other things, whether capital gains and losses are treated as short-term or long-term. These rules could, therefore, affect the amount, timing and/or character of distributions to shareholders.
Because these and other tax rules applicable to these types of transactions are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may affect whether the Fund has made sufficient distributions, and otherwise satisfied the relevant requirements, to maintain its qualification as a RIC and avoid a Fund-level tax.
Commodities and Commodity-Linked Instruments
The Fund’s investments in commodities and commodity-linked instruments, if any, will potentially be limited by the Fund’s intention to qualify as a RIC, and will potentially limit the Fund’s ability to so qualify. Income and gains from commodities and certain commodity-linked instruments do not constitute qualifying income to a RIC for purposes of the 90% gross income test described above. In addition, the tax treatment of some other commodity-linked instruments in which the Fund might invest is not certain, in particular with respect to whether income or gains from such instruments constitute qualifying income to a RIC. If the Fund were to treat income or gain from a particular instrument as qualifying income and the income or gain were later determined not to constitute qualifying income, and, together with any other nonqualifying income, caused the Fund’s nonqualifying income to exceed 10% of its gross income in any taxable year, the Fund would fail to qualify as a RIC unless it is eligible to and does pay a tax at the Fund level.
Book-Tax Differences
Certain of the Fund’s investments in derivative instruments and foreign currency-denominated instruments, and any of the Fund’s transactions in foreign currencies and hedging activities, are likely to produce a difference between its book income and the sum of its taxable income and net tax-exempt income if any. If such a difference arises, and the Fund’s book income is less than the sum of its taxable income and net tax-exempt income (if any), the Fund could be required to make distributions exceeding book income to qualify as a RIC that is accorded special tax treatment and to avoid an entity-level tax. In the alternative, if the Fund’s book income exceeds the sum of its taxable income (including realized capital gains) and net tax-exempt income, the distribution (if any) of such excess generally will be treated as (i) a dividend to the extent of the Fund’s remaining earnings and profits (including earnings and profits arising from tax-exempt income), (ii) thereafter, as a return of capital to the extent of the recipient’s basis in its shares and (iii) thereafter, as gain from the sale or exchange of a capital asset.
Short Sales
If the Fund participates in a short sale and, on the date of such short sale, the Fund either (i) does not hold securities substantially identical to those sold short or (ii) has held such substantially identical securities for one year or less, the character of gain or loss realized on such a short sale generally will be short-term. If the Fund participates in a short sale and, on the date of such short sale, the Fund has held substantially identical securities for more than one year, the character of gain realized on such short sale will be determined by reference to the Fund’s holding period in the property actually used to close the short sale; the character of loss realized on such short sale generally will be long term, regardless of the holding period of the securities actually used to close such short sale. Because net short-term capital gain (after reduction by any long-term capital loss) is generally taxed at ordinary income rates, the Fund’s short sale transactions can increase the percentage of the Fund’s gains that are taxable to shareholders as ordinary income.
Tax-Exempt Shareholders
Income of a RIC that would be unrelated business taxable income (“UBTI”) if earned directly by a tax-exempt entity will not generally be attributed as UBTI to a tax-exempt shareholder of the RIC. Notwithstanding this “blocking” effect, a tax-exempt shareholder could realize UBTI by virtue of its investment in the Fund if shares in the Fund constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Code Section 514(b).
Non-U.S. Shareholders
Distributions by the Fund to Non-U.S. shareholders properly reported by the Fund as (1) Capital Gain Dividends, (2) short-term capital gain dividends, (3) interest-related dividends, each as defined and subject to certain conditions described below, or (4) exempt-interest dividends generally are not subject to withholding of U.S. federal income tax (except that exempt-interest dividends may be subject to backup withholding).
Special rules (including withholding and reporting requirements) apply to partnerships and those holding Fund shares through partnerships. Such investors shall consult with their tax advisers concerning the consequences of investing in the Fund.
In general, the Code defines (1) “short-term capital gain dividends” as distributions of net short-term capital gains in excess of net long-term capital losses and (2) “interest-related dividends” as distributions from U.S. source interest income of types similar to those not subject to U.S. federal income tax if earned directly by an individual Non-U.S. shareholder, in each case to the extent such distributions are properly reported as such by the Fund in a written notice to shareholders. The exceptions to withholding for Capital Gain Dividends and short-term capital gain dividends do not apply to distributions to an individual Non-U.S. shareholder who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution. If the Fund invests in a RIC that pays such distributions to the Fund, such distributions retain their character as not subject to withholding if properly reported when paid by the Fund to Non-U.S. shareholders. The exception to withholding for interest-related dividends does not apply to distributions to a Non-U.S. shareholder (A) that has not provided a satisfactory statement that the beneficial owner is not a “United States person” (as such term is defined under the Code), (B) to the extent that the dividend is attributable to certain interest on an obligation if the Non-U.S. shareholder is the issuer or is a 10% shareholder of the issuer, (C) that is within certain foreign countries that have inadequate information exchange with the United States, or (D) to the extent the dividend is attributable to interest paid by a person that is a related person of the Non-U.S. shareholder and the Non-U.S. shareholder is a controlled foreign corporation for tax purposes.
The Fund is permitted to report such part of its dividends as interest-related or short-term capital gain dividends as are eligible but is not required to do so. In the case of shares held through a financial intermediary, the intermediary may withhold even if the Fund reports all or a portion of a payment as an interest-related or short-term capital gain dividend to shareholders.
Non-U.S. shareholders should contact their financial intermediaries regarding the application of withholding rules to their accounts.
Distributions by the Fund to Non-U.S. shareholders other than Capital Gain Dividends, short-term capital gain dividends, interest-related dividends or exempt-interest dividends (e.g., dividends attributable to dividend and foreign-source interest income or to short-term capital gains or U.S. source interest income to which the exception from withholding described above does not apply) are generally subject to withholding of U.S. federal income tax at a rate of 30% (or a lower applicable income tax treaty rate).
A Non-U.S. shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of the Fund unless (i) such gain is effectively connected with the conduct by the Non-U.S. shareholder of a trade or business within the United States, or (ii) in the case of a Non-U.S. shareholder that is an individual, such shareholder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met.
Non-U.S. shareholders with respect to whom income from the Fund is effectively connected with a trade or business conducted by the Non-U.S. shareholder within the United States will in general be subject to U.S. federal income tax on the income derived from the Fund at the graduated rates applicable to U.S. citizens, residents or domestic corporations, whether such income is received in cash or reinvested in shares of the Fund and, in the case of a foreign corporation, may also be subject to a branch profits tax. If a Non-U.S. shareholder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by such shareholder in the United States. More generally, Non-U.S. shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results than those described herein and are urged to consult their tax advisors.
Non-U.S. shareholders also may be subject to “wash sale” rules to prevent the avoidance of the tax-filing and -payment obligations discussed above through the sale and repurchase of Fund shares.
For a Non-U.S. shareholder to qualify for any exemptions from withholding described above or for lower withholding tax rates under income tax treaties, or to establish an exemption from backup withholding, a Non-U.S. shareholder must comply with special certification and filing requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E or substitute form). Non-U.S. shareholders should consult their tax advisors in this regard.
Additional considerations may apply to foreign trusts and estates. Investors holding Fund shares through foreign entities should consult their tax advisers about their particular situation.
A Non-U.S. shareholder may be subject to state and local tax and to the U.S. federal estate tax in addition to the U.S. federal income tax referred to above.
Backup Withholding
The Fund is generally required to withhold and remit to the U.S. Treasury a percentage (currently a flat rate of 24%) of distributions, sales proceeds, redemption proceeds (if any), and any other payments paid to any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number, who has under-reported dividend or interest income, or who fails to certify to the Fund that he or she is not subject to such withholding. In certain circumstances, the IRS may also require the Fund to backup withhold even when an appropriate taxpayer number or social security number has been provided or certified. The backup withholding rules may also apply to distributions that are properly reported as exempt-interest dividends. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder’s U.S. federal income tax liability, provided the appropriate information is timely furnished to the IRS.
Tax Shelter Reporting Regulations
Under Treasury regulations, if a shareholder recognizes a loss of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct shareholders of portfolio securities that are RICs are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Other Reporting and Withholding Requirements
Sections 1471-1474 of the Code and the U.S. Treasury and IRS guidance issued thereunder (collectively, “FATCA”) generally require the Fund to obtain information sufficient to identify the status of each of its shareholders under FATCA or under an applicable intergovernmental agreement (an “IGA”) between the United States and a foreign government. If a shareholder fails to provide the requested information or otherwise fails to comply with FATCA or an IGA, the Fund may be required to withhold under FATCA at a rate of 30% with respect to that shareholder on ordinary dividends it pays. The IRS and the Department of Treasury have issued proposed regulations providing that these withholding rules will not apply to the gross proceeds of share repurchases or Capital Gain Dividends the Fund pays, which can be relied on currently. If a payment by the Fund is subject to FATCA withholding, the Fund is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to Non-U.S. shareholders described above (e.g., short-term capital gain dividends and interest-related dividends).
Shareholders that are U.S. persons and own, directly or indirectly, more than 50% of the Fund could be required to report annually their “financial interest” in the Fund’s foreign financial accounts, if any, on FinCEN Form 114, Report of Foreign Bank and Financial Accounts (FBAR).
Each prospective investor is urged to consult its tax adviser regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor’s own situation, including investments through a financial intermediary.
Shares Purchased Through Tax-Qualified Plans
Special tax rules apply to investments through defined contribution plans and other tax-qualified plans. Shareholders should consult their tax advisers to determine the suitability of shares of the Fund as an investment through such plans and the precise effect of an investment on their particular tax situation.
PERFORMANCE-RELATED AND COMPARATIVE INFORMATION
The Fund may quote certain performance-related information and may compare certain aspects of its portfolio and structure to other substantially similar closed-end funds as categorized by Broadridge Financial Solutions, Inc. (“Broadridge”), Morningstar Inc. or other independent services. Comparison of the Fund to an alternative investment should be made with consideration of differences in features and expected performance. The Fund may obtain data from sources or reporting services, such as Bloomberg Financial and Broadridge, which the Fund believes to be generally accurate.
The Fund, in its advertisements, may refer to pending legislation from time to time and the possible effect of such legislation on investors, investment strategy and related matters. At any time in the future, yields and total return may be higher or lower than past yields and there can be no assurance that any historical results will continue.
Past performance is not indicative of future results. At the time a Common Shareholder has its shares repurchased, they may be worth more or less than their original investment.

CUSTODIAN, TRANSFER AGENT AND DIVIDEND DISBURSEMENT AGENT
The custodian of the assets of the Fund is U.S. Bank National Association (the “Custodian”), 1555 North RiverCenter Drive, Suite 302, Milwaukee, Wisconsin 53212. The Custodian holds and administers the assets in the Fund’s portfolio.
U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Fund Services”), 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as the Fund’s transfer agent, dividend disbursement agent, and shareholder servicing agent, as well as agent for the Plan. Fund Services also serves as the Fund’s administrator, providing the Fund with administrative and management services (other than investment advisory services) and accounting services, including portfolio accounting services, tax accounting services, and furnishing financial reports. In this capacity, Fund Services does not have any responsibility or authority for the management of the Fund, the determination of investment policy, or for any matter pertaining to the distribution of Shares.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Cohen & Company, Ltd., located at 1835 Market Street, Suite 310, Philadelphia, Pennsylvania 19103, serves as the independent registered public accounting firm for the Fund. Its services include auditing the Fund’s financial statements and has audited the Fund’s seed financial statements included in the Fund’s registration statement. Cohen & Co Advisory, LLC, an affiliate of Cohen & Company, Ltd., provides tax services to the Fund as requested.
COUNSEL
Vedder Price P.C., 222 North La Salle Street, Chicago, IL 60601, passes upon certain legal matters in connection with shares offered by the Fund, and also acts as counsel to the Fund.
REGISTRATION STATEMENT
A registration statement on Form N-2, including any amendments thereto (the “Registration Statement”), relating to the Shares of the Fund offered hereby, has been filed by the Fund with the SEC, Washington, D.C. The Prospectus and this SAI are parts of, but do not contain all of the information set forth in, the Registration Statement, including any exhibits and schedules thereto. For further information with respect to the Fund and the Shares offered or to be offered hereby, reference is made to the Fund’s Registration Statement. Statements contained in the Prospectus and this SAI as to the contents of any contract or other document referred to are not necessarily complete and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the SEC upon the payment of certain fees prescribed by the SEC.

FINANCIAL STATEMENTS
Set forth below are the initial audited financial statements of the Fund as of June 15, 2026.

Regan Capital Alternative Income Fund
STATEMENT OF ASSETS AND LIABILITIES
June 15, 2026

Assets:
Cash	$100,000
Deferred offering costs (Note 2)	127,326
Receivable from Investment Manager for reimbursement of
organizational expenses (Note 2)	29,101
Total Assets	256,427

Liabilities:
Payable to Investment Manager (Note 2)	$5,000
Accrued organizational expenses (Note 2)	24,101
Accrued offering costs (Note 2)	127,326
Total Liabilities	156,427
Commitments and Contingencies (Note 2)

Net Assets	$100,000

Net assets Consist of:
Paid in capital	$100,000
Net Assets	$100,000

Net Asset Value, offering and/or redemption price per share (4,000 Institutional Class Common Shares)*	$25.00

*Unlimited shares authorized without par value

The accompanying notes are an integral part of these financial statements.

Regan Capital Alternative Income Fund
STATEMENT OF OPERATIONS
For the Period February 26, 2026 (Seed Date) through June 15, 2026

Expenses:
Organizational Expenses (Note 2)	$29,101
Total Expenses	29,101
Less: Reimbursement from the Investment Manager (Note 3)	(29,101)

Net Increase in Net Assets Resulting from Operations	$—

The accompanying notes are an integral part of these financial statements.

Regan Capital Alternative Income Fund
NOTES TO THE FINANCIAL STATEMENTS
June 15, 2026

1. Organization

Regan Capital Alternative Income Fund (the “Fund”) was organized as a Delaware statutory trust on February 10, 2025, and is registered under the Investment Company Act of 1940 (the “1940 Act”), as amended, as a continuously offered, diversified closed-end management investment company issuing shares operating as an “interval fund”.

As of June 15, 2026, the Fund has had no operations other than those actions relating to organizational and registration matters, including the sale and issuance to Regan Capital, LLC (the “Investment Manager”) of 4,000 Institutional Class Common Shares of the Fund at an aggregate purchase amount of $100,000 on February 26, 2026. The proceeds of the 4,000 Institutional Class Common Shares were held in cash at June 15, 2026. There are an unlimited number of authorized shares with no par value.

The Fund’s investment objective is to seek to provide a high level of risk-adjusted current income and capital appreciation. Under normal circumstances, the Fund invests at least 80% of its net assets (including borrowings for investment purposes) in debt obligations. The debt obligations in which the Fund primarily invests include mortgage-backed securities (“MBS”). MBS includes residential MBS (“RMBS”), which are securities issued, secured, or collateralized by government sponsored entities (“agency MBS”) or private entities (“non-agency MBS”) and backed by residential mortgages. The Fund primarily invests in RMBS that are non-agency MBS. Non-agency MBS are issued by non-governmental issuers such as commercial banks, savings and loan institutions, mortgage bankers, and private mortgage insurance companies. Some of the agency MBS that the Fund may hold are not guaranteed or backed by the full faith and credit of the U.S. Government, such as those issued by Fannie Mae and Freddie Mac. The weighted average life of the Fund’s MBS investments will generally range from between 0 and 10 years. Weighted average life is a measure of the average amount of time that unpaid principal on a loan, mortgage, or bond remains outstanding.

The Fund may also invest up to 30% of its net assets in private alternative credit opportunities that are collateralized by real estate assets, hard assets, receivables or contractual obligations. The Fund expects to invest in credit related transactions for commercial and residential real estate, which may include but will not be limited to: bridge, transitional and construction lending; opportunistic asset purchases; co-general partner and limited partner equity in real estate funds or transactions; and acquiring loans through participation or through the acquisition of a pool of loans. The Fund also expects to participate or acquire exposure to consumer loans and leases, primarily through a programmatic purchase agreement, participate in commercial and small business finance, residential financing for the purposes of redevelopment of single-family homes, equipment leasing, financing of hard assets and the financing of receivables which may arise through programs that have exposure to litigation financing, insurance claims or medical claims.

2. Summary of Significant Accounting Policies

The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Fund is an investment company and applies specific accounting and financial reporting requirements under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 946, Financial Services-Investment Companies.

(a) Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

(b) Organization and Offering Costs

Organization and offering expenses shall mean all third party charges and out-of-pocket costs and expenses incurred by the Fund and the Investment Manager in connection with the formation of the Fund, the offering of the Fund's shares, and the admission of investors in the Fund, including, without limitation, legal, accounting, filing, advertising and all other expenses incurred in connection with the offer and sale of interests in the Fund.

The Fund's organizational costs of $29,101, which have been accrued through June 15, 2026. The Fund's offering costs of $127,326 have been recorded as a deferred asset. These offering costs are accounted for as a deferred charge until Fund shares are offered to the public and will thereafter, be amortized to expense over twelve months on a straight-line basis. The Fund's organizational costs and offering expenses are subject to the expense limitation agreement as described in Note 3.

(c) Indemnifications

In the normal course of business, the Fund enters into contracts that contain a variety of representations which provide general indemnifications. The Fund’s maximum exposure under these arrangements cannot be known; however, the Fund expects any risk of loss to be remote.

(d) Federal Income Taxes

The Fund intends to qualify as a “regulated investment company’ under Subchapter M of the Internal Revenue Code of 1986, as amended. If so qualified, the Fund will not be subject to federal income tax to the extent it distributes substantially all of its net investment income and capital gains to shareholders. Therefore, no federal income tax provision is required.

(e) Segment Reporting

In this reporting period, the Fund adopted FASB Accounting Standards Update 2023-07, Segment Reporting (Topic 280) - Improvements to Reportable Segment Disclosures. Adoption of the new standard impacted financial statement disclosures only and did not affect the Fund's financial position or the results of its operations. An operating segment is defined in Topic 280 as a component of a public entity that engages in business activities from which it may recognize revenues and incur expenses, has operating results that are regularly reviewed by the public entity’s chief operating decision maker (CODM) to make decisions about resources to be allocated to the segment and assess its performance, and has discrete financial information available. The Principal Executive Officer and Principal Financial Officer of the Fund act as the Fund's CODM. The Fund represents a single operating segment, as the CODM monitors the operating results of the Fund as a whole and evaluates performance in accordance with the Fund’s principal investment strategies disclosed in its prospectus. The CODM assesses the segment’s performance to make resource allocation decisions for the Fund. Segment assets are reflected on the accompanying Statement of Assets and Liabilities as “total assets” and significant segment expenses are listed on the accompanying Statements of Operations. There were no intra-entity sales or transfers during the reporting period.

3. Agreements

(a) Investment Management Agreement

The Investment Management Agreement (“the Agreement”) became effective as of February 27, 2026 and shall remain in effect until February 27, 2028, and thereafter may continue in effect only if such continuance is specifically approved as required under the 1940 Act or any exemptive order issued by, or guidance, interpretation, or position of the staff of, the SEC with respect thereto; provided, however, that if the shareholders of the Fund fail to approve the Agreement as provided therein, the Investment Manager may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules and regulations thereunder.

Pursuant to the Agreement, the Fund shall pay to the Investment Manager compensation at an annual rate of 1.50%, accrued daily and payable monthly in arrears by the 10th business day of the next succeeding month, based upon the daily “Managed Assets” of the Fund. Managed Assets means the total value of all assets of the Fund (including any assets attributable to any leverage that is outstanding), less the amount equal to all accrued debts, liabilities, and obligations of the Fund (excluding debts, liabilities and obligations representing financial leverage and the aggregate liquidation preference of any outstanding preferred shares). The value of the Fund’s assets for this purpose shall be computed in accordance with the Fund’s policies and procedures for calculating its net asset value.

The Investment Manager has contractually agreed with the Fund as of June 15, 2026, and in effect through January 31, 2029, to waive fees that it would otherwise have been paid, and/or to assume expenses of the Fund (a “Waiver”) if required to ensure the Total Annual Operating Expenses of the Fund (excluding any taxes; fees and interest payments on borrowed funds; fees and expenses, including dividend and interest expenses, associated with the issuance of preferred shares; brokerage commissions and transactional costs and expenses; distribution and shareholder servicing fees; all expenses of wholly-owned subsidiaries of the Fund through which the Fund invests; all expenses of special purpose vehicles (“SPVs”) in which the Fund or its subsidiaries invests (including any management fees, performance-based incentive fees and administrative service fees); all fees and expenses of Fund investments (including all acquired fund fees and expenses); dividend expenses on short sales; expenditures which are capitalized in accordance with generally accepted accounting principles; and extraordinary or non-routine expenses, such as expenses incurred in connection with any merger or reorganization with, or the acquisition of all or substantially all of the assets of, another fund, redomiciling the Fund, litigation expenses) do not exceed 2.50% of the average daily net assets of the Fund (the “Expense Limit”). The Expense Limitation Agreement will automatically renew for consecutive one-year terms thereafter unless the Investment Manager provides written notice to the Fund at least 30 days prior to the end of the then-current term. Each share class will remain in compliance with the applicable expense limit in place at the time of the waiver or at the time of recoupment.

Under the Expense Limitation Agreement, for a period not to exceed three (3) years from the date on which a Waiver is made, the Investment Manager may recoup amounts waived or assumed, provided the Investment Manager is able to effect such recoupment and the Fund and each share class will remain in compliance with the applicable Expense Limit in place at the time of the Waiver or at the time of the recoupment. To the extent that such recoupment is due, the Fund shall effect such payment as promptly as possible. To the extent that the full amount of such waived amount or expense assumed cannot be recouped as provided in the previous sentence within such applicable three-year period, such recoupment right shall be extinguished.

The amount of expenses waived and subject to recoupment through June 15, 2029, is $29,101.

(b) Distributor

At commencement of the Fund’s investment operations, Quasar Distributors, LLC (the “Distributor”) will serve as the Fund’s Distributor.

(c) Administrator, Custodian and Transfer Agent

At commencement of the Fund’s investment operations, the custodian to the Fund will be U.S. Bank, N.A. At commencement of the Fund’s investment operations, the administrator and transfer agent to the Fund will be U.S. Bancorp Fund Services, LLC (doing business as U.S. Bank Global Fund Services), an affiliate of U.S. Bank, N.A. The Custodian is an affiliate of the Administrator. The Administrator performs various administrative and accounting services for the Fund. The Administrator prepares various federal and state regulatory filings, reports and returns for the Fund; prepares reports and materials to be supplied to the Trustees; monitors the activities of the Fund’s custodian; coordinates the payment of the Fund’s expenses and reviews the Fund’s expense accruals. The officers of the Fund including the Chief Compliance Officer are employees of the Administrator. As compensation for its services, the Administrator is entitled to a monthly fee at an annual rate based on the average daily net assets of the Fund, subject to annual minimums.

4. Capital Shares

The Fund will continuously offer Institutional Class (Class I) and Investor Class (Class I-2) Common Shares. The Fund was granted exemptive relief from the Securities and Exchange Commission (the “SEC”) on April 21, 2026 which permits the Fund to issue multiple classes of its shares and to impose distribution and shareholder servicing fees. Investor Class shares are currently not available for sale. The Fund's Class I Shares are being offered initially at an offering price of $25 per share. The shares are expected to be offered on a continuous basis thereafter at a net asset value per share.

The Fund will be a closed-end “interval” fund and will make periodic offers to repurchase shares. Except as permitted by the Fund’s structure, no shareholder will have the right to require the Fund to repurchase its shares. No public market for shares exists, and none is expected to develop in the future. Consequently, shareholders generally will not be able to liquidate their investment other than as a result of repurchases of their shares by the Fund.

The Fund will make quarterly offers to repurchase between 5% and 25% of its outstanding common shares at NAV in the months of December, March, June and September, with the first such repurchase offer currently expected to be in the month of September 2026. The Fund currently expects to offer to repurchase 5% of its outstanding common shares quarterly at NAV, subject to approval of the Board.

5. Beneficial Ownership

The beneficial ownership, either directly or indirectly, of more than 25% of the voting securities of a fund creates a presumption of control of the Fund, under Section 2(a)(9) of the 1940 Act. As of the date of these financial statements, the Investment Manager owned 100% of the Fund’s outstanding common shares.

6. Subsequent Events

In preparing these financial statements, management has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were issued. Management has determined that there are no subsequent events that would need to be recognized or disclosed in the Fund’s financial statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Trustees of
Regan Capital Alternative Income Fund

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of Regan Capital Alternative Income Fund (the “Fund”) as of June 15, 2026, the related statement of operations for the period February 26, 2026 (Seed Date) through June 15, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of June 15, 2026, the results of its operations for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit includes performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements and confirmation of cash owned as of June 15, 2026, by correspondence with the custodian. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the auditor of one or more Regan Capital, LLC investment companies since 2023.

COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
July 28, 2026

APPENDIX A - PROCEDURES FOR SHAREHOLDERS TO SUBMIT NOMINEE CANDIDATES
(Appendix A to the Nominating and Governance Committee Charter)
A shareholder of a Fund must follow the following procedures in order to submit properly a nominee recommendation for the Committee’s consideration.
1.    The shareholder must submit any such recommendation (a “Shareholder Recommendation”) in writing to a Fund, to the attention of the Secretary, at the address of the principal executive offices of the Fund. Once each quarter, if any Shareholder Recommendations have been received by the Secretary during the quarter, the Secretary will inform the Committee of the new Shareholder Recommendations. Because the Fund does not hold annual or other regular meetings of shareholders for the purpose of electing Trustees, the Committee will accept Shareholder Recommendations on a continuous basis.
2.    All Shareholder Recommendations properly submitted to a Fund will be held by the Secretary until such time as (i) the Committee convenes to consider candidates to fill Board vacancies or newly created Board positions (a “Trustee Consideration Meeting”) or (ii) the Committee instructs the Secretary to discard a Shareholder Recommendation following a Trustee Consideration Meeting or an Interim Evaluation (as defined below).
3.    At a Trustee Consideration Meeting, the Committee will consider each Shareholder Recommendation then held by the Secretary. Following a Trustee Consideration Meeting, the Committee may instruct the Secretary to discard any or all of the Shareholder Recommendations currently held by the Secretary.
4.    The Committee may, in its discretion and at any time, convene to conduct an evaluation of validly submitted Shareholder Recommendations (each such meeting, an “Interim Evaluation”) for the purpose of determining which Shareholder Recommendations will be considered at the next Trustee Consideration Meeting. Following an Interim Evaluation, the Committee may instruct the Secretary to discard any or all of the Shareholder Recommendations currently held by the Secretary.
5.    The Shareholder Recommendation must include: (i) a statement in writing setting forth (A) the name, date of birth, business address, residence address and nationality of the person recommended by the shareholder (the “candidate”); (B) the number of shares (and class, if any) of the Fund(s) owned of record or beneficially by the candidate, as reported to such shareholder by the candidate; (C) any other information regarding the candidate called for with respect to director nominees by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K or paragraph (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the Exchange Act, adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission or any successor agency applicable to the Fund); (D) any other information regarding the candidate that would be required to be disclosed if the candidate were a nominee in a proxy statement or other filing required to be made in connection with the election of Trustees or directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (E) whether the recommending shareholder believes that the candidate is or will be an “interested person” of the Fund (as defined in the Investment Company Act of 1940, as amended) and, if not an “interested person,” information regarding the candidate that will be sufficient for the Fund to make such determination; (ii) the written and signed consent of the candidate to be named as a nominee and to serve as a Trustee if elected; (iii) the recommending shareholder’s name as it appears on the Fund’s books; (iv) the number of shares (and class, if any) of the Fund(s) owned beneficially and of record by the recommending shareholder; and (v) a description of all arrangements or understandings between the recommending shareholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made by the recommending shareholder. In addition, the Committee may require the candidate to furnish such other information as it may reasonably require or deem necessary to determine the eligibility of such candidate to serve on the Board or to satisfy applicable law.

A-1